AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 9, 2006

                                                     REGISTRATION NO. 333-128218
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                 AMENDMENT NO. 5

                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                      MEDIA & ENTERTAINMENT HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          6770                   20-3178730
(State or other jurisdiction of  (Primary Standard Industrial     (I.R.S. Employer
incorporation or organization)    Classification Code Number)   Identification Number)

                              4429 EDMONDSON AVENUE
                               DALLAS, TEXAS 75205
                                 (214) 522-9893
                           (214) 522-9895 (FACSIMILE)

       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ------------------

                               HERBERT A. GRANATH
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                      MEDIA & ENTERTAINMENT HOLDINGS, INC.
                              4429 EDMONDSON AVENUE
                               DALLAS, TEXAS 75205
                                 (214) 522-9893
                           (214) 522-9895 (FACSIMILE)
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ------------------
                                   COPIES TO:

         ALAN I. ANNEX, ESQ.                   ROBERT S. MATLIN, ESQ.
        ROBERT H. COHEN, ESQ.        KIRKPATRICK & LOCKHART NICHOLSON GRAHAM LLP
       GREENBERG TRAURIG, LLP                   599 LEXINGTON AVENUE
           200 PARK AVENUE                    NEW YORK, NEW YORK 10022
      NEW YORK, NEW YORK 10166                     (212) 536-4066
           (212) 801-9200                    (212) 536-3901 (FACSIMILE)
   (212) 801-6400 (FACSIMILE)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                                  CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
                                                                                           PROPOSED               PROPOSED
                                                                                           MAXIMUM                MAXIMUM
         TITLE OF EACH CLASS OF                   AMOUNT BEING         OFFERING PRICE     AGGREGATE               AMOUNT OF
        SECURITY BEING REGISTERED                    REGISTERED        PER SECURITY(1)  OFFERING PRICE(1      REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
 Units, each consisting of one share of
   Common Stock, $.0001 par value,
   and one Warrant(2)                             10,350,000 Units          $8.00        $ 82,800,000           $ 9,745.56
---------------------------------------------------------------------------------------------------------------------------------
 Shares of Common Stock included as
   part of the Units(2)                           10,350,000 Shares            --                  --                   --(3)
---------------------------------------------------------------------------------------------------------------------------------
 Warrants included as part of the
   Units(2)                                       10,350,000 Warrants          --                  --                   --(3)
---------------------------------------------------------------------------------------------------------------------------------
 Shares of Common Stock underlying
   the Warrants included in the
   Units(2)(4)                                    10,350,000 Shares         $5.00        $ 51,750,000           $ 5,537.25
---------------------------------------------------------------------------------------------------------------------------------
 UNDERWRITER'S UNIT PURCHASE OPTION
   ("Underwriter's Units")                               1                   $100               $ 100                  --(3)
---------------------------------------------------------------------------------------------------------------------------------
 Units underlying the Underwriter's
   Units                                           900,000 Units           $10.00         $ 9,000,000           $ 1,059.30
---------------------------------------------------------------------------------------------------------------------------------
 Shares of Common Stock included as
   part of the Underwriter's Units                 900,000 Shares              --                  --                   --(3)
---------------------------------------------------------------------------------------------------------------------------------
 Warrants included as part of the
   Underwriter's Units                             900,000 Warrants            --                  --                   --(3)
---------------------------------------------------------------------------------------------------------------------------------
 Shares of Common Stock underlying
   the Warrants included in the
   Underwriter's Units(4)                          900,000 Shares           $7.50         $ 6,750,000            $  794.48
---------------------------------------------------------------------------------------------------------------------------------
 TOTAL                                                                                   $150,300,100           $17,136.59(5)
---------------------------------------------------------------------------------------------------------------------------------

(1)  Estimated solely for the purpose of calculating the registration fee.

(2) Includes 1,350,000 Units that may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.

(3)  No fee pursuant to Rule 457(g).

(4) Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued as a result of the anti-dilution provisions contained in the Warrants.

(5)  Previously paid.

                               ------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                             PRELIMINARY PROSPECTUS

                     SUBJECT TO COMPLETION, NOVEMBER , 2006

                                   $72,000,000
                      MEDIA & ENTERTAINMENT HOLDINGS, INC.
                                 9,000,000 UNITS

     Media & Entertainment Holdings, Inc. is a blank check company recently formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an unidentified operating business. We intend to focus on identifying a prospective target business in the entertainment, media and communications industries. We do not have any specific business combination under consideration and we have not, nor has anyone on our behalf, either directly or indirectly, contacted any prospective target business or their representatives or had any discussions, formal or otherwise, with respect to such a transaction. However, we will review a business opportunity presented to us in any industry sector.

     This is an initial public offering of our securities. Each unit has an offering price of $8.00 per unit and consists of:

     o   one share of our common stock; and
     o   one warrant.

     Each warrant entitles the holder to purchase one share of our common stock at a price of $5.00. Each warrant will become exercisable on the later of our completion of a business combination or ____________, 2007 [ONE YEAR FROM THE DATE OF THIS PROSPECTUS], and will expire on ____________, 2010 [FOUR YEARS FROM THE DATE OF THIS PROSPECTUS], or earlier upon redemption.

     We have granted to the underwriters a 45-day option to purchase up to 1,350,000 additional units solely to cover over-allotments, if any (over and above the 9,000,000 units referred to above). The over-allotment option will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to Lazard Capital Markets LLC and Ladenburg Thalmann & Co. Inc., the representatives of the underwriters, for $100, as additional compensation, an option to purchase up to a total of 900,000 units at $10.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $7.50 (150% of the exercise price of the warrants included in the units sold in the offering). The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

     Our existing stockholders and one of their affiliates, Transmedia Corporation, have committed to purchase an aggregate of 2,400,000 warrants, at a price of $1.00 per warrant, for an aggregate purchase price of $2,400,000. These purchases will occur on a private placement basis simultaneously with the consummation of this offering. All of the proceeds we receive from these purchases will be placed in the trust account described below. The existing stockholders' warrants will be identical to the warrants being offered by this prospectus in many respects, however the existing stockholders' warrants may be exercisable on a cashless basis, so long as such warrants are held by our existing stockholders or their affiliates, and the existing stockholders' warrants are not redeemable by us. Furthermore, the purchasers of the existing stockholders' warrants, including all of our executive officers, have agreed not to sell or transfer their existing stockholders' warrants (or any of the underlying shares of common stock) until 90 days after the consummation of our initial business combination.

     There is presently no public market for our units, common stock or warrants. We have applied to have the units listed on the American Stock Exchange under the symbol ____________. Once the securities comprising the units begin separate trading on ________, 2006 [90 DAYS FROM THE DATE OF THIS PROSPECTUS] or on such earlier date as shall be determined by the representatives of the underwriters, the common stock and warrants will be listed on the American Stock Exchange under the symbols __________ and ___________, respectively. We cannot assure you that our securities will be listed or, if listed, continue to be listed on the American Stock Exchange. In the event that our securities are not listed on the American Stock Exchange, we anticipate that the units, and upon their separation, the common stock and warrants, will be quoted on the OTC Bulletin Board.

     INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 13 OF THIS PROSPECTUS FOR A DISCUSSION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           PUBLIC      UNDERWRITING DISCOUNT   PROCEEDS, BEFORE
                       OFFERING PRICE    AND COMMISSIONS(1)     EXPENSES, TO US
                       -------------------------------------------------------
Per unit ............    $      8.00       $     0.36             $      7.64
Total ...............    $72,000,000       $3,240,000             $68,760,000

---------------------

(1) Excludes a portion of the underwriting discount payable to the underwriters equal to 2.5% of the gross proceeds of this offering, or $1,800,000 (or $0.20 per unit), or $2,070,000 if the underwriters' over-allotment option is exercised in full, as well as the full amount of the non-accountable expense allowance payable to the representatives of the underwriters equal to 1% of the gross proceeds of this offering, or $720,000, the payment of which is being deferred and will be held in the trust account described below until we consummate our initial business combination or liquidate.

     $70,490,000 (or $80,804,000 if the underwriters' over-allotment option is exercised in full), or approximately $7.83 per unit (or $7.81 per unit if the underwriters' over-allotment is exercised in full), which includes (i) the portion of the underwriting discount and the full amount of the representatives' non-accountable expense allowance being deferred, and (ii) the proceeds of $2,400,000 from the private sale of existing stockholders' warrants simultaneously with the consummation of this offering, but excludes offering expenses of approximately $620,000 and an additional $50,000 to be used for miscellaneous working capital purposes, will be placed in a trust account at JPMorganChase NY Bank, maintained by Continental Stock Transfer & Trust Company, acting as trustee, under an agreement to be signed on the date of this prospectus. The underwriters have agreed to defer payment of a portion of the underwriting discount equal to 2.5% of the gross proceeds of this offering, or $1,800,000 (or $0.20 per unit), or $2,070,000 if the underwriters'
over-allotment option is exercised in full, and the full amount of the representatives' non-accountable expense allowance, or $720,000. These proceeds will be held in the trust account and will not be released until the earlier to occur of the completion of our initial business combination or our liquidation on the terms described in this prospectus. However, up to an aggregate of $1,800,000 of the interest accrued on the amounts held in the trust account (net of taxes, if any, payable by us with respect to such interest) will be released to us in monthly installments to fund a portion of our working capital requirements. Once an aggregate of $1,800,000 is released to us, all of the interest earned on the amounts held in the trust account (net of taxes payable) will remain in the trust account until we consummate our initial business combination or liquidate. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors, if any, based on fraudulent inducement, breach of fiduciary responsibility or similar claims, which could be prior to the claims of our public stockholders, in which case our public stockholders would receive less than $7.83 per unit (or $7.81 per unit if the underwriters' over-allotment is exercised in full) upon exercise of their conversion rights.

     We are offering the units for sale on a firm-commitment basis. Lazard Capital Markets LLC and Ladenburg Thalmann & Co., acting as representatives of the underwriters, expect to deliver our securities to investors in the offering on or about _______________, 2006.

LAZARD CAPITAL MARKETS                             LADENBURG THALMANN & CO. INC.

                      JESUP & LAMONT SECURITIES CORPORATION

                              _______________, 2006

                               PROSPECTUS SUMMARY

     THIS SUMMARY HIGHLIGHTS CERTAIN INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS. FOR A MORE COMPLETE UNDERSTANDING OF THIS OFFERING, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE RISK FACTORS AND THE FINANCIAL STATEMENTS. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. UNLESS OTHERWISE STATED IN THIS PROSPECTUS,

     o REFERENCES TO "WE," "US," "OUR" OR "OUR COMPANY" REFER TO MEDIA & ENTERTAINMENT HOLDINGS, INC;

     o "EXISTING STOCKHOLDERS" REFERS TO ALL OF OUR STOCKHOLDERS EXISTING BEFORE THIS OFFERING, INCLUDING ALL OF OUR OFFICERS AND DIRECTORS AND THE HEARST CORPORATION, WHICH IS INCLUDED IN THIS GROUP BECAUSE IT WILL BE PURCHASING EXISTING STOCKHOLDERS' WARRANTS, DESCRIBED BELOW, ON THE SAME TERMS AS OUR OFFICERS AND DIRECTORS, THOUGH IT WILL NOT HAVE ANY ROLE IN THE MANAGEMENT OF OUR BUSINESS;

     o "PUBLIC STOCKHOLDERS" REFERS TO THE HOLDERS OF THE SHARES OF COMMON STOCK WHICH ARE BEING SOLD AS PART OF THE UNITS IN THIS PUBLIC OFFERING, INCLUDING ANY OF OUR EXISTING STOCKHOLDERS TO THE EXTENT THAT THEY PURCHASE OR ACQUIRE SUCH SHARES;

     o "REPRESENTATIVES" REFERS TO LAZARD CAPITAL MARKETS LLC AND LADENBURG THALMANN & CO. INC., THE REPRESENTATIVES OF THE UNDERWRITERS;

     o "INITIAL SHARES" REFERS TO THE 3,750,000 SHARES OF COMMON STOCK THAT OUR EXISTING STOCKHOLDERS ORIGINALLY PURCHASED FROM US FOR $25,000 IN AUGUST 2005 (OR 2,250,000 SHARES, GIVING EFFECT TO THE CONTRIBUTION TO US BY CERTAIN OF OUR EXISTING STOCKHOLDERS OF A TOTAL OF 937,500 AND 562,500 SHARES OF COMMON STOCK APRIL 2006 AND JUNE 2006, RESPECTIVELY REFERRED TO BELOW);

     o "EXISTING STOCKHOLDERS' WARRANTS" REFERS TO THE AGGREGATE OF 2,400,000 WARRANTS WE ARE SELLING PRIVATELY TO OUR EXISTING STOCKHOLDERS SIMULTANEOUSLY WITH THE CONSUMMATION OF THIS OFFERING;

     o "BUSINESS COMBINATION" REFERS SOLELY TO OUR INITIAL BUSINESS COMBINATION WITH AN OPERATING BUSINESS;

     o THE INFORMATION IN THIS PROSPECTUS ASSUMES THAT THE UNDERWRITERS WILL NOT EXERCISE THEIR OVER-ALLOTMENT OPTION; AND

     o THE INFORMATION IN THIS PROSPECTUS GIVES RETROACTIVE EFFECT TO THE CONTRIBUTIONS TO US BY CERTAIN OF OUR EXISTING STOCKHOLDERS OF A TOTAL OF 937,500 SHARES OF COMMON STOCK IN APRIL 2006 AND A TOTAL OF 562,500 SHARES OF COMMON STOCK IN JUNE 2006.


     We are a blank check company organized under the laws of the State of Delaware on July 8, 2005. We were formed to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the entertainment, media and communications industries, both domestically and internationally, particularly in Europe and Asia to take advantage of our management team's experience in those markets. However, we will review a business opportunity presented to us in any industry sector. To date, our efforts have been limited to organizational activities.


     The entertainment, media and communications industries encompass those companies which create, produce, deliver, own, distribute and/or market entertainment and information content, products and services. These companies serve both domestic and international audiences and, therefore, the operating businesses with which the company will seek to do a business combination are located throughout the world. Among the areas of particular interest to the company are businesses engaged in:

     o   broadcast television;

     o   cable, satellite and terrestrial television content delivery;

     o   film, television and video content production and distribution;

     o   newspaper, book, magazine, and specialty publishing;

     o   motion picture exhibition and related services;

     o   radio services via broadcast and satellite;

     o   video game production and distribution;

     o   Internet media production and distribution;

     o advertising agencies and other advertising services, including direct marketing;

     o   recorded music and other audio content production and distribution; and

     o   live event entertainment and venue management.

     Our management team has extensive experience in the entertainment, media and communications industries as senior executives, business consultants and/or entrepreneurs. Herbert A. Granath, our Chairman of the Board and Chief Executive Officer, currently serves as the Chairman Emeritus of ESPN, the 24-hour cable sports network, and was previously employed as an executive of ABC for over 35 years. Harvey M. Seslowsky, our President and Chief Operating Officer, currently serves as President of Transmedia Corporation, a private media consulting firm he founded which provides consulting services to a variety of clients, including Accenture Ltd., one of the world's leading management consulting and technology services organizations. Robert C. Clauser, Jr., our Executive Vice President and Chief Financial Officer, most recently served as Lead Strategy Partner of the Media & Entertainment Practice (Americas) of Accenture Ltd., where he advised senior executive officers and the board of directors of numerous media and entertainment companies on setting strategy, transforming operations, and integrating technology to deliver growth, profitability and value. Bruce Maggin, our Executive Vice President and Secretary, currently serves as Vice President, Secretary and a Managing Member of The H.A.M Media Group, LLC, an international investment and advisory firm that specializes in the entertainment and communications industries.

     We intend to leverage the industry experience of our executive officers by focusing our efforts on identifying a prospective target business in the entertainment, media and communications industries. We believe that companies involved in these industries represent attractive acquisition targets for a number of reasons, including a favorable economic environment for these industries, potentially attractive valuations and the large number of middle market acquisition candidates.

     We believe, based solely on our management's collective business experience, that there are numerous business opportunities in the entertainment, media and communications industries. However, neither we nor any of our agents, representatives or affiliates have conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates within these industries or the likelihood or probability of success of any proposed business combination. Accordingly, we cannot assure you that we will be able to locate a target business in such industries or that we will be able to engage in a business combination with a target business on favorable terms.

     We do not have any specific business combination under consideration, and we have not, nor has anyone on our behalf, either directly or indirectly, contacted any potential target businesses or their representatives or had any discussions, formal or otherwise, with respect to effecting a business combination with our company. We have not (nor have any of our agents, representatives or affiliates) been approached by any candidates (or representatives of any candidates) with respect to a possible transaction with our company. Moreover, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate such an acquisition candidate for us.

     Our business combination must be with a target business whose fair market value is at least equal to 80% of our net assets (all of our assets, including the funds held in the trust account, less our liabilities) at the time of such acquisition. Consequently, it is likely that we will have the ability to initially complete only a single business combination, although this may entail the simultaneous acquisition of several operating businesses at the same time. If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we would need each of the sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may be difficult for us to accomplish and could delay the completion of the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

     The target business that we acquire may have a fair market value substantially in excess of 80% of our net assets. In order to consummate such an acquisition, we may issue a significant amount of debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fundraising arrangement and have no current intention of doing so.

     In determining the size and nature of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to inception of our company and thereafter, with respect to the state of capital markets, generally, and the amount the representatives believed they reasonably could raise on behalf of our company given our proposed target industries. At no time during these organizational meetings and thereafter were potential target businesses or acquisitions discussed. Although neither management nor any of management's agents, representatives or affiliates has conducted any research or taken any measures, directly or indirectly, to locate or contact a target business or independently research recent transactions in the target industries, management believes that the net proceeds of this offering, particularly in light of the fact that our company could also utilize a combination of cash and equity and/or debt securities as consideration in a potential acquisition, would be sufficient to enable our company to pursue either "spin-off" transactions with larger, well-established companies in the target industries (in which our company would acquire a target subsidiary or business division of a seasoned large or mid-cap company) or acquisitions of small- or mid-cap companies in the target industries with attractive valuations between $60 million and $500 million that are in need of a new, highly experienced management team. Management believes that companies that have valuations greater than $500 million generally are acquisition candidates for larger and more established operating companies that have developed marketing and distribution capabilities and the ability to leverage existing products and/or services to increase their market presence. Management further believes that whether it solely applies, as acquisition consideration, the proceeds of the trust, combines such proceeds with additional equity securities, or raises additional acquisition consideration through the issuance and sale of debt securities, it will be able to complete a business combination with a company whose fair market value is equal to at least 80% of our company's net assets.

     Members of management, in their sole discretion, may purchase units in this offering. However, they are not obligated to do so and we do not have any agreement with them requiring them to purchase such securities.

     Our executive offices are located at 4429 Edmondson Avenue, Dallas, Texas 75205, and our telephone number at such address is (214) 522-9893.

                                    OFFERING

SECURITIES OFFERED ......   9,000,000 units, at $8.00 per unit, each unit
                            consisting of:

                            o  one share of common stock; and

                            o  one warrant.

                            The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately on the 90th day after the date of this prospectus unless the representatives determine that an earlier date is acceptable (based upon their assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular). In no event will the representatives allow separate trading of the common stock and warrants until (i) we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering and (ii) at least 5 days have passed since the distribution of our units in this offering has been completed. The distribution of the units in this offering will be completed once all the units have been sold, all stabilizing transactions have been completed and all penalty bids have either been reclaimed or withdrawn. We will file a Current Report on Form 8-K with the Securities and Exchange Commission, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, or in an amendment thereto, or in a subsequent Form 8-K, information indicating whether the representatives have allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus. Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report will be available on the SEC's website after its filing. For more information on where you can find a copy of these and other of our filings, see the section appearing elsewhere in the prospectus titled "Where You Can Find Additional Information."

COMMON STOCK:
  NUMBER OUTSTANDING
    BEFORE THIS
    OFFERING ............   2,250,000 shares

  NUMBER TO BE OUTSTANDING
    AFTER THIS OFFERING..   11,250,000 shares

WARRANTS:

  NUMBER OUTSTANDING
    BEFORE THIS OFFERING ..   0 warrants

  NUMBER TO BE OUTSTANDING
    AFTER THIS OFFERING ...   11,400,000 warrants (including 2,400,000 sold
                              privately)

EXERCISABILITY ............   Each warrant is exercisable for one share of
                              common stock.

EXERCISE PRICE ............   $5.00

EXERCISE PERIOD ...........   The warrants will become exercisable on the later
                              of:

                              o the completion of a business combination with a target business; or

                              o [_______], 2007 [ONE YEAR FROM THE DATE OF THIS PROSPECTUS].

                              The warrants will expire at 5:00 p.m., eastern time, on [_______], 2010 [FOUR YEARS FROM THE DATE OF THIS PROSPECTUS] or earlier upon redemption.

REDEMPTION ................   We may redeem the outstanding warrants (other than
                              the existing stockholders' warrants) with the representatives' prior consent

                              o  in whole and not in part;

                              o at a price of $.01 per warrant at any time after the warrants become exercisable;

                              o upon a minimum of 30 days' prior written notice of redemption; and

                              o if, and only if, the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

                              We have established these criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price, as well as a degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied, we may redeem the warrants regardless of the weekly trading volume of our common stock. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption, however, there can be no assurance that the price of the common stock will exceed $11.50 or the warrant exercise price after the redemption call is made.

                              Since we may redeem the warrants only with the prior consent of the representatives, and the representatives may hold warrants subject to redemption, the representatives may have a conflict of interest in determining whether or not to consent to such redemption. We cannot assure you that the representatives will consent to such redemption if it is not in their best interest even if it is in our best interest.

PROPOSED AMERICAN STOCK
EXCHANGE SYMBOLS FOR OUR:

  UNITS ...................                [_______]

  COMMON STOCK ............                [_______]

  WARRANTS ................                [_______]

OFFERING PROCEEDS TO BE
  HELD IN TRUST: ..........   $70,490,000 (or $80,804,000 if the underwriters'
                              over-allotment option is exercised in full), or approximately $7.83 per unit (or $7.81 per unit if the underwriters' over-allotment is exercised in full), which includes (i) the portion of the underwriting discount and the full amount of the representatives' non-accountable expense allowance being deferred, and (ii) the proceeds of $2,400,000 from the private sale of existing stockholders' warrants simultaneously with the consummation of this offering, but excludes offering expenses of approximately $620,000 and an additional $50,000 to be used for miscellaneous working capital purposes, will be placed in a trust account at JPMorganChase NY Bank, maintained by Continental Stock Transfer & Trust Company, acting as trustee, under an agreement to be signed on the date of this prospectus.

                              The underwriters have agreed to defer payment of a portion of the underwriting discount equal to 2.5% of the gross proceeds of this offering, or $1,800,000 (or $0.20 per unit), or $2,070,000 if the underwriter's over-allotment option is exercised in full, and the full amount of the representatives' non-accountable expense allowance, or $720,000. These proceeds will be held in the trust account and will not be released until the earlier to occur of: (1) the completion of our initial business combination on the terms described in this prospectus, in which case such proceeds will be released to the underwriters, and
                              (2) our liquidation, in which case such proceeds will be disributed to the public stockholders, together with all of the other funds held in the trust account. Therefore, unless and until our initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering, expenses that we may incur related to the investigation and selection of a target business or the negotiation of an agreement to effect our initial business combination. However, up to an aggregate of $1,800,000 of the interest accrued on the amounts held in the trust account (net of taxes, if any, payable by us with respect to such interest) will be released to us in monthly installments to fund a portion of our working capital requirements. We may use a portion of such interest to pay taxes, if any, attributable to previously-accrued interest. Once an aggregate of $1,800,000 is released to us, all of the interest earned on the amounts held in the trust account (net of taxes payable) will remain in the trust account until we consummate our initial business combination or liquidate.

                              We believe that the deferment of payment of a portion of the underwriting discount equal to 2.5% of the gross proceeds of this offering and the full amount of the representatives' non-accountable expense allowance equal to 1% of the gross proceeds of this offering and the placement of these amounts in the trust account will benefit our stockholders because this will preserve more money for possible distribution to the public stockholders in the event of liquidation prior to our initial business combination or in the event less than 20% of our public stockholders (but not our existing stockholders) elect to convert their shares of common stock in connection with our initial business combination.

                              Upon the consummation of an initial business combination, the deferred portion of the underwriting discount and the full amount of the representatives' non-accountable expense allowance will be released to the representatives of the underwriters out of the proceeds of this offering held in the trust account, less approximately $7.83 (or $7.81 if the underwriters' over-allotment is exercised in full) plus accrued interest for each share of our common stock that our public stockholders (but not our existing stockholders) elect to convert in connection with our initial business combination. The underwriters will not be entitled to any interest accrued on the deferred portion of the underwriting discount or on the full amount of the representatives' non-accountable expense allowance. The trust will pay taxes, if any, on the income, if any, earned by the proceeds held in trust from the income on such proceeds.

                              None of the warrants may be exercised until the later of one year after the date of this prospectus or the consummation of our initial business combination. After the proceeds of the trust account have been disbursed upon consummation of our initial business combination, the warrant exercise price, if exercised, will be paid directly to us.

                              We may use a portion of the interest earned by the principal in the trust account to make a deposit or fund a "no-shop, standstill" provision with respect to a prospective business combination, although we do not have any present intention to do so. In the event that we are required to forfeit such funds (whether as a result of a breach of the agreement relating to such payment or otherwise), we may not have sufficient working capital available to pay expenses related to locating a suitable business combination without securing additional financing. In such event, if we are unable to secure additional financing, we may not consummate a business combination in the prescribed time period and we will be forced to liquidate and dissolve.

SECURITIES TO BE SOLD TO
  EXISTING STOCKHOLDERS ...   We anticipate that simultaneously with the
                              consummation of this offering, we will privately sell an aggregate of 2,400,000 warrants to our existing stockholders and one of their affiliates, Transmedia Corporation, at a price of $1.00 per warrant, for an aggregate purchase price of $2,400,000. All of the proceeds we receive from these purchases will be placed in the trust account. The privately placed existing stockholders' warrants will be identical to the warrants offered by this prospectus in many respects, however the existing stockholders' warrants may be exercised on a cashless basis so long as such warrants are held by our existing stockholders or their affiliates, and the existing stockholders' warrants are not redeemable by us.
                              Furthermore, the purchasers of the existing stockholders' warrants, including all of our executive officers, have agreed not to sell or transfer their existing stockholders' warrants (or any of the underlying shares of common stock) until 90 days after the consummation of our initial business combination. The existing stockholders' warrants purchased by the Hearst
                              Corporation and Transmedia Corporation will be subject to the same terms and conditions as those purchased by our officers and directors.


LIMITED PAYMENTS TO
  INSIDERS ................   There will be no fees or other cash payments paid
                              to our existing stockholders, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of a business combination other than:

                              o Repayment of a $200,000 interest-free loan made by our executive officers to cover offering expenses, which repayment will be effected by a reduction in the purchase price paid by such executive officers for existing stockholders' warrants;

                              o Payment of $7,500 per month to an affiliate of Harvey Seslowsky, our President and Chief Operating Officer, for office space and administrative services; and

                              o  Reimbursement of out-of-pocket expenses
                                 incurred by them in connection with activities on our behalf in identifying and investigating possible business targets and business combinations.

                              Although it is our present intention to have our current officers and directors remain with us following a business combination, the future role of our officers and directors and their respective remuneration, if any, in the target business following a business combination cannot presently be stated with any certainty. Our current officers and directors would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination, though these considerations will be a factor in our decision, which poses potential conflicts of interest. See "Management; Conflicts of Interest." Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

PUBLIC STOCKHOLDERS MUST
  APPROVE BUSINESS
  COMBINATION .............   We will seek stockholder approval before we effect
                              any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law.
                              In connection with the vote required for our initial business combination, all of our existing stockholders have agreed to vote the shares of common stock owned by them, including any shares of common stock purchased in or following this offering, in accordance with the majority of the shares of common stock voted by the public stockholders (other than our existing stockholders). We will proceed with a business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and
                              (ii) public stockholders (but not our existing stockholders) owning less than 20% of the shares sold in this offering exercise their conversion rights (described below). Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which approximately 19.99% of the public stockholders (but not our existing stockholders) may exercise their conversion rights and a business combination will still go forward. Voting against the business combination alone will not result in conversion of a stockholder's shares for a pro rata share of the trust fund. Such stockholder must have also exercised its conversion rights described below.

                              We view the above procedures governing the approval of our initial business combination, each of which are set forth in Article Fifth of our amended and restated certificate of incorporation, as obligations to our public stockholders and terms of this offering, and neither we nor our board of directors will propose, or seek stockholder approval of, any amendment of these procedures.

CONVERSION RIGHTS FOR
  STOCKHOLDERS VOTING TO
  REJECT A BUSINESS
  COMBINATION                 Public stockholders (but not our existing
                              stockholders) voting against a business
                              combination will be entitled to convert their stock into a pro rata share of the amount held in the trust account (including the amount held in the trust account representing the deferred portion of the underwriters' fee and the full amount of the representatives' non-accountable expense allowance and including the aggregate proceeds from the private purchase of the existing stockholders' warrants) net of taxes, if any, payable by us with respect to interest earned from the trust account, excluding up to $1,800,000 of interest earned on the monies in the trust account used by us as working capital, if the business combination is approved and completed. However, voting against the business combination alone will not result in an election to exercise a stockholder's conversion rights. A stockholder must also affirmatively exercise such conversion rights at or prior to the time the business combination is voted upon by the stockholders. Our existing stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether included in their initial shares or any shares of common stock purchased in or following this offering. Public stockholders who convert their stock into a pro rata share of the trust account retain their warrants.

                              Investors in this offering that do not
                              subsequently sell, or who receive less than $0.17 collectively for the warrants included in the units once separate trading of the common stock and warrants commences, or public stockholders that have purchased common stock in the aftermarket at a price in excess of $7.83 (or $7.81 if the underwriters' over-allotment is exercised in full) per share, may have a disincentive to exercise their conversion rights because the amount they would receive upon conversion could be less than their original or adjusted purchase price.

LIQUIDATION IF NO BUSINESS
  COMBINATION .............   If a letter of intent, agreement in principle or
                              definitive agreement for a business combination has not been executed prior to 16 months from the date of this offering, which is two months before the initial deadline for a business combination, our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and distribution and on such date file a proxy statement with the SEC seeking stockholder approval for such plan. If, however, a letter of intent, agreement in principle or definitive agreement for a business combination has been executed prior to 18 months from the date of this offering, we will abandon our plan of dissolution and distribution that had been submitted to our stockholders and will instead seek the consummation of that business combination. If, following the execution of such letter of intent, agreement in principle or definitive agreement, a proxy statement seeking the approval of our stockholders for that business combination has not been filed prior to 22 months from the date of this offering, our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and distribution, and on such date file a proxy statement with the SEC seeking stockholder approval for such plan. Upon dissolution, we will promptly distribute only to our public stockholders the amount in our trust account (including the amount held in the trust account representing the deferred portion of the underwriters' fee and all of the representatives' non-accountable expense allowance but subject to the claims of our creditors, if any, based on fraudulent inducement, breach of fiduciary responsibility or similar claims, which could be prior to the claims of our public stockholders, in which case our public stockholders would receive less than $7.83 per unit (or $7.81 per unit if the underwriters' over-allotment is exercised in full) upon exercise of their conversion rights) plus any remaining net assets. We will not seek approval of our stockholders to amend our charter to allow us to survive for a longer period of time if it does not appear we will be able to consummate a business combination within the foregoing time periods. Our existing stockholders will have waived their rights to participate in any liquidation distribution with respect to their initial shares and their shares included within the initial units (but not with respect to shares of common stock purchased in the after market). We will pay the costs of liquidation and dissolution from our remaining assets outside of the trust account. If such funds are insufficient, our executive officers will pay the funds necessary to complete such liquidation.

ESCROW OF MANAGEMENT
  SHARES ..................   On the date of this prospectus, all of our
                              existing stockholders, including all of our executive officers, will place their initial shares into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Except for transfers to family members and trusts for estate planning purposes and upon death, these shares will not be transferable during the escrow period and will not be released from escrow until 12 months after the date of a business combination unless we were to consummate a liquidation, merger, stock exchange or other similar transaction after the consummation of the initial business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.



RISKS

     In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. Additionally, our initial stockholders' initial equity investment is below that which is required under the guidelines of the North American Securities Administrators Association, Inc. and we do not satisfy such association's policy regarding unsound financial condition. You should carefully consider these and the other risks set forth in the section entitled "Risk Factors" beginning on page 13 of this prospectus.

                             SUMMARY FINANCIAL DATA

     The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.


                                                           JULY 31, 2006
                                                     -------------------------
                                                      ACTUAL       AS ADJUSTED
                                                     --------      -----------
BALANCE SHEET DATA:
    Working capital (deficiency)                     $(185,064)    $67,982,038
    Total assets                                       170,038      67,982,038
    Total liabilities                                  208,000              --
    Maximum value of common stock which may
      be converted to cash ($7.83 per share)                --      14,090,951
    Stockholders' equity                             $ (37,962)    $53,891,087


     The "as adjusted" information gives effect to the sale of the units we are offering pursuant to this prospectus, including the application of the estimated net proceeds from their sale and the payment of the estimated remaining costs from such unit sale.


     The working capital (deficiency) excludes $147,102 of costs related to this offering which were paid prior to July 31, 2006. These deferred offering costs have been recorded as a long term asset and are reclassified against stockholders' equity in the "as adjusted" information.

     The working capital and total assets amounts include $70,490,000 being held in the trust account (which includes the amounts held in the trust account representing the $2,400,000 of proceeds from the private sale of existing stockholders' warrants simultaneously with the consummation of this offering), which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, the proceeds held in the trust account, including any accrued but undistributed interest, will be distributed solely to our public stockholders.

     We will not proceed with a business combination if public stockholders owning 20% or more of the common stock sold in this offering both vote against the business combination and exercise their conversion rights. Accordingly, if we have the requisite majority vote we may effect a business combination even if public stockholders (but not our existing stockholders) that own up to approximately 19.99% of the outstanding shares of common stock exercise their conversion rights and vote against the business combination. In such event, we will be required, promptly following the completion of a business combination, to convert to cash up to approximately 19.99% of the 9,000,000 shares sold in this offering, or 1,799,100 shares of common stock, at an initial per-share conversion price of $7.83 (or $7.81 if the underwriters' over-allotment is exercised in full), without taking into account interest earned on the trust account. The actual per-share conversion price will be equal to:


     o the amount in the trust account, including all accrued interest, as of two business days prior to the proposed consummation of the business combination; divided by

     o   the number of shares of common stock sold in this offering.

                                  RISK FACTORS

     AN INVESTMENT IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER CAREFULLY ALL OF THE MATERIAL RISKS DESCRIBED BELOW, TOGETHER WITH THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE MAKING A DECISION TO INVEST IN OUR SECURITIES.

                       RISKS ASSOCIATED WITH OUR BUSINESS

WE ARE A DEVELOPMENT STAGE COMPANY WITH NO OPERATING HISTORY AND, ACCORDINGLY, YOU WILL NOT HAVE ANY BASIS ON WHICH TO EVALUATE OUR ABILITY TO ACHIEVE OUR BUSINESS OBJECTIVE.

     We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not, nor has anyone on our behalf, either directly or indirectly, contacted any potential target businesses or their representatives or had any discussions, formal or otherwise, with respect to effecting a business combination with our company. Moreover, we have not engaged or retained any agent or other representative to identify or locate any acquisition candidate for us. Neither we nor any of our agents, representatives or affiliates have conducted any research or taken any measures, directly or indirectly, to locate or contact a target business. We will not generate any operating revenues until, at the earliest, after the consummation of a business combination. We cannot assure you that a business combination will occur. Our independent public accountants have included an explanatory paragraph in their report on our financial statements relating to a substantial doubt existing about the ability of our company to continue as a going concern.

IF WE ARE FORCED TO LIQUIDATE BEFORE A BUSINESS COMBINATION AND DISTRIBUTE THE TRUST ACCOUNT, OUR PUBLIC STOCKHOLDERS WILL RECEIVE APPROXIMATELY $7.83 (OR $7.81 IF THE UNDERWRITERS' OVER-ALLOTMENT IS EXERCISED IN FULL) PER SHARE, WHICH IS LESS THAN THE $8.00 PER UNIT OFFERING PRICE, UPON DISTRIBUTION OF THE TRUST ACCOUNT AND OUR WARRANTS WILL EXPIRE WORTHLESS.

     If we are unable to complete a business combination within the required time frame and are forced to liquidate our assets, the per-share liquidation distribution will be approximately $7.83 (or $7.81 if the underwriters' over-allotment is exercised in full), which is less than the $8.00 per unit offering price, because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, there will be no distribution with respect to our outstanding warrants, which will expire worthless if we liquidate before the completion of a business combination. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section appearing elsewhere in this prospectus entitled "Effecting a business combination--Liquidation if no business combination."

YOU WILL NOT BE ENTITLED TO PROTECTIONS NORMALLY AFFORDED TO INVESTORS OF BLANK CHECK COMPANIES.

     Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a "blank check" company under the United States securities laws. However, assuming our securities will be listed on the American Stock Exchange, we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will become tradable and we will have a longer period of time to complete a business combination in certain circumstances than we would if we were subject to such rules. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled "Comparison to offerings of blank check companies" appearing elsewhere in this prospectus.

BECAUSE THERE ARE NUMEROUS COMPANIES WITH A BUSINESS PLAN SIMILAR TO OURS SEEKING TO EFFECTUATE A BUSINESS COMBINATION, IT MAY BE MORE DIFFICULT FOR US TO DO SO.

     Based on publicly available information, from August 2003 through November 3, 2006, approximately 72 similarly structured blank check companies have completed initial public offerings, including six with a specific focus on entertainment, media and communications target businesses, and numerous others have filed registration statements. Of these companies, only ten companies have consummated a business combination, while 29 other companies have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations, but have not yet consummated such business combinations. Accordingly, there are 31 blank check companies with more than $2.4 billion in trust, and potentially an additional 53 blank check companies that have filed registration statements and are or will be seeking to enter into a business combination. While some of these companies have specific industries in which they must identify a potential target business, a number of these companies may consummate a business combination in any industry and/or geographic location they choose. As a result, we may be subject to competition from these and other companies seeking to consummate a business combination within any of our target sectors, which, in turn, will result in an increased demand for privately-held companies in these industries. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time period. Further, because only 39 of such companies have either consummated a business combination or entered into a definitive agreement for a business combination, it may indicate that there are fewer attractive target businesses available to such entities or that many privately-held target businesses are not inclined to enter into these types of transactions with publicly-held blank check companies like ours. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the prescribed time period. If we are unable to consummate a business combination within the prescribed time period, we will be forced to liquidate.

     We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds, operating businesses and other entities and individuals, both foreign and domestic, competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, sale of units in our private placement offering and sale of warrants to our founding officers, together with additional financing if available, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further:

     o our obligation to seek stockholder approval of a business combination may delay the consummation of a transaction;

     o our obligation to convert our shares of common stock into cash in certain instances may reduce the resources available for a business combination; and

     o our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain target businesses

     Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

IF THIRD PARTIES BRING CLAIMS AGAINST US, THE PROCEEDS HELD IN TRUST COULD BE REDUCED AND THE PER-SHARE LIQUIDATION PRICE RECEIVED BY STOCKHOLDERS COULD BE LESS THAN APPROXIMATELY $7.83 (OR $7.81 IF THE UNDERWRITERS' OVER-ALLOTMENT IS EXERCISED IN FULL) PER SHARE.

     Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and prospective target businesses we negotiate with, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public stockholders. If we liquidate before the completion of a business combination and distribute the proceeds held in trust to our public stockholders, Messrs. Granath, Seslowsky, Clauser and Maggin have severally agreed, pursuant to written agreements with us and the representatives of the underwriters, that they will be personally liable to ensure that the proceeds in the trust account are not reduced by third parties that are owed money by us for services rendered or contracted for or products sold to us. However, we cannot assure you that they will be able to satisfy those obligations nor can we assure you that the per-share distribution from the trust account will not be less than $7.83 (or $7.81 if the underwriters' over-allotment is exercised in full), plus interest, due to such claims.

     Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to claims of third parties with priority over the claims of our public stockholders. To the extent bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $7.83 (or $7.81 if the underwriters' over-allotment is exercised in full) per share.

OUR STOCKHOLDERS MAY BE HELD LIABLE FOR CLAIMS BY THIRD PARTIES AGAINST US TO THE EXTENT OF DISTRIBUTIONS RECEIVED BY THEM.

     If a letter of intent, agreement in principle or definitive agreement for a business combination has not been executed prior to 16 months from the date of this offering, which is two months before the initial deadline for a business combination, our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and distribution and on such date file a proxy statement with the SEC seeking stockholder approval for such plan. If, however, a letter of intent, agreement in principle or definitive agreement for a business combination has been executed prior to 18 months from the date of this offering, we will abandon our plan of dissolution and distribution that had been submitted to our stockholders and will instead seek the consummation of that business combination. If, following the execution of such letter of intent, agreement in principle or definitive agreement, a proxy statement seeking the approval of our stockholders for that business combination has not been filed prior to 22 months from the date of this offering, our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and distribution, and on such date file a proxy statement with the SEC seeking stockholder approval for such plan. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our stockholders may extend beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

SINCE WE HAVE NOT YET SELECTED A TARGET BUSINESS WITH WHICH TO COMPLETE A BUSINESS COMBINATION, WE ARE UNABLE TO CURRENTLY ASCERTAIN THE PARTICULAR MERITS OR RISKS OF THE BUSINESS IN WHICH WE MAY ULTIMATELY OPERATE.

     Although we intend to focus our efforts on the entertainment, media and communications industries, there is no current basis for you to evaluate the possible merits or risks of the particular target business which we may ultimately acquire. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in our industry or a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, see the section appearing elsewhere in this prospectus entitled "Effecting a business combination--We have not identified a target business."

RESOURCES COULD BE WASTED IN RESEARCHING ACQUISITIONS THAT ARE NOT CONSUMMATED.

     It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial time and attention and substantial costs for accountants, attorneys and others. In addition, we may opt to make down payments or pay exclusivity or similar fees in connection with structuring and negotiating a business combination. If a decision is made not to complete a specific business combination, the costs incurred up to that point in connection with the abandoned transaction, potentially including down payments or exclusivity or similar fees, would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the transaction for any number of reasons, including those beyond our control such as that more than approximately 19.99% of our public stockholders vote against the transaction even though a majority of our public stockholders approve the transaction. Any such event will result in a loss to us of the related costs incurred, which could adversely affect subsequent attempts to locate and acquire or merge with another business. Any such event will result in a loss to us of the related costs incurred which could significantly limit our ability to subsequently locate and acquire or merge with another business. See the section below entitled "Effecting a Business Combination--We have not identified a target business."

WE WILL BE DEPENDENT ON INTEREST EARNED IN THE TRUST ACCOUNT TO FUND OUR SEARCH FOR A TARGET COMPANY AND CONSUMMATION OF A BUSINESS COMBINATION, AND THE AMOUNT OF THIS INTEREST MAY NOT BE SUFFICIENT FOR THIS PURPOSE.

     We will be dependent upon sufficient interest being earned on the proceeds held in the trust account to provide us with the working capital we will need to search for a target company and consummate a business combination. While we expect to utilize up to a maximum of $1,800,000, for such purpose, if interest rates were to decline substantially, we may not have sufficient funds available to complete a business combination. If we do not have sufficient proceeds available to fund our expenses, we may be forced to obtain additional financing, either from our directors and officers or from third parties. We may not be able to obtain additional financing, and our existing stockholders, directors and officers are not obligated to provide any additional financing. If we do not have sufficient proceeds and cannot find additional financing, we may be forced to liquidate prior to consummating a business combination.

WE MAY ISSUE ADDITIONAL SHARES OF OUR CAPITAL STOCK, INCLUDING THROUGH CONVERTIBLE DEBT SECURITIES, TO COMPLETE A BUSINESS COMBINATION, WHICH WOULD REDUCE THE EQUITY INTEREST OF OUR STOCKHOLDERS AND LIKELY CAUSE A CHANGE IN CONTROL OF OUR OWNERSHIP.


     Our amended and restated certificate of incorporation authorizes the issuance of up to 70,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering (assuming no exercise of the underwriters' over-allotment option), there will be 45,550,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the purchase option granted to the representatives of the underwriters, and giving effect to the April 2006 and June 2006 contributions of common stock to us by certain of our stockholders) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock, or preferred stock, or a combination of both, including through convertible debt securities, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock, including upon conversion of any debt securities:

     o   may significantly reduce the equity interest of our stockholders;

     o may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock;

     o will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

     o   may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

     o default and foreclosure on our assets if our operating income and other resources after a business combination were insufficient to pay our debt obligations;

     o acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

     o our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

     o our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;

     o   our inability to pay dividends on our common stock;

     o using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock, working capital, capital expenditures, acquisitions and other general corporate purposes;

     o limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

     o increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

     o limitations on our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy or other purposes; and

     o   other disadvantages compared to our competitors who have less debt.

     For a more complete discussion of the possible structure of a business combination, see the section appearing elsewhere in this prospectus entitled "Effecting a business combination--Selection of a target business and structuring of a business combination."

SOME OR ALL OF OUR CURRENT OFFICERS AND DIRECTORS MAY RESIGN UPON CONSUMMATION OF A BUSINESS COMBINATION AND WE WILL HAVE ONLY LIMITED ABILITY TO EVALUATE THE MANAGEMENT OF THE TARGET BUSINESS. THE INTENT OF OUR CURRENT OFFICERS AND DIRECTORS TO REMAIN WITH US UPON CONSUMMATION OF A BUSINESS COMBINATION COULD POSE POTENTIAL CONFLICTS OF INTEREST.

     Our ability to effect a business combination successfully will be totally dependent upon the efforts of our key personnel. The future role of our key personnel following a business combination, however, cannot presently be fully ascertained. Although it is our present intention to have our current officers and directors remain with us following a business combination, we may employ other personnel following the business combination. Moreover, our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate a position with the combined company as part of any such combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or securities for services they would render to our company after the consummation of the business combination. If we acquired a target business in an all-cash transaction, it would be more likely that current members of management would remain with us if they chose to do so. If a business combination were structured as a merger whereby the stockholders of the target company were to control the combined company, following a business combination, it may be less likely that management would remain with the combined company unless it was negotiated as part of the transaction through the acquisition agreement, an employment agreement or other arrangement. In making the determination as to whether current management should remain with us following the business combination, management will analyze the experience and skill set of the target business' management and negotiate as part of the business combination that certain members of current management remain if it is believed that it is in the best interests of the combined company post-business combination. If management negotiates such retention as a condition to any potential business combination, management may look unfavorably upon or reject a business combination with a potential target business whose owners refuse to retain members of our management post-business combination, thereby resulting in a conflict of interest. While the personal and financial interest of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination, though these considerations will be a factor in our decision, which poses potential conflicts of interest. See "Management; Conflicts of Interest." While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company as well as United States securities laws which could cause us to have to expend time and resources helping them become familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which could divert significant management attention from operating a prospective business and make operating a prospective business more difficult.

THE ABILITY OF OUR PUBLIC STOCKHOLDERS TO EXERCISE THEIR CONVERSION RIGHTS MAY NOT ALLOW US TO EFFECTUATE THE MOST DESIRABLE BUSINESS COMBINATION OR OPTIMIZE OUR CAPITAL STRUCTURE.

     At the time we seek stockholder approval of any business combination, we will offer each public stockholder (but not our existing stockholders) the right to have such stockholder's shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Because the initial per-share conversion price is approximately $7.83 (or $7.81 if the underwriters' over-allotment is exercised in full) per share upon liquidation ($7.83 per share in the event that less than 20% of the shares held by our public stockholders are voted in favor of conversion in connection with our initial business combination, or $7.81 if the underwriters' over-allotment is exercised in full), plus any interest, which may be less than the $8.00 per-unit offering price and may be less than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights. A public stockholder must both vote against such business combination and then exercise such holder's conversion rights to receive a pro rata portion of the trust fund. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust fund for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expected. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

THE LOSS OF KEY EXECUTIVES COULD ADVERSELY AFFECT OUR ABILITY TO OPERATE.

     Our operations are dependent upon a relatively small group of key executives. We believe that our success depends on the continued service of our key executive management team. Although it is our present intention to have our current officers and directors remain with us following a business combination, we cannot assure you that such individuals will remain with us for the immediate or foreseeable future. While the personal and financial interest of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination, though these considerations will be a factor in our decision, which poses potential conflicts of interest. See "Management; Conflicts of Interest." We do not have employment contracts with any of our current executives. The unexpected loss of the services of one or more of these executives could have a detrimental effect on our ability to effectively operate our business and/or locate a prospective target business to acquire.

IF WE SEEK TO EFFECT A BUSINESS COMBINATION WITH AN ENTITY THAT IS DIRECTLY OR INDIRECTLY AFFILIATED WITH ONE OR MORE OF OUR EXISTING STOCKHOLDERS, CONFLICTS OF INTEREST COULD ARISE.

     Our initial stockholders either currently have or may in the future have affiliations with companies in the entertainment, media and communications industries. If we were to seek a business combination with a target company with which one or more of our existing stockholders may be affiliated, conflicts of interest could arise in connection with negotiating the terms of and completing the business combination. Conflicts that may arise may not be resolved in our favor.

     As of the date of this prospectus, none of the businesses that our officers and directors are affiliated with, and none of the businesses or assets of the Hearst Corporation, have been identified as potential targets in a business combination transaction, and we have had no discussions with any of such businesses. However, we cannot assure you that we will not in the future engage in discussions with or examine any such business as a potential target, though we would evaluate any such business on the same basis as a non-affiliated business, and negotiations with such potential business would be conducted on an arms' length basis and subject to the approval of our board, which contains a majority of independent directors. In addition, we have agreed not to consummate a business combination with an entity that is affiliated with any of our existing stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view. We expect that any such opinion will be included in our proxy solicitation materials, furnished to stockholders in connection with their vote on such a business combination.

OUR OFFICERS AND DIRECTORS WILL ALLOCATE THEIR TIME TO OTHER BUSINESSES THEREBY CAUSING CONFLICTS OF INTEREST IN THEIR DETERMINATION AS TO HOW MUCH TIME TO DEVOTE TO OUR AFFAIRS AND THEREBY LIMIT THEIR ABILITY TO DEVOTE SUFFICIENT TIME TO OUR AFFAIRS, WHICH COULD MAKE IT MORE DIFFICULT FOR US TO COMPLETE A BUSINESS COMBINATION.

     Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours to our affairs. While it is our executive officers' intention to devote substantial business time to identifying potential targets and consummating a business combination, the amount of time devoted will vary depending on the stage of a potential business combination (i.e., from approximately 10 hours per week during target identification to substantially full time during negotiations), and their other business affairs could in the future require them to devote more substantial amounts of time to such affairs, limiting their ability to devote sufficient time to our affairs. This could make it more difficult for us to complete a business combination. For a complete discussion of the potential conflicts of interest that you should be aware of, see the section appearing elsewhere in this prospectus entitled "Management--Conflicts of Interest." We cannot assure you that these conflicts will be resolved in our favor.

OUR OFFICERS, DIRECTORS AND THEIR AFFILIATES MAY IN THE FUTURE BECOME AFFILIATED WITH ENTITIES ENGAGED IN BUSINESS ACTIVITIES SIMILAR TO THOSE INTENDED TO BE CONDUCTED BY US AND ACCORDINGLY, MAY HAVE CONFLICTS OF INTEREST IN DETERMINING TO WHICH ENTITY A PARTICULAR BUSINESS OPPORTUNITY SHOULD BE PRESENTED.

     None of our directors, officers or their affiliates has been or currently is a principal of, or affiliated with, entities, including other "blank check" companies, engaged in business activities similar to those intended to be conducted by us. However, our officers and directors may in the future become affiliated with entities, including other "blank check" companies, engaged in business activities similar to those intended to be conducted by us.

Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us as well as the other entities to which they owe fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor.

OUR EXISTING STOCKHOLDERS WILL NOT RECEIVE REIMBURSEMENT FOR ANY OUT-OF-POCKET EXPENSES INCURRED BY THEM TO THE EXTENT THAT SUCH EXPENSES EXCEED THE AMOUNT NOT IN THE TRUST FUND AND THE PORTION OF THE INTEREST ON THE AMOUNTS IN THE TRUST FUND BEING RELEASED TO FUND OUR WORKING CAPITAL NEEDS UNLESS THE BUSINESS COMBINATION IS CONSUMMATED AND THEREFORE THEY MAY HAVE A CONFLICT OF INTEREST IN DETERMINING WHETHER A PARTICULAR TARGET BUSINESS IS APPROPRIATE FOR A BUSINESS COMBINATION AND IN THE PUBLIC STOCKHOLDERS' BEST INTEREST.

     Our existing stockholders, including all of our executive officers, will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the available proceeds not deposited in the trust fund and the $1,800,000 aggregate amount of interest accrued on the amounts held in the trust account (net of taxes, if any, payable by us with respect to such interest) that will be released to us in monthly installments to fund a portion of our working capital requirements, unless the business combination is consummated. In such event, our existing stockholders may, as part of any such combination, negotiate the repayment of some or all of any such expenses, with or without interest or other compensation, which if not agreed to by the target business' owners, could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest. The financial interest of our officers and directors could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders' best interest. We would note, however, that such expenses are likely to be insignificant compared to the value of management's stake.

  RISKS ASSOCIATED WITH THE ENTERTAINMENT, MEDIA AND COMMUNICATIONS INDUSTRIES

     We believe the following risks would apply to us following the completion of a business combination with a target business in the entertainment, media and communications industries.

THE SPECULATIVE NATURE OF THE ENTERTAINMENT, MEDIA AND COMMUNICATIONS INDUSTRY MAY RESULT IN OUR INABILITY TO PRODUCE PRODUCTS OR SERVICES THAT RECEIVE SUFFICIENT MARKET ACCEPTANCE FOR US TO BE SUCCESSFUL.

     Certain segments of the entertainment, media and communications industry are highly speculative and historically have involved a substantial degree of risk. For example, the success of a particular film, video game, program or recreational attraction depends upon unpredictable and changing factors, including the success of promotional efforts, the availability of alternative forms of entertainment and leisure time activities, general economic conditions, public acceptance and other tangible and intangible factors, many of which are beyond our control. If we complete a business combination with a target business in such a segment, we may be unable to produce products or services that receive sufficient market acceptance for us to be successful.

CHANGES IN TECHNOLOGY MAY REDUCE THE DEMAND FOR THE PRODUCTS OR SERVICES WE MAY OFFER FOLLOWING A BUSINESS COMBINATION.

     The entertainment, media and communications industries are substantially affected by rapid and significant changes in technology. These changes may reduce the demand for certain existing services and technologies used in these industries or render them obsolete. We cannot assure you that the technologies used by or relied upon or produced by a target business with which we effect a business combination will not be subject to such occurrence. While we may attempt to adapt and apply the services provided by the target business to newer technologies, we cannot assure you that we will have sufficient resources to fund these changes or that these changes will ultimately prove successful.

IF FOLLOWING A BUSINESS COMBINATION, THE PRODUCTS OR SERVICES THAT WE MARKET OR SELL ARE NOT ACCEPTED BY THE PUBLIC, OUR PROFITS MAY DECLINE.

     Certain segments of the entertainment, media and communications industries are dependent on developing and marketing new products and services that respond to technological and competitive developments and changing customer needs and tastes. We cannot assure you that the products and services of a target business with which we effect a business combination will gain market acceptance. Any significant delay or failure in developing new or enhanced technology, including new product and service offerings, could result in a loss of actual or potential market share and a decrease in revenues.

IF WE ARE UNABLE TO PROTECT OUR PATENTS, TRADEMARKS, COPYRIGHTS AND OTHER INTELLECTUAL PROPERTY RIGHTS FOLLOWING A BUSINESS COMBINATION, COMPETITORS MAY BE ABLE TO USE OUR TECHNOLOGY OR INTELLECTUAL PROPERTY RIGHTS, WHICH COULD WEAKEN OUR COMPETITIVE POSITION.

     If we are successful in acquiring a target business and the target business is the owner of patents, trademarks, copyrights and other intellectual property, our success will depend in part on our ability to obtain and enforce intellectual property rights for those assets, both in the United States and in other countries. In those circumstances, we may file applications for patents, copyrights and trademarks as our management deems appropriate. We cannot assure you that these applications, if filed, will be approved, or that we will have the financial and other resources necessary to enforce our proprietary rights against infringement by others. Additionally, we cannot assure you that any patent, trademark or copyright obtained by us will not be challenged, invalidated or circumvented.

IF WE ARE ALLEGED TO HAVE INFRINGED ON THE INTELLECTUAL PROPERTY OR OTHER RIGHTS OF THIRD PARTIES IT COULD SUBJECT US TO SIGNIFICANT LIABILITY FOR DAMAGES AND INVALIDATION OF OUR PROPRIETARY RIGHTS.

     If, following a business combination, third parties allege that we have infringed on their intellectual property rights, privacy rights or publicity rights or have defamed them, we could become a party to litigation. These claims and any resulting lawsuits could subject us to significant liability for damages and invalidation of our proprietary rights and/or restrict our ability to publish and distribute the infringing or defaming content.

                       RISKS ASSOCIATED WITH THIS OFFERING

BECAUSE OF THE SIGNIFICANT COMPETITION FOR BUSINESS COMBINATION OPPORTUNITIES, WE MAY NOT BE ABLE TO CONSUMMATE AN ATTRACTIVE BUSINESS COMBINATION WITHIN THE REQUIRED TIME FRAME.

     We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including leveraged buyout funds, hedge funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do. Further, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction, and our obligation to convert into cash the shares of common stock held by public stockholders in certain instances may reduce the resources available for a business combination. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

     We will be limited by the requirement that our initial business combination must be with a business with a fair market value of at least 80% of our net assets at the time of such acquisition. This requirement will prevent us from initially targeting smaller companies, even if we believe they are attractive candidates for acquisition. While it is likely that we will have the ability to initially complete only a single business combination, this may entail the acquisition of several operating businesses at the same time. If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we would need each of the sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may be difficult for us to accomplish and could delay the completion of the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

     If a letter of intent, agreement in principle or definitive agreement for a business combination has not been executed prior to 16 months from the date of this offering, which is two months before the initial deadline for a business combination, our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and distribution and on such date file a proxy statement with the SEC seeking stockholder approval for such plan. If, however, a letter of intent, agreement in principle or definitive agreement for a business combination has been executed prior to 18 months from the date of this offering, we will abandon our plan of dissolution and distribution that had been submitted to our stockholders and will instead seek the consummation of that business combination. If, following the execution of such letter of intent, agreement in principle or definitive agreement, a proxy statement seeking the approval of our stockholders for that business combination has not been filed prior to 22 months from the date of this offering, our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and distribution and on such date file a proxy statement with the SEC seeking stockholder approval for such plan. We currently believe that any plan of dissolution and liquidation subsequent to the expiration of the 16 and 22-month deadlines would proceed in approximately the following manner:

     o our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and distribution, and on such date file a proxy statement with the SEC seeking stockholder approval for such plan;

     o upon such deadline, we would file our preliminary proxy statement with the SEC;

     o if the SEC does not review the preliminary proxy statement, then, 10 days following the passing of such deadline, we will mail the proxy statements to our stockholders, and 30 days following the passing of such deadline we will convene a meeting of our stockholders, at which they will either approve or reject our plan of dissolution and liquidation; and

     o if the SEC does review the preliminary proxy statement, we currently estimate that we will receive its comments 30 days following the passing of such deadline. We will mail the proxy statements to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we will convene a meeting of our stockholders at which they will either approve or reject our plan of dissolution and liquidation.

     In the event we seek stockholder approval for a plan of dissolution and liquidation and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. The funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose.

     These procedures, or a vote to reject any plan of dissolution and liquidation by our stockholders, may result in substantial delays in the liquidation of our trust account to our public stockholders as part of our plan of dissolution and liquidation.

WE MAY BE UNABLE TO OBTAIN ADDITIONAL FINANCING, IF REQUIRED, TO COMPLETE A BUSINESS COMBINATION OR TO FUND THE OPERATIONS AND GROWTH OF THE TARGET BUSINESS, WHICH COULD COMPEL US TO RESTRUCTURE THE TRANSACTION OR ABANDON A PARTICULAR BUSINESS COMBINATION.

     Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, in as much as we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or because we become obligated to convert into cash a significant number of shares from dissenting stockholders (other than our existing stockholders), we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could significantly curtail the continued development or growth of the target business, thereby limiting its ability to effectively compete in the marketplace. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

UNDER DELAWARE LAW, THE REQUIREMENTS AND RESTRICTIONS RELATING TO THIS OFFERING CONTAINED IN OUR CERTIFICATE OF INCORPORATION MAY BE AMENDED BY US, WHICH COULD REDUCE OR ELIMINATE THE PROTECTION AFFORDED TO OUR STOCKHOLDERS BY SUCH REQUIREMENTS AND RESTRICTIONS.

     Our certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Specifically, our certificate of incorporation provides, among other things, that:

     o upon consummation of this offering, $70,490,000 (or $80,804,000 if the underwriters' over-allotment option is exercised in full), or approximately $7.83 per unit (or $7.81 per unit if the underwriters' over-allotment is exercised in full), will be placed into the trust account, which proceeds may not be disbursed from the trust account except in connection with, or following a business combination, upon our liquidation or as otherwise permitted in the certificate of incorporation;

     o prior to the consummation of a business combination, we will submit such business combination to our stockholders for approval;

     o we may consummate the business combination only if approved by a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders (but not our existing stockholders) owning less than 20% of the shares sold in this offering exercise their conversion rights;

     o if a business combination is approved and consummated, public stockholders (but not our existing stockholders) who voted against the business combination and exercised their conversion rights will receive their pro rata share of the trust account; and

     o if a business combination is not consummated within 18 months from the date of this offering or a letter of intent, an agreement in principle or a definitive agreement is not signed by such date and the business combination is not consummated within 24 months from the date of this offering, then we will be dissolved and distribute to all of our public stockholders their pro rata share of the trust account and any remaining net assets.

     Under Delaware law, the foregoing requirements and restrictions may be amended if our Board of Directors adopts a resolution declaring the advisability of an amendment which is then approved by a majority of our stockholders of our outstanding shares. Such an amendment could reduce or eliminate the protection that such requirements and restrictions afford to our stockholders. However, pursuant to our Certificate of Incorporation, neither we nor the Board of Directors will propose or seek stockholder approval of any amendment of these provisions.

OUR EXISTING STOCKHOLDERS PAID AN AGGREGATE OF $25,000, OR APPROXIMATELY $0.0111 PER SHARE, FOR THEIR SHARES AND, ACCORDINGLY, YOU WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION FROM THE PURCHASE OF OUR COMMON STOCK.


     The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 28.75% or $2.30 per share (the difference between the pro forma net tangible book value per share of $5.70 and the initial offering price of $8.00 per unit).

OUR OUTSTANDING WARRANTS MAY CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO DROP AND MAKE IT MORE DIFFICULT TO EFFECT A BUSINESS COMBINATION.


     In connection with this offering, as part of the units, we will be issuing warrants to purchase 9,000,000 shares of common stock (assuming no exercise of the underwriters' over-allotment option). We will also issue an option to purchase 900,000 units to the representatives of the underwriters which, if exercised, will result in the issuance of an additional 900,000 shares of common stock and 900,000 warrants. Finally, our existing stockholders and certain of their affiliates have committed to purchase an aggregate of 2,400,000 warrants, at a price of $1.00 per warrant, for an aggregate purchase price of $2,400,000. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants and option could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants and option may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants and option could cause the market price for our securities to drop or limit our ability to obtain future public financing. If and to the extent these warrants and option are exercised, you may experience dilution to your holdings.


IF OUR EXISTING STOCKHOLDERS EXERCISE THEIR REGISTRATION RIGHTS, IT MAY CAUSE THE MARKET PRICE OF OUR COMMON STOCK AND/OR WARRANTS TO DECLINE, AND THE EXISTENCE OF THESE RIGHTS MAY MAKE IT MORE DIFFICULT TO EFFECT A BUSINESS COMBINATION.

     Our existing stockholders are entitled to demand that we register, at our expense, the resale of their initial shares at any time after the date on which their shares are released from escrow. Moreover, we are obligated to use our best efforts to register the resale of $2,400,000 of existing stockholders' warrants and the shares of common stock underlying such warrants after the 90th day after the consummation of our initial business combination. If all of the initial shares, their existing stockholders' warrants and the shares of common stock underlying the existing stockholders' warrants are registered, then there will be an additional 4,650,000 shares of common stock eligible for trading in the public market (assuming exercise of the existing stockholders' warrants). The presence of this additional number of shares of common stock eligible for trading in the public market may cause the market price of our common stock to drop. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

THERE IS CURRENTLY NO MARKET FOR OUR SECURITIES AND A MARKET FOR OUR SECURITIES MAY NOT DEVELOP, WHICH COULD SIGNIFICANTLY LIMIT THE LIQUIDITY AND PRICE OF OUR SECURITIES.

     There is no market for our securities. Therefore, stockholders should be aware that they cannot benefit from information about prior market history as to their decisions to invest which means they are at further risk if they invest. In addition, the price of the securities, after the offering, can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be maintained. Investors may be unable to sell their securities unless a market can be established or maintained.

     We have applied to have our securities listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. We cannot assure you that our securities will be listed on the American Stock Exchange prior to a business combination. Additionally, in connection with our business combination, it is likely that the American Stock Exchange may require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

     If the American Stock Exchange does not list our securities from trading on its exchange, we could face significant material adverse consequences, including:

     o   a limited availability of market quotations for our securities;

     o a determination that our common stock is a "penny stock" which will require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

     o   a limited amount of news and analyst coverage for our company; and

     o a decreased ability to issue additional securities or obtain additional financing in the future.

IF WE ARE DEEMED TO BE AN INVESTMENT COMPANY, WE MAY BE REQUIRED TO INSTITUTE BURDENSOME COMPLIANCE REQUIREMENTS AND OUR ACTIVITIES MAY BE RESTRICTED, WHICH MAY MAKE IT DIFFICULT FOR US TO COMPLETE A BUSINESS COMBINATION.

     If we are deemed to be an investment company under the Investment Company Act of 1940, the nature of our investments and the issuance of our securities may be restricted, which may make it difficult for us to complete a business combination. In addition, we may have imposed upon us burdensome requirements, including:

     o   registration as an investment company;

     o   adoption of a specific form of corporate structure; and

     o reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

     We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may only be invested by the trust agent in "government securities" with specific maturity dates or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to the Act, compliance with these additional regulatory burdens would require additional expense that we have not allotted for.

BECAUSE OUR INITIAL STOCKHOLDERS' INITIAL EQUITY INVESTMENT WAS ONLY $25,000, OUR OFFERING MAY BE DISALLOWED BY STATE ADMINISTRATORS THAT FOLLOW THE NORTH AMERICAN SECURITIES ADMINISTRATORS ASSOCIATION, INC. STATEMENT OF POLICY ON DEVELOPMENT STAGE COMPANIES.

     Pursuant to the Statement of Policy Regarding Promoter's Equity Investment promulgated by The North American Securities Administrators Association, Inc., an international organization devoted to investor protection, any state administrator may disallow an offering of a development stage company if the initial equity investment by a company's promoters does not equal a certain percentage of the aggregate public offering price. Our promoters' initial investment of $25,000 is less than the required $2,360,000 minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy. If the offering were disallowed, it would further restrict your ability to engage in resale transactions with respect to our securities. Additionally, the initial equity investment made by the initial stockholders may not adequately protect investors.

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S REPORT CONTAINS AN EXPLANATORY PARAGRAPH THAT EXPRESSES SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A "GOING CONCERN."

     As of March 31, 2006, we had $23,711 in cash and a working capital deficiency of $141,289. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management's plans to address this uncertainty through this offering are discussed in the section of this prospectus titled "Management's Discussion and Analysis of Financial Condition and Results of Operations." There is no assurance that our plans to raise capital or to consummate a business combination will be successful or successful within the target business acquisition period. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

     In addition, pursuant to the Statement of Policy Regarding Unsound Financial Condition promulgated by the North American Securities Administrators Association, Inc., any state administrator may disallow an offering if the financial statements of the company contain a footnote or the independent auditors' report contains an explanatory paragraph that expresses substantial doubt regarding the company's ability to continue as a going concern and the issuer has, among other things, an accumulated deficit and no revenues from operations. We have an accumulated deficit of $56,249 and we do not have any revenues from operations. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy. If the offering were disallowed, it would further restrict your ability to engage in resale transactions with respect to our securities.

AN EFFECTIVE REGISTRATION STATEMENT MAY NOT BE IN PLACE WHEN AN INVESTOR DESIRES TO EXERCISE WARRANTS, THUS PRECLUDING SUCH INVESTOR FROM BEING ABLE TO EXERCISE HIS, HER OR ITS WARRANTS, WHICH COULD EXPIRE WORTHLESS.

     No warrants will be exercisable and we will not be obligated to issue shares of common stock unless, at the time a holder seeks to exercise, a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. The warrants could therefore expire unexercised and unredeemed. With respect to the existing stockholders' warrants, in contrast, we would be permitted to issue unregistered shares of our common stock upon exercise if there was no current prospectus available relating to common stock issuable upon exercise of those warrants. In no event will we be required to net cash settle the warrants.

WE MAY BE OBLIGATED TO RETURN THE FUNDS RAISED IN OUR PRIVATE PLACEMENT IF THAT TRANSACTION WAS NOT CONDUCTED IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF SECTION 5 OF THE ACT.

     The five purchasers in our private placement of existing stockholder warrants included one entity other than our officers and directors. Although such entity is an accredited investor within the meaning of Rule 501 of Regulation D promulgated under the Act, a court may take the position that such private placement was not conducted in accordance with any exemption from the registration requirements of Section 5 of the Act because, for example, the filing of a registration statement in the context of a private placement constituted an improper "general solicitation" of investors. If our private placement was not conducted in compliance with the registration requirements of
Section 5 of the Act, the five purchasers in our private placement may have the right to rescind their warrant purchases as a remedy to our failure to register these securities. These rescission rights, if any, may require us to refund up to an aggregate of $2,400,000, plus interest, to such persons, thereby reducing the amount in the trust account available to us to consummate a business combination, or, in the event we do not complete a business combination within the period prescribed by this offering, the amount available to our public stockholders upon our liquidation. Although such persons have waived their respective rescission rights, if any, such waivers may not be enforceable in light of public policy considerations underlying federal and state securities laws.

WE MAY REDEEM THE WARRANTS INCLUDED IN THE UNITS OFFERED BY THIS PROSPECTUS FOR $0.01 UNDER CERTAIN CIRCUMSTANCES, EVEN IF SUCH WARRANTS ARE NOT THEN EXERCISABLE BECAUSE THERE IS NO CURRENT PROSPECTUS RELATING TO THE COMMON STOCK ISSUABLE UPON SUCH EXERCISE.


     After the later of consummation of a business combination and the first anniversary of the date of this prospectus, we will be entitled to redeem the warrants if the last sales price of our common stock equals or exceeds $11.50 for any 20 trading days within a 30 day trading period ending three days before we send the notice of redemption. The redemption price is $0.01 per warrant. Under the provisions of the warrant agreement, we would be entitled to redeem the warrants even though the prospectus relating to the exercise of the warrants is not current and the warrants are therefore not exercisable. Accordingly, your warrants may be redeemed for $0.01 at a time when you have no practical ability to exercise the warrants, even though at such time the warrants could be "in the money" at the time of such redemption. In this event, you would effectively forfeit the full value of your warrants, which may be substantial, and you would have no claim against us for all or any portion of any such value.

                                 USE OF PROCEEDS

     We have agreed to bear all fees, disbursements and expenses in connection with this offering. We estimate that the net proceeds of this offering will be as set forth in the following table:

                                                                                  WITHOUT OVER-       OVER-ALLOTMENT
                                                                                ALLOTMENT OPTION     OPTION EXERCISED
                                                                                ----------------     ----------------
GROSS PROCEEDS(1)
  Offering gross proceeds ..................................................         $72,000,000         $82,800,000
  Gross proceeds from existing stockholders' warrants(2) ...................           2,400,000           2,400,000
    Total gross proceeds(2) ................................................          74,400,000          85,200,000

OFFERING EXPENSES(3) .......................................................
  Underwriting discount (4.5% of gross proceeds)(4)                                    3,240,000           3,726,000
  Legal fees and expenses (including blue sky services
    and expenses) ..........................................................             335,000             335,000
  Miscellaneous expenses ...................................................              31,150              31,150
  Printing and engraving expenses ..........................................              50,000              50,000
  Accounting fees and expenses .............................................              70,000              70,000
  SEC registration fee .....................................................              34,250              34,250
  NASD registration fee ....................................................              29,600              29,600
  American Stock Exchange filing and listing fee ...........................              70,000              70,000

NET PROCEEDS
  Held in trust(5) .........................................................          70,490,000          80,804,000
  Not held in trust(6) .....................................................              50,000              50,000
                                                                                 ---------------   -----------------
    Total net proceeds .....................................................         $70,540,000         $80,854,000
                                                                                 ===============   =================
WORKING CAPITAL FUNDED FROM MONIES NOT HELD IN TRUST AND INTEREST
  ON MONIES HELD IN TRUST
  Legal, accounting and other expenses attendant to structuring and negotiation of a business combination and the preparation and filing of
    the related proxy statement ............................................           $ 500,000           $ 500,000
  Due diligence of prospective target businesses ...........................             300,000             300,000
  Payment of administrative fee to Transmedia Corporation
    ($7,500 per month for two years) .......................................             180,000             180,000
  Legal and accounting fees relating to SEC reporting obligations ..........              50,000              50,000
  Working capital to cover miscellaneous expenses,
    D&O insurance and reserves .............................................             820,000             820,000
                                                                                 ---------------   -----------------
    Total ..................................................................          $1,850,000         $ 1,850,000
                                                                                 ===============   =================

-------------
(1) Excludes the payment of $100 from the representatives for their purchase option, proceeds from the sale of units under the purchase option and proceeds from the exercise of any warrants.

(2) $200,000 of the gross proceeds from the sale of existing stockholders' warrants will be used to repay loans to us by members of management, which will be effected by a reduction in the purchase price paid by such executive officers for existing stockholders' warrants. A portion of the offering expenses have been paid from the funds received from these loans.

(3) $133,850 of the offering expenses, including the SEC registration fee, the NASD registration fee, the non-refundable portion of the American Stock Exchange filing and listing fee and approximately $45,000 of legal and auditing fees have been paid from the funds loaned to us by members of our management described below. The repayment of these loans will be effected by a reduction in the purchase price paid by such executive officers for existing stockholders' warrants.

(4) Excludes a portion of the underwriting discount equal to 2.5% of the gross proceeds of this offering, or $1,800,000 (or $0.20 per unit), or $2,070,000 if the underwriter's over-allotment option is exercised in full, payment of which is being deferred. In addition, the full amount of the non-accountable expense allowance payable to the representatives of the underwriters equal to 1% of the gross proceeds of this offering, or $720,000, is being deferred. These proceeds will be held in the trust account and will not be released until the earlier to occur of the completion of our initial business combination or our liquidation on the terms described in this prospectus.

(5) This amount includes funds received from the proceeds of this offering, including the deferred expenses described in note (3) above.

(6) This amount will be used for general working capital purposes.

     $70,490,000 (or $80,804,000 if the underwriters' over-allotment option is exercised in full), or approximately $7.83 per unit (or $7.81 per unit if the underwriters' over-allotment is exercised in full), which includes (i) the portion of the underwriting discount and the full amount of the representatives' non-accountable expense allowance being deferred, and (ii) the proceeds of $2,400,000 from the private sale of existing stockholders' warrants simultaneously with the consummation of this offering, but excludes offering expenses of approximately $620,000 and an additional $50,000 to be used for miscellaneous working capital purposes, will be placed in a trust account at JPMorganChase NY Bank, maintained by Continental Stock Transfer & Trust Company, acting as trustee, under an agreement to be signed on the date of this prospectus. The underwriters have agreed to defer payment of a portion of the underwriting discount equal to 2.5% of the gross proceeds of this offering, or $1,800,000 (or $0.20 per unit), or $2,070,000 if the underwriter's over-allotment option is exercised in full, and the full amount of the representatives' non-accountable expense allowance, or $720,000. These proceeds will be held in the trust account and will not be released until the earlier to occur of: (1) the completion of our initial business combination on the terms described in this prospectus, in which case such proceeds will be released to the underwriters, and (2) our liquidation, in which case such proceeds will be distributed to the public stockholders, together with all of the other funds held in the trust account. Therefore, unless and until our initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering, expenses that we may incur related to the investigation and selection of a target business or the negotiation of an agreement to effect our initial business combination. However, up to an aggregate of $1,800,000 of the interest accrued on the amounts held in the trust account (net of taxes, if any, payable by us with respect to such interest) will be released to us in monthly installments to fund a portion of our working capital requirements. We may use a portion of such interest to pay taxes, if any, attributable to previously-accrued interest. Once an aggregate of $1,800,000 is released to us, all of the interest earned on the amounts held in the trust account (net of taxes payable) will remain in the trust account until we consummate our initial business combination or liquidate.

     We believe that the deferment of payment of a portion of the underwriting discount equal to 2.5% of the gross proceeds of this offering and the full amount of the representatives' non-accountable expense allowance equal to 1% of the gross proceeds of this offering and the placement of these amounts in the trust account will benefit our stockholders because this will preserve more money for possible distribution to the public stockholders in the event of liquidation prior to our initial business combination or in the event less than 20% of our public stockholders (but not our existing stockholders) elect to convert their shares of common stock in connection with our initial business combination. The net proceeds of this offering held in the trust account will be invested only in United States "government securities" within the meaning of
Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act of 1940.

     The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination. Upon the consummation of an initial business combination, the deferred portion of the underwriting discount and the full amount of the representatives' non-accountable expense allowance will be released to the representatives of the underwriters out of the proceeds of this offering held in the trust account, less approximately $7.83 (or $7.81 if the underwriters' over-allotment is exercised in full) plus the excess accrued interest after the release of monthly installments to fund our working capital requirements (net of taxes payable) for each share of our common stock that our public stockholders (but not our existing stockholders) elect to convert in connection with our initial business combination. Neither of the representatives of the underwriters will be entitled to any interest accrued on the deferred portion of the underwriting discount or on the full amount of the representatives' non-accountable expense allowance. The trust will pay taxes, if any, on the income, if any, earned by the proceeds held in trust from the income on such proceeds. Any amounts not paid as consideration to the sellers of the target business will be used as working capital to finance operations of the target business.

     We anticipate that simultaneously with the consummation of this offering, we will privately sell an aggregate of 2,400,000 warrants to our existing stockholders and one of their affiliates, Transmedia Corporation, at a price of $1.00 per warrant, for an aggregate purchase price of $2,400,000. $200,000 of the gross proceeds from the sale of existing stockholders' warrants will be used to repay loans to us by members of management, which will be effected by a reduction in the purchase price paid by such executive officers for existing stockholders' warrants. All of the proceeds we receive from these purchases will be placed in the trust account. The privately placed existing stockholders' warrants will be identical to the warrants offered by this prospectus in many respects, however the existing stockholders' warrants may be exercisable on a cashless basis, so long as such warrants are held by our existing stockholders or their affiliates, and the existing stockholders' warrants are not redeemable by us. Furthermore, the purchasers of the existing stockholders' warrants, including all of our executive officers, have agreed not to sell or transfer their existing stockholders' warrants (or any of the underlying shares of common stock) until 90 days after the consummation of our initial business combination. The existing stockholders' warrants purchased by the Hearst Corporation and Transmedia Corporation will be subject to the same terms and conditions as those purchased by our officers and directors.

     Management, in its sole discretion, may purchase units in the offering. However, they are not obligated to do so and we do not have any agreement with them requiring them to purchase such securities.

     Our agreement with Continental Stock Transfer & Trust Company permits us to utilize up to $1,800,000 of the interest earned upon monies in the trust account for working capital. Such amount will be paid to us in monthly installments commencing one month after completion of this offering. We believe that such amount will be sufficient to meet our working capital needs and that the payment in monthly installments will not impede our ability to pursue our business objectives. We intend to use the working capital for director and officer liability insurance premiums (approximately $300,000) and general and administrative services, including office space, utilities and secretarial support, with the balance being held in reserve for other expenses, such as due diligence, legal, accounting, and other expenses of structuring and negotiating business combinations. We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors and may include engaging market research firms and/or third party consultants. Our officers and directors will not receive any compensation for their due diligence of prospective target businesses, but would be reimbursed for any out-of-pocket expenses (such as travel expenses) incurred in connection with such due diligence activities undertaken on our behalf. This arrangement is for our benefit and is not intended to provide our full-time officers with compensation. We believe that our working capital will be sufficient to cover the foregoing expenses and reimbursement costs.

     We may use a portion of the interest earned by the principal in the trust account to make a deposit or fund a "no-shop, standstill" provision (a provision in letters of intent designed to keep target businesses from "shopping" around for transactions with other companies on terms more favorable to such target businesses) with respect to a prospective business combination, although we do not have any present intention to do so. We believe the net proceeds from the offering will be sufficient to fund the evaluation, negotiation and other expenses attendant to consummating a business combination even if we make such a payment. However, in the event that we are required to forfeit such funds (whether as a result of a breach of the agreement relating to such payment or otherwise), we may not have sufficient working capital available to pay expenses related to locating a suitable business combination without securing additional financing. In such event, if we are unable to secure additional financing, we may not consummate a business combination in the prescribed time period and we will be forced to liquidate and dissolve.

     The payment to Transmedia Corporation, an affiliate of Harvey Seslowsky, our President and Chief Operating Officer, of a monthly fee of $7,500 is for certain administrative, technology and secretarial services, as well as the use of certain limited office space located in Dallas, Texas. This arrangement is being agreed to by Transmedia Corporation for our benefit and is not intended to provide Mr. Seslowsky compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Dallas, Texas area, that the fee charged by Transmedia Corporation is at least as favorable as we could have obtained from an unaffiliated person. Upon completion of a business combination or our liquidation, we will no longer be required to pay this monthly fee. Other than the $7,500 per-month administrative fee, reimbursable out-of-pocket expenses payable to our officers and directors, no compensation of any kind (including finder's, consulting and similar fees) will be paid to any of our existing stockholders, officers or directors or to any of their respective affiliates, for services rendered to us prior to or in connection with the consummation of the business combination. However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, in identifying potential target businesses, performing due diligence on suitable target businesses and business combinations and travel expenses. To the extent that such expenses exceed available working capital, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination, in which event this reimbursement obligation would in all likelihood be negotiated with the owners of a target business. Although it is our present intention to have our current officers and directors remain with us following a business combination, the future role of our officers and directors and their respective remuneration, if any, in the target business following a business combination cannot presently be stated with any certainty. Our current officers and directors would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination, though these considerations will be a factor in our decision, which poses potential conflicts of interest. See "Management; Conflicts of Interest." Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

     The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will only be invested in United States "government securities," or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 so that we are not deemed to be an investment company under the Investment Company Act of 1940. The interest income derived from investment of these net proceeds during this period may be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

     To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business.

     Messrs. Granath, Seslowsky, Clauser, and Maggin, representing all of our executive officers, advanced to us a total of $100,000 on August 25, 2005, and Transmedia Corporation, an affiliate of Mr. Seslowsky, advanced to us $20,000 on September 3, 2005, which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, American Stock Exchange registration fee and legal and accounting fees and expenses. Messrs. Granath, Clauser and Maggin advanced to us a total of $30,000 on September 26, 2005 to pay additional expenses associated with this offering. On March 28, 2006, Mr. Clauser advanced to us $15,000, and on April 3, 2006, Messrs. Granath, Maggin and Transmedia Corporation advanced to us a total of $35,000 to cover additional expenses associated with this offering, including anticipated roadshow expenses. Accordingly, as of the date of this prospectus, our executive officers and certain of their affiliates have advanced to us a total of $200,000 to cover expenses related to this offering. The loans will be payable without interest on the earlier of one year (eighteen months for the August 2005 and September 2005 notes) from the date the loans were made to us or the consummation of this offering. The repayment of these loans will be effected by a reduction in the purchase price paid by such executive officers for existing stockholders' warrants.

     We believe that, upon consummation of this offering, the funds available to us outside of the trust account, together with the $1,800,000 aggregate amount of interest accrued on the amounts held in the trust account (net of taxes, if any, payable by us with respect to such interest) that will be released to us in monthly installments to fund a portion of our working capital requirements, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

     A public stockholder will be entitled to receive funds from the trust account (including a portion of interest earned on his, her or its portion of the trust account) only in the event of our liquidation or if that public stockholder (but not our existing stockholders) were to seek to convert such shares into cash in connection with a business combination which the public stockholder voted against and which we consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

     In the event of our liquidation, our officers, directors and existing stockholders will be entitled to receive funds from the trust account only with respect to any shares of common stock which they purchased in or following this offering, and not with respect to any of their initial shares or warrants.

                                    DILUTION

     The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

     At July 31, 2006, our net tangible book value was a deficiency of $185,064, or approximately $(0.08) per share of common stock. After giving effect to the sale of 9,000,000 shares of common stock included in the units, and the deduction of underwriting discounts and estimated expenses of this offering of approximately $6,380,000 (inclusive of deferred underwriter's fees and a non-accountable expense allowance payable upon consummation of a business combination), our pro forma net tangible book value at July 31, 2006 would have been $53,891,087 or $5.70 per share, representing an immediate increase in net tangible book value of $5.78 per share to the existing stockholders and an immediate dilution of $2.30 per share or 28.75% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is $14,090,951 less than it otherwise would have been because if we effect a business combination, the conversion rights to the public stockholders (but not our existing stockholders) may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account as of the record date for the determination of stockholders entitled to vote on the business combination, inclusive of any interest, divided by the number of shares sold in this offering.

     The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price ..................................                $ 8.00
Net tangible book value before this offering ...........     (.08)
Increase attributable to new investors .................     5.78
                                                          -------
Pro forma net tangible book value after this offering ..                  5.70
                                                                      --------
Dilution to new investors ..............................                $ 2.30
                                                                      ========

     The following table sets forth information with respect to our existing stockholders and the new investors:

                                  SHARES PURCHASED           TOTAL CONSIDERATION
                              ---------------------------  -------------------------   AVERAGE PRICE
                                 NUMBER       PERCENTAGE       AMOUNT     PERCENTAGE     PER SHARE
                              ------------   ------------  -----------   ------------    ---------
Existing stockholders           2,250,000          20%        $ 25,000           .03%      $0.0111
New investors                   9,000,000          80%     $72,000,000         99.97%      $  8.00
                              -----------       -----      -----------        ------       -------
                               11,250,000       100.0%     $72,025,000           100%      $6.4022
                              -----------       -----      -----------        ------       -------

     The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
    Net tangible book value before this offering ............................................. $   (185,064)
    Proceeds from this offering, including the sale of the existing stockholders' warrants ...   68,020,000
    Offering costs paid in advance and excluded from net tangible book value before
      this offering ..........................................................................      147,102
    Less: Proceeds held in trust subject to conversion to cash ($70,490,000 x 19.99%) ........ $(14,090,951)
                                                                                               ------------
                                                                                                 53,891,087
                                                                                               ============

Denominator:

    Shares of common stock outstanding prior to this offering ................................    2,250,000
    Shares of common stock included in the units offered .....................................    9,000,000
    Less: Shares subject to conversion (9,000,000 x 19.99%) ..................................   (1,799,100)
                                                                                               ------------
                                                                                                  9,450,900
                                                                                               ============

                                 CAPITALIZATION

     The following table sets forth our capitalization at July 31, 2006 and as adjusted to give effect to the sale of our units and of existing stockholders' warrants and the application of the estimated net proceeds derived from the sale of our units:

                                                                                             JULY 31, 2006
                                                                                      --------------------------
                                                                                        ACTUAL       AS ADJUSTED
                                                                                      ----------    ------------
Notes payable to existing stockholders ............................................   $  200,000             $ 0
    Total debt ....................................................................      200,000               0
Common stock, $.0001 par value, -0- and 1,799,100 shares which are subject to
    possible conversion, shares at conversion value ...............................            0      14,090,951
Stockholders' equity:

  Preferred stock, $.0001 par value, 1,000,000 shares authorized; none issued
    or outstanding ................................................................            0               0
  Common stock, $.0001 par value, 70,000,000 shares authorized; 2,250,000 shares issued and outstanding; 9,450,900 shares issued and outstanding (excluding
    1,799,100 shares subject to possible conversion and includes the effect

    of the contribution of 1,500,000 shares) ......................................          225             945
  Additional paid-in capital(1)....................................................       93,155      54,021,484
  Deficit accumulated during the development stage ................................     (131,342)       (131,342)
                                                                                      ----------     -----------
    Total stockholders' equity.....................................................      (37,962)     53,891,087
                                                                                      ----------     -----------
    Total capitalization...........................................................   $  (37,962)    $67,982,038
                                                                                      ==========     ===========

-----------------
(1) Includes $2,400,000 expected to be received concurrently with this offering for the purchase of existing stockholders' warrants. $200,000 of the gross proceeds from the sale of existing stockholders' warrants will be used to repay loans to us by members of management, which will be effected by a reduction in the purchase price paid by such executive officers for existing stockholders' warrants.

     If we consummate a business combination, the conversion rights afforded to our public stockholders (but not our existing stockholders) may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account, inclusive of any interest thereon, as of two business days prior to the proposed consummation of a business combination divided by the number of shares sold in this offering.

     On March 28, 2006, Mr. Clauser advanced to us $15,000, and on April 3, 2006, Messrs. Granath, Maggin and Transmedia Corporation advanced to us a total of $35,000 to cover additional expenses associated with this offering, including anticipated roadshow expenses. Accordingly, as of the date of this prospectus, our executive officers and certain of their affiliates have advanced to us a total of $200,000 to cover expenses related to this offering. The loans will be payable without interest on the earlier of one year from the date the loans were made to us or the consummation of this offering. The repayment of these loans will be effected by a reduction in the purchase price paid by such executive officers for existing stockholders' warrants.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     We were formed on July 8, 2005, to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock, including upon conversion of any debt securities:

     o   may significantly reduce the equity interest of our stockholders;

     o may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock;

     o will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

     o   may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

     o default and foreclosure on our assets if our operating income and other resources after a business combination were insufficient to pay our debt obligations;

     o acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

     o our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

     o our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;

     o   our inability to pay dividends on our common stock;

     o using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock, working capital, capital expenditures, acquisitions and other general corporate purposes;

     o limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

     o increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

     o limitations on our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy or other purposes; and

     o   other disadvantages compared to our competitors who have less debt.

     We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

     $70,490,000 (or $80,804,000 if the underwriters' over-allotment option is exercised in full), or approximately $7.83 per unit (or $7.81 per unit if the underwriters' over-allotment is exercised in full), which includes (i) the portion of the underwriting discount and the full amount of the representatives' non-accountable expense allowance being deferred, and (ii) the proceeds of $2,400,000 from the private sale of existing stockholders' warrants simultaneously with the consummation of this offering, but excludes offering expenses of approximately $620,000 and an additional $50,000 to be used for miscellaneous working capital purposes, will be placed in a trust account at JPMorganChase NY Bank, maintained by Continental Stock Transfer & Trust Company, acting as trustee, under an agreement to be signed on the date of this prospectus. $200,000 of the gross proceeds from the sale of existing stockholders' warrants will be used to repay loans to us by members of management, which will be effected by a reduction in the purchase price paid by such executive officers for existing stockholders' warrants. The underwriters have agreed to defer payment of a portion of the underwriting discount equal to 2.5% of the gross proceeds of this offering, or $1,800,000 (or $0.20 per unit), or $2,070,000 if the underwriter's over-allotment option is exercised in full, and the full amount of the representatives' non-accountable expense allowance, or $720,000. These proceeds will be held in the trust account and will not be released until the earlier to occur of: (1) the completion of our initial business combination on the terms described in this prospectus, in which case such proceeds will be released to the underwriters, and (2) our liquidation, in which case such proceeds will be distributed to the public stockholders, together with all of the other funds held in the trust account. Therefore, unless and until our initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering, expenses that we may incur related to the investigation and selection of a target business or the negotiation of an agreement to effect our initial business combination. However, up to an aggregate of $1,800,000 of the interest accrued on the amounts held in the trust account (net of taxes, if any, payable by us with respect to such interest) will be released to us in monthly installments to fund a portion of our working capital requirements. We may use a portion of such interest to pay taxes, if any, attributable to previously-accrued interest. Once an aggregate of $1,800,000 is released to us, all of the interest earned on the amounts held in the trust account (net of taxes payable) will remain in the trust account until we consummate our initial business combination or liquidate. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business.

     We believe that, upon consummation of this offering, the funds available to us outside of the trust account, together with the $1,800,000 aggregate amount of interest accrued on the amounts held in the trust account (net of taxes payable) that will be released to us in monthly installments to fund a portion of our working capital requirements, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

     Our agreement with Continental Stock Transfer & Trust Company permits us to utilize up to $1,800,000 of the interest earned upon monies in the trust account for working capital. Such amount will be paid to us in monthly installments commencing one month after completion of this offering. Over this time period, we intend to use the working capital for director and officer liability insurance premiums (approximately $300,000) and general and administrative services, including office space, utilities and secretarial support, with the balance being held in reserve for other expenses, such as due diligence, legal, accounting, and other expenses of structuring and negotiating business combinations. We anticipate approximately $500,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination (including the costs of obtaining stockholder approval), $300,000 of expenses for the due diligence and investigation of a target business, $180,000 for the administrative fee payable to Transmedia Corporation ($7,500 per month for two years), $50,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $770,000 for general working capital that will be used for miscellaneous expenses and reserves. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required to operate our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us. We would only consummate such a financing simultaneously with the consummation of a business combination.

     We may use a portion of the interest earned by the principal in the trust account to make a deposit or fund a "no-shop, standstill" provision (a provision in letters of intent designed to keep target businesses from "shopping" around for transactions with other companies on terms more favorable to such target businesses) with respect to a prospective business combination, although we do not have any present intention to do so.

     The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will only be invested in United States "government securities," or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 so that we are not deemed to be an investment company under the Investment Company Act of 1940. The interest income derived from investment of these net proceeds during this period may be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

     We are obligated, commencing on the date of this prospectus, to pay Transmedia Corporation, an affiliate of Harvey Seslowsky, a monthly fee of $7,500 for certain administrative, technology and secretarial services, as well as the use of certain limited office space located in Dallas, Texas. In addition, on August 25, 2005, Messrs. Granath, Seslowsky, Clauser, and Maggin, representing all of our executive officers, advanced a total of $100,000 to us for payment of offering expenses on our behalf. On September 3, 2005, Transmedia Corporation advanced $20,000 to us as additional working capital to cover additional offering expenses. On September 26, 2005, Messrs. Granath, Clauser and Maggin advanced to us a total of $30,000 as additional working capital to pay additional expenses associated with this offering. On March 28, 2006, Mr. Clauser advanced to us $15,000, and on April 3, 2006, Messrs. Granath, Maggin and Transmedia Corporation advanced to us a total of $35,000 to cover additional expenses associated with this offering, including anticipated roadshow expenses. Accordingly, as of the date of this prospectus, our executive officers and certain of their affiliates have advanced to us a total of $200,000 to cover expenses related to this offering. The loans will be payable without interest on the earlier of one year (eighteen months for the August 2005 and September 2005 notes) from the date the loans were made to us or the consummation of this offering. The repayment of these loans will be effected by a reduction in the purchase price paid by such executive officers for existing stockholders' warrants.

     We anticipate that simultaneously with the consummation of this offering, we will privately sell an aggregate of 2,400,000 warrants to our existing stockholders and one of their affiliates, Transmedia Corporation, at a price of $1.00 per warrant, for an aggregate purchase price of $2,400,000. $200,000 of the gross proceeds from the sale of existing stockholders' warrants will be used to repay loans to us by members of management, which will be effected by a reduction in the purchase price paid by such executive officers for existing stockholders' warrants. All of the proceeds we receive from these purchases will be placed in the trust account. The privately placed existing stockholders' warrants will be identical to the warrants offered by this prospectus in many respects, however the existing stockholders' warrants may be exercisable on a cashless basis, so long as such warrants are held by our existing stockholders or their affiliates, and the existing stockholders' warrants are not redeemable by us. Furthermore, the purchasers of the existing stockholders' warrants, including all of our executive officers, have agreed not to sell or transfer their existing stockholders' warrants (or any of the underlying shares of common stock) until 90 days after the consummation of our initial business combination. The existing stockholders' warrants purchased by the Hearst Corporation and Transmedia Corporation will be subject to the same terms and conditions as those purchased by our officers and directors.

     We have agreed to sell to the representatives of the underwriters, for $100, an option to purchase up to a total of 900,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants underlying this option are exercisable at $7.50 per share (150% of the exercise price of the warrants included in the units sold in the offering). This option is exercisable at $7.50 per unit commencing on the later of the consummation of a business combination or one year from the date of this prospectus and expiring four years from the date of this prospectus. We estimate that the fair value of this option is approximately $3,116,358 ($3.46 per unit underlying such option) using a Black-Scholes option-pricing model. The fair value of the option granted to the representatives of the underwriters is estimated as of the date of grant using the following assumptions: (1) expected volatility of 50.3%, (2) risk-free discount rate of 5.00% (3) expected life of five years and (4) dividend rate is zero. For a more complete description of the purchase option, see the section appearing elsewhere in this prospectus entitled "Underwriting--Purchase Option."

     As indicated in the accompanying financial statements, at March 31, 2006, we had $23,711 in cash and a working capital deficiency of $141,289. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management's plans to address this uncertainty through this offering are discussed above. There is no assurance that our plans to raise capital or to consummate a business combination will be successful or successful within the target business acquisition period. These factors, among others, raise substantial doubt about our ability to continue as a going concern.


                                PROPOSED BUSINESS

INTRODUCTION

     We are a Delaware blank check company incorporated on July 8, 2005 in order to serve as a vehicle for the acquisition of an operating business. We intend to focus on companies in the entertainment, media and communications industries and to seek out opportunities both domestically and internationally, particularly in Europe and Asia to take advantage of our management team's experience in these markets. Though our focus will be on companies in the industries discussed above, we will review a business opportunity presented to us in any industry sector. The entertainment, media and communications industries encompass those companies which create, produce, deliver, own, distribute and/or market entertainment and information content, products and services and include among others:


     o   broadcast television;

     o   cable, satellite and terrestrial television content delivery;

     o   film, television and video content production and distribution;

     o   newspaper, book, magazine, and specialty publishing;

     o   motion picture exhibition and related services;

     o   radio services via broadcast and satellite;

     o   video game production and distribution;

     o   Internet media production and distribution;

     o advertising agencies and other advertising services, including direct' marketing;

     o   recorded music and other audio content production and distribution; and

     o   live event entertainment and venue management.

     Our management team has extensive experience in the entertainment, media and communications industries as senior executives, business consultants and/or entrepreneurs. Herbert A. Granath, our Chairman of the Board and Chief Executive Officer, currently serves as the Chairman Emeritus of ESPN, the 24-hour cable sports network, and was previously employed as an executive of ABC for over 35 years. Harvey M. Seslowsky, our President and Chief Operating Officer, currently serves as President of Transmedia Corporation, a private media consulting firm he founded which provides consulting services to a variety of clients, including Accenture Ltd., one of the world's leading management consulting and technology services organizations. Robert C. Clauser, Jr., our Executive Vice President and Chief Financial Officer, most recently served as Lead Strategy Partner of the Media & Entertainment Practice (Americas) of Accenture Ltd., where he advised senior executive officers and the board of directors of numerous media and entertainment companies on setting strategy, transforming operations, and integrating technology to deliver growth, profitability and value. Bruce Maggin, our Executive Vice President and Secretary, currently serves as Vice President, Secretary and a Managing Member of The H.A.M Media Group, LLC, an international investment and advisory firm that specializes in the entertainment and communications industries.

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     We intend to leverage the industry experience of our executive officers by focusing our efforts on identifying a prospective target business in the entertainment, media and communications industries. We believe that companies involved in these industries represent attractive acquisition targets for a number of reasons, including a favorable economic environment for these industries, potentially attractive valuations and the large number of middle market acquisition candidates.

     We believe, based solely on our management's collective business experience, that there are numerous business opportunities in the entertainment, media and communications industries. However, neither we nor any of our agents have conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates within these industries or the likelihood or probability of success of any proposed business combination. Accordingly, we cannot assure you that we will be able to locate a target business in such industries or that we will be able to engage in a business combination with a target business on favorable terms.

     The entertainment, media and communications industry represents a large and expanding segment of the United States economy. According to PricewaterhouseCoopers, LLP, global entertainment, media and communications industry spending reached $1.3 trillion in 2004 and is expected to increase to $1.8 trillion in 2009. The United States marketplace accounts for $525 billion, or 42%, of the $1.3 trillion in spending. Certain segments of the entertainment, media and communications industry, such as video games and interactive multimedia software, are growing at rates above the industry average domestically and are growing at even greater rates internationally.

     Growth in this industry has historically been driven by the introduction of new technologies and the expansion of domestic and international markets. The latter part of the 20th century witnessed the introduction and consumer acceptance of cable television, home video, video games and compact discs. The 1990s witnessed the emergence of additional products and improved delivery systems such as interactive multimedia entertainment software, simulator and virtual reality attractions and fiber optic cable. The beginning of the 21st century has witnessed even greater expansion as the emergence of next-generation technologies has significantly strengthened growth opportunities for television distribution through direct broadcast satellite and digital cable, video games, Internet access and home video. The emergence of the DVD and CD-ROM formats has further increased this expansion.

EFFECTING A BUSINESS COMBINATION

     GENERAL

     We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors in this offering will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable, which would subject us to the numerous risks inherent in such companies.

     In determining the size and nature of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to inception of our company and thereafter, with respect to the state of capital markets, generally, and the amount the representatives believed they reasonably could raise on behalf of our company given our proposed target industries. At no time during these organizational meetings and thereafter were potential target businesses or acquisitions discussed. Although neither management nor any of management's agents, representatives or affiliates has conducted any research or taken any measures, directly or indirectly, to locate or contact a target business or independently research recent transactions in the target industries,


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management believes that the net proceeds of this offering, particularly in light of the fact that our company could also utilize a combination of cash and equity and/or debt securities as consideration in a potential acquisition, would be sufficient to enable our company to pursue either "spin-off" transactions with larger, well-established companies in the target industries (in which our company would acquire a target subsidiary or business division of a seasoned large or mid-cap company) or acquisitions of small- or mid-cap companies in the target industries with attractive valuations between $60 million and $500 million that are in need of a new, highly experienced management team. Management believes that companies that have valuations greater than $500 million generally are acquisition candidates for larger and more established operating companies that have developed marketing and distribution capabilities and the ability to leverage existing products and/or services to increase their market presence. Management further believes that whether it solely applies, as acquisition consideration, the proceeds of the trust, combines such proceeds with additional equity securities, or raises additional acquisition consideration through the issuance and sale of debt securities, it will be able to complete a business combination with a company whose fair market value is equal to at least 80% of our company's net assets.

     WE HAVE NOT IDENTIFIED A TARGET BUSINESS

     We do not have any specific merger, capital stock exchange, asset acquisition or other business combination under consideration, and we have not, nor has anyone on our behalf, either directly or indirectly, contacted any potential target businesses or their representatives or had any discussions, formal or otherwise, with respect to such a transaction. We have not (nor have any of our agents, representatives or affiliates) been approached by any candidates (or representatives of any candidates) with respect to a possible transaction with our company. Moreover, we have not engaged or retained any agent or other representative to identify or locate any acquisition candidate for us. Neither we nor any of our agents, representatives or affiliates have conducted any research or taken any measures, directly or indirectly, to locate or contact a target business. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Finally, we note that there has been no due diligence, evaluations, discussions (formal or informal), negotiations and/or other similar activities undertaken, directly or indirectly, by us, our affiliates or representatives, or by any unrelated third party, with respect to a business combination transaction involving our company.

     Subject to the limitation that a target business has a fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

     SOURCES OF TARGET BUSINESSES

     We anticipate that our officers and directors as well as their affiliates will bring to our attention target business candidates. While our officers and directors make no commitment as to the amount of time they will spend trying to identify or investigate potential target businesses, they believe that the various relationships they have developed over their careers, together with their direct inquiry, will generate a number of potential target businesses that will warrant further investigation. As senior executives, business consultants and entrepreneurs in the entertainment, media and communications industries, members of our management team have been, and are likely to continue to be, presented with proposals and offers of many varieties with respect to prospective investments and transactions. They may also become aware of potential transaction opportunities by attending entertainment, media and communications conferences or conventions. However, they have not yet been presented with any proposals with respect to prospective transactions for us, nor have they undertaken any steps to identify or locate any suitable prospective transactions for our company. They have also not performed any due diligence, research, evaluation or other similar activities with respect to a potential business combination for our company. Moreover, they will not entertain any proposals with respect to a prospective transaction, nor will they perform any due diligence, research, evaluation or other similar activities with respect to a potential business combination, until after we complete our initial public offering.

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     Target business candidates may also be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, leveraged buyout funds, hedge funds, management buyout funds and other members of the financial community who are aware that we are seeking a business combination partner via public relations and marketing efforts, direct contact by management or other similar efforts and who may present solicited or unsolicited proposals. To date, no unaffiliated sources have brought any potential target businesses to our attention. We may pay finders' fees or compensation to third parties for their efforts in introducing us to potential target businesses which we would negotiate at the time. Such payments, which are typically based on the dollar value of the transaction, could be paid to entities we engage for this purpose or ones that approach us on an unsolicited basis. In no event, however, will we pay any of our existing officers, directors or stockholders or any entity with which they are affiliated any finder's fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination. In addition, none of our officers, directors, or existing stockholders will receive any finder's fee, consulting fees or any similar fees from any person or entity in connection with any business combination involving us other than any compensation or fees that may be received for any services provided following such business combination.

     SELECTION OF A TARGET BUSINESS AND STRUCTURING OF A BUSINESS COMBINATION

     Subject to the requirement that our initial business combination must be with a target business with a fair market value that is at least 80% of our net assets at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates or the likelihood or probability of success of any proposed business combination. Since we have not yet analyzed the businesses available for acquisition and have not identified a target business, we have not established any specific attributes or criteria (financial or otherwise) for the evaluation of prospective target businesses. In evaluating a prospective target business, our management will consider, among other factors, the following:

     o   financial condition and results of operation;

     o   cash flow potential;

     o   growth potential;

     o experience and skill of management and availability of additional personnel;

     o   capital requirements;

     o   competitive position;

     o   barriers to entry by competitors;

     o   stage of development of the products, processes or services;

     o security measures employed to protect technology, trademarks or trade secrets;

     o degree of current or potential market acceptance of the products, processes or services;

     o proprietary features and degree of intellectual property or other protection of the products, processes or services;

     o   regulatory environment of the industry; and

     o   costs associated with effecting the business combination.

     These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which will be made available to us.


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     The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. However, we will not pay any finder's, consulting or similar fees to any of our existing stockholders, or any of their respective affiliates, for services rendered to or in connection with a business combination.

     FAIR MARKET VALUE OF TARGET BUSINESS

     The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business has sufficient fair market value.

     POSSIBLE LACK OF BUSINESS DIVERSIFICATION

     While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is likely that we will have the ability to effect only one, or perhaps two, business combinations. Accordingly, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

     o subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination; and

     o result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

     LIMITED ABILITY TO EVALUATE THE TARGET BUSINESS' MANAGEMENT

     Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business' management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, although it is our present intention to have our current officers and directors remain with us following a business combination, the future role of our officers and directors and their respective remuneration, if any, in the target business following a business combination cannot presently be stated with any certainty. Our current officers and directors would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the

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ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination, though these considerations will be a factor in our decision, which poses potential conflicts of interest. See "Management; Conflicts of Interest." Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

     Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that the managers we hire will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

     OPPORTUNITY FOR STOCKHOLDER APPROVAL OF BUSINESS COMBINATION

     Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

     In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them, including any shares of common stock purchased in or following this offering, in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold as part of units in this offering. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights.

     CONVERSION RIGHTS

     At the time we seek stockholder approval of any business combination, we will offer each public stockholder (but not our existing stockholders) the right to have such stockholder's shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Our existing stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether acquired before, during or after this offering. The actual per-share conversion price will be equal to the amount in the trust account, inclusive of any interest (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. Without taking into any account interest earned on the trust account, the initial per-share conversion price would be approximately $7.83 (or $7.81 if the underwriters' over-allotment is exercised in full) or $0.17 less than the per-unit offering price of $8.00. Because the initial per-share conversion price is approximately $7.83 (or $7.81 if the underwriters' over-allotment is exercised in full) per share upon liquidation ($7.83 per share in the event that less than 20% of the shares held by our public stockholders are voted in favor of conversion in connection with our initial business combination, or $7.81 per share if the underwriters' over-allotment is exercised in full), plus any interest (excluding up to $1,800,000 of interest earned on the monies in the trust account used by us as working capital), which is less than the $8.00 per-unit offering price and may be less than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. If a stockholder votes against the business combination but fails to properly exercise its conversion rights, such stockholder will not have its shares of common stock converted to its pro rata distribution of the trust fund. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be


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     distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. We will not complete any business combination if public stockholders, owning 20% or more of the shares sold in this offering, both exercise their conversion rights and vote against the business combination. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which approximately 19.99% of the public stockholders may exercise their conversion rights and a business combination will still go forward.

     LIQUIDATION IF NO BUSINESS COMBINATION


     If a letter of intent, agreement in principle or definitive agreement for a business combination has not been executed prior to 16 months from the date of this offering, which is two months before the initial deadline for a business combination, our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and distribution and on such date file a proxy statement with the SEC seeking stockholder approval for such plan, as described below. If, however, a letter of intent, agreement in principle or definitive agreement for a business combination has been executed prior to 18 months from the date of this offering, we will abandon our plan of dissolution and distribution that had been submitted to our stockholders and will instead seek the consummation of that business combination. If, following the extent of such letter of intent, agreement in principle or definitive agreement, a proxy statement seeking the approval of our stockholders for that business combination has not been filed prior to 22 months from the date of this offering, our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and distribution, and on such date file a proxy statement with the SEC seeking stockholder approval for such plan. Upon dissolution, we will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account (including the amount representing the $1,800,000 deferred portion of the underwriters' fees and the $720,000 deferred representatives' non-accountable expense allowance, plus any interest), net of taxes payable. We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date. Our existing stockholders, including purchasers in our private placement offering, have waived their rights to participate in any liquidation distribution, but only with respect to those shares of common stock owned by them prior to this offering; they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering. There will be no distribution from the trust account with respect to our existing stockholders' warrants, which will expire worthless. We will pay the costs of liquidation from our working capital of up to $1,800,000 funded from interest on monies held in the trust account. If such funds are insufficient, our officers will pay the funds necessary to complete such liquidation.

     If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $7.83 (or $7.81 if the underwriters' over-allotment is exercised in full), or $0.17 less than the per-unit offering price of $8.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors, based on fraudulent inducement, breach of fiduciary responsibility or similar claims, which could have higher priority than the claims of our public stockholders, in which case our public stockholders would receive less than $7.83 per unit (or $7.81 per unit if the underwriters' over-allotment is exercised in full) upon exercise of their conversion rights. Although we will seek to have all vendors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account, including but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a



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waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party's engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Messrs. Granath, Seslowsky, Clauser and Maggin have personally agreed, pursuant to a letter agreement with us and the representatives, that if we liquidate prior to the consummation of a business combination, they will be personally liable to pay debts and obligations to target businesses or third parties that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of this offering not held in the trust account. We cannot assure you, however, that our chief executive officer and chief financial officer will be able to satisfy those obligations. Accordingly, the actual per-share liquidation price could be less than $7.83 (or $7.81 if the underwriters' over-allotment is exercised in full), plus interest, due to claims of creditors.

     Our public stockholders will be entitled to receive funds from the trust account only in the event of the expiration of our existence and our liquidation or if they seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

     Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Because we will not be complying with
Section 280, we will seek stockholder approval to comply with Section 281(b) of the Delaware General Corporation Law, requiring us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. As described above, we are obligated to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us will be significantly limited and the likelihood that any claim would result in any liability extending to the trust is remote.

     If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $7.83 (or $7.81 if the underwriters' over-allotment is exercised in full) per share.


     We currently believe that any plan of dissolution and liquidation subsequent to the expiration of the 16 and 22-month deadlines described above would proceed in approximately the following manner:

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     o   our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and distribution, and on such date file a proxy statement with the SEC seeking stockholder approval for such plan;

     o upon such deadline, we would file our preliminary proxy statement with the SEC;

     o if the SEC does not review the preliminary proxy statement, then, 10 days following the passing of such deadline, we will mail the proxy statements to our stockholders, and 30 days following the passing of such deadline, we will convene a meeting of our stockholders, at which they will either approve or reject our plan of dissolution and liquidation; and

     o if the SEC does review the preliminary proxy statement, we currently estimate that we will receive its comments 30 days following the passing of such deadline. We will mail the proxy statements to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we will convene a meeting of our stockholders at which they will either approve or reject our plan of dissolution and liquidation.

     In the event we seek stockholder approval for a plan of dissolution and liquidation and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. If no proxy statement seeking the approval of our stockholders for a business combination has been filed 22 months from the date of this offering, our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and distribution, and on such date file a proxy statement with the Securities and Exchange Commission seeking stockholder approval for such plan. The funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose.

     COMPETITION

     In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us. Further:

     o our obligation to seek stockholder approval of a business combination may delay or threaten the completion of a transaction;

     o our obligation to convert into cash shares of common stock held by our public stockholders (but not our existing stockholders) in certain instances may reduce the resources available to us for a business combination; and

     o our outstanding warrants and option, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

     Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that to the extent that our target business is a privately held entity, our status as a well-financed public entity and the substantial industry expense of our officers may give us a competitive advantage over entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

     If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

FACILITIES

     We maintain our executive offices at 4429 Edmondson Avenue, Dallas, Texas 75205. We consider our current office space adequate for our current operations.

     Commencing on the effective date of this prospectus through the consummation of the acquisition of the target business, we will pay Transmedia Corporation, an affiliate of Harvey Seslowsky, our President and Chief Operating Officer, $7,500 per month in exchange for certain administrative, technology and secretarial services, as well as the use of certain limited office space in Dallas, Texas. We believe, based on rents and fees for similar services in the Dallas, Texas area, that the $7,500 fee is at least as favorable as we could have obtained from an unaffiliated person.

EMPLOYEES

     We have four executive officers. These individuals are not obligated to devote any minimum number of hours to our matters as the nature of identifying and negotiating with a target business may require extensive time commitments at certain stages and very little at others. However, these individuals intend to devote as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for a potential business combination and the stage of a potential business combination. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently devote more time to our affairs) than they would prior to locating a suitable target business. We expect Messrs. Seslowsky, Maggin and Weden to devote an average of approximately 10 hours per week to our business during the target identification stage, and close to full time during due diligence and negotiation of a business combination. We do not intend to have any full time employees prior to the consummation of a business combination.

PERIODIC REPORTING AND AUDITED FINANCIAL STATEMENTS

     We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, as amended, our annual reports will contain financial statements audited and reported on by our independent accountants.

     We will not acquire a target business if audited financial statements based on United States generally accepted accounting principles cannot be obtained for the target business. Additionally, our management will provide stockholders with audited financial statements, prepared in accordance with generally accepted accounting principles, of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. Our management believes that the requirement of having available audited financial statements for the target business will not materially limit the pool of potential target businesses available for acquisition.


     We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.


LEGAL PROCEEDINGS

     To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

COMPARISON TO OFFERINGS OF BLANK CHECK COMPANIES

     The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

                                      TERMS OF OUR OFFERING                  TERMS UNDER A RULE 419 OFFERING
                                      ---------------------                  -------------------------------

ESCROW OF OFFERING PROCEEDS      $70,490,000 of the net offering        $63,180,000 of the offering proceeds
                                 proceeds will be deposited into a      would be required to be deposited into
                                 trust account at JPMorganChase NY      either an escrow account with an
                                 Bank maintained by Continental Stock   insured depositary institution or in a
                                 Transfer & Trust Company.              separate bank account established by a
                                                                        broker-dealer in which the broker-dealer
                                                                        acts as trustee for persons having the
                                                                        beneficial interests in the account.

INVESTMENT OF NET PROCEEDS       The $70,490,000 of net offering        Proceeds could be invested only in
                                 proceeds held in trust will only be    specified securities such as a money
                                 invested in U.S. "government           market fund meeting conditions of the
                                 securities," defined as any Treasury   Investment Company Act of 1940 or in
                                 Bills issued by the United States      securities that are direct obligations of,
                                 having a maturity of 180 days or       or obligations guaranteed as to principal
                                 less or in money market funds          or interest by, the United States.
                                 meeting certain conditions under
                                 Rule 2a-7 promulgated under the
                                 Investment Company Act of 1940.

LIMITATION ON FAIR VALUE OR
  NET ASSETS OF TARGET
  BUSINESS                       The initial target business that we    We would be restricted from acquiring a
                                 acquire must have a fair market value  target business unless the fair value of
                                 equal to at least 80% of our net       such business or net assets to be
                                 assets at the time of such             acquired represented at least 80% of the
                                 acquisition.                           maximum offering proceeds.

                                      TERMS OF OUR OFFERING                  TERMS UNDER A RULE 419 OFFERING
                                      ---------------------                  -------------------------------

TRADING OF SECURITIES ISSUED     The units will begin trading on        No trading of the units or the underlying
                                 or promptly after the date of this     common stock and warrants would be
                                 prospectus. The common stock and       permitted until the completion of a
                                 warrants comprising the units will     business combination. During this
                                 begin to trade separately on the       period, the securities would be held in
                                 90th day after the date of this        the escrow or trust account.
                                 Prospectus unless the representatives
                                 determine that an earlier date is
                                 acceptable (based upon their
                                 assessment of the relative strengths
                                 of the securities markets and small
                                 capitalization companies in general,
                                 and the trading pattern of, and demand
                                 for, our securities in particular). In
                                 no event will the representatives
                                 allow separate trading of the common
                                 stock and warrants until (i) we file
                                 an audited balance sheet reflecting
                                 our receipt of the gross proceeds of
                                 this offering and (ii) at least 5 days
                                 have passed since the distribution of
                                 our units in this offering has been
                                 completed. The distribution of the
                                 units in this offering will be
                                 completed once all the units have been
                                 sold, all stabilizing transactions
                                 have been completed and all penalty
                                 bids have either been reclaimed or
                                 withdrawn. We will file a Current
                                 Report on Form 8-K, with the
                                 Securities and Exchange Commission,
                                 including an audited balance sheet,
                                 upon the consummation of this
                                 offering, which is anticipated to take
                                 place three business days from the
                                 date the units commence trading.

EXERCISE OF THE WARRANTS         The warrants cannot be exercised       The warrants could be exercised prior to
                                 until the later of the completion of   the completion of a business
                                 a business combination and one year    combination, but securities received and
                                 from the date of this prospectus and,  cash paid in connection with the
                                 accordingly, will be exercised only    exercise would be deposited in the
                                 after the trust account has been       escrow or trust account.
                                 terminated and distributed.

                                      TERMS OF OUR OFFERING                  TERMS UNDER A RULE 419 OFFERING
                                      ---------------------                  -------------------------------


ELECTION TO REMAIN               We will give our stockholders the      A prospectus containing information
  AN INVESTOR                    opportunity to vote on the business    required by the SEC would be sent to
                                 combination. In connection with        each investor. Each investor would be
                                 seeking stockholder approval, we       given the opportunity to notify the
                                 will send each stockholder a proxy     company, in writing, within a period of
                                 statement containing information       no less than 20 business days and no
                                 required by the SEC. A stockholder     more than 45 business days from the
                                 following the procedures described in  effective date of the post-effective this prospectus is given the right to  amendment, to decide whether he or she convert his or her shares into his or  elects to remain a stockholder of the
                                 her pro rata share of the trust        company or require the return of his or
                                 account. However, a stockholder who    her investment. If the company has not
                                 does not follow these procedures or a  received the notification by the end of
                                 stockholder who does not take any      the 45th business day, funds and interest
                                 action would not be entitled to the    or dividends, if any, held in the trust or
                                 return of any funds.                   escrow account would automatically be
                                                                        returned to the stockholder. Unless a
                                                                        sufficient number of investors elect to
                                                                        remain investors, all of the deposited
                                                                        funds in the escrow account must be
                                                                        returned to all investors and none of the
                                                                        securities will be issued.

BUSINESS COMBINATION
  DEADLINE                       A business combination must occur      If an acquisition has not been
                                 within 18 months after the             consummated within 18 months after
                                 consummation of this offering or       the effective date of the initial
                                 within 24 months after the             registration statement, funds held in the
                                 consummation of this offering if a     trust or escrow account would be
                                 letter of intent, agreement in         returned to investors.
                                 principle or definitive agreement
                                 relating to a prospective business
                                 combination was entered into prior
                                 to the end of the 18-month period.

RELEASE OF FUNDS                 The proceeds held in the trust         The proceeds held in the escrow
                                 account will not be released until     account would not be released until the
                                 the earlier of the completion of a  s   earlier of the completion of a business
                                 business combination and our           combination or the failure to effect a
                                 liquidation upon failure to effect a   business combination within the allotted
                                 business combination within the        time.
                                 allotted time.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     Our current directors and executive officers are as follows:

     NAME                         AGE                         POSITION
     -----                       -----    -----------------------------------------------------------
     Herbert A. Granath .......   77      Chairman of the Board and Chief Executive Officer
     Harvey M. Seslowsky ......   64      President, Chief Operating Officer and Director
     Robert C. Clauser, Jr. ...   40      Executive Vice President and Chief Financial Officer
     Bruce Maggin .............   63      Executive Vice President and Secretary
     Richard Weden ............   65      Director
     Edward T. Reilly .........   59      Director
     William A. Roskin ........   64      Director

     HERBERT A. GRANATH has been our Chairman of the Board and Chief Executive Officer since August 2005. Since February 2001, Mr. Granath has served as Chairman Emeritus of ESPN, a cable sports network, and Telenet, Belgium's leading cable television company. Since 1999, he has served as a Director (and, since 2006, as Vice Chairman) of Central European Media Enterprises Ltd, a company engaged in the ownership and operation of leading commercial television stations in Central and Eastern Europe, and of Crown Media Holdings (Co-Chairman since 2006), which owns and operates the Hallmark Channel. Mr. Granath is the Chairman of the National Academy of Television Arts and Sciences, which presents the EMMY awards. Mr. Granath is also a director of the International Academy of Television Arts and Sciences ("IATAS"), a non-profit industry organization promoting international television. Mr. Granath was employed by ABC for over 35 years, where he was Senior Vice President from 1998 to February 2001, and was Chairman of Disney/ABC International, an international broadcasting company, from 1996 to January 1998. He served as Chairman of the Board of ESPN for 16 years, from January 1984 to February 2001, as well as Board Chairman of A&E, from March 1980 to February 2001, The History Channel, from May 1992 to February 2001, The Biography Channel, from March 1994 to February 2001, and Lifetime Television, from March 1980 to December 1996, and was a Founding Partner and Director of Eurosport, the largest cable network in Europe, from April 1985 to April 1995. He also served on the boards of Telefunf, from June 1984 to March 1987, RTL2, from May 1987 to December 1995, and TM3 networks in Germany, from June 1989 to December 1995, SBS Broadcasting SA, from March 1985 to November 1995, and TVA, the Brazilian pay-TV company, from January 1990 to June 1998. Mr. Granath also served as Senior Content Advisor to Cable Partners Europe, a cable communications operator, from February 2001 to February 2006, and on the Board of Advisors of Veronis, Suhler & Associates Fund III, a billion dollar fund investing in worldwide media, from 1999 to October 2005. Among the awards Mr. Granath has received are two TONY Awards, an International EMMY (Lifetime Achievement in International TV), as well as a U.S. EMMY (Lifetime Achievement in Sports TV). Most recently, he was honored by the National Association of Broadcasters as a Broadcast Pioneer and received the European Lifetime Achievement Award at the Rose d'Or Festival in Lucerne, Switzerland.

     HARVEY M. SESLOWSKY has been our President and Chief Operating Officer and a Director of our company since August 2005. Since August 2003, Mr. Seslowsky has been the President of Transmedia Corporation, a private media consulting firm he founded which provides consulting services to a wide variety of clients, including Accenture Ltd., one of the world's leading management consulting and technology services organizations. From October 2002 to August 2003, Mr. Seslowsky served as a consultant to Accenture Ltd. From October 2000 to September 2002, Mr. Seslowsky served as Executive Vice President of Worldwide Sales & Distribution for Blockbuster International Distribution, a division of Blockbuster Inc., a leading global provider of in-home rental and retail movie and game entertainment, and from February 1995 to October 2000, as Senior Vice President, National Sales, Partnership Marketing & Licensing of Blockbuster, Inc. Mr. Seslowsky has been active as a Consultant/New Business Development since 1990, and served as President and a Director of Scat Hovercraft, Inc., a company engaged in the Hovercraft industry, from 1990 to 1991, as President and a Director of Media Merchandising Corporation, the publisher of The Video Source Book and maintainer of the world's largest and most comprehensive data base on the home video business, from 1988 to 1990, and as President of Broadcast Information Bureau Inc., a trade book and magazine publisher, where he served as a consultant to over 50 television stations. Prior to that time, he served as an Account Executive of ABC Television Network. Mr. Seslowsky is also a director of the International Academy of Television Arts & Sciences (IATAS).

     ROBERT C. CLAUSER, JR. has been our Executive Vice President and Chief Financial Officer of our company since August 2005, and served as a director of our company from August 2005 to April 2006. Mr. Clauser recently completed the David Rockefeller Fellowship, awarded to him in 2005 for his civic and corporate achievements. Mr. Clauser left Accenture Ltd. in November 2005 where he had served as Lead Strategy Partner of the Media & Entertainment Practices for the Americas, having joined the company in October 1997. At Accenture, Mr. Clauser advised senior executive officers and boards of directors of numerous media and entertainment companies on setting strategy, transforming operations, and integrating technology to deliver growth, profitability and value. From August 1993 to September 1997, Mr. Clauser served as Manager of the Consumer Products and Retail Practice of Braxton Associates, a strategy consulting firm and division of Deloitte & Touche Consulting Group, where he was responsible for the development and implementation of strategic initiatives aimed to innovate and develop new products and new markets, and grow revenue and profitability. From 1988 to 1991, Mr. Clauser served as Assistant Treasurer of the Oil, Gas & Extractive Industries Division of Irving Trust/The Bank of New York. Mr. Clauser also serves as a Trustee of the Alliance for the Arts, an arts advocacy and research organization, since June 2004; an advisor to Box of Bees Media, a music production and distribution company, since January 2004; and a board member and mentor of icouldbe.org, an internet youth mentoring organization, since April 2000; and has previously served as Chief Executive Officer and Producer of Montage Entertainment, an independent non profit film production company, from April 1998 to September 2002.

     BRUCE MAGGIN has been our Executive Vice President and Secretary of our company since August 2005, and served as a director of our company from August 2005 to April 2006. Mr. Maggin currently serves as the Vice President, Secretary and a Managing Member of The H.A.M Media Group, LLC, an international investment and advisory firm specializing in the entertainment and communications industries, which he co-founded in 1997. From February 1999 to November 2002, Mr. Maggin was also Chief Executive Officer of "at TV Media," a joint venture of NBC, Gemstar International, and Thomson Multimedia. Mr. Maggin has served on the Boards of Directors of Phillips-Van Heusen Corporation, since June 1987 (where he has also served as the Audit Committee Chairman since June 1997), Central European Media Enterprises Ltd., since September 2002 (where he has also served as the Compensation Committee Chairman since February 2003), each of which is a publicly-traded company, and on the Board of Advisors of JumpTV Inc., since March 2006. He also served on the Board of Directors of In-Store Advertising, Inc. from December 1989 to December 1993, of Newstar Media (formerly Dove Entertainment) from 1997 to December 2000, and of Avalon Digital Marketing Systems (formerly Mindarrow Systems) from August 2001 to April 2003, each of which is a publicly-traded company. Prior to forming the H.A.M. Media Group, Mr. Maggin served in a variety of positions at Capital Cities/ABC. From 1993 to 1996, he was responsible for directing the company's activities in the digital world including the production of content for video games, the internet, and video on demand. From 1986 to 1993, Mr. Maggin served as Executive Vice President of the Development/Operations division of Capital Cities/ABC Video Enterprises, where he oversaw all of the company's start-up and venture business activities. Prior to such time, Mr. Maggin served as a merger and acquisition consultant for CFC, a unit of The Irving Trust Company, and as Vice President of Ziff Corporation, the parent company of Ziff-Davis Publishing and Broadcasting. Mr. Maggin also served on the Boards of Directors of the Lifetime Television Network from 1983 to 1995 and of ESPN from 1984 to 1996.

     RICHARD WEDEN has been a Director of our company since August 2005. Mr. Weden was employed by American Express for over 35 years and most recently, from April 1995 to July 2004, served as Vice President and Director General of American Express International Services in Moscow, Russia, where he was responsible for the launch of American Express Business Travel and Card Business in Russia and other former Soviet Union countries. Prior to that time, Mr. Weden served in various executive capacities at American Express, including as Senior Vice President, Travel Management Services, Latin America from 1994 to 1995, as President and Senior Vice President, Travel Related Services, Mexico from 1989 to 1994, and as Senior Vice President & General Manager, Travel Related Services, Asia, North Pacific and China from 1983 to 1989, after having served in various other capacities at American Express since 1968. Mr. Weden has also been actively involved in a number of international professional organizations, including serving as the Chairman of the Board of the American

Chamber of Commerce in Russia from January 2002 to January 2004 and as a member of its Executive Committee from January 1996 to January 2004, and as a board member of the Anglo-American School of Moscow from September 2000 to May 2004, the Russian National Orchestra from April 1995 to July 2004, and the United Way from January 1996 to June 2004. He also served on the Executive Board of the American Chamber of Mexico from approximately January 1990 to December 1993.

     EDWARD T. REILLY has been a Director of our company since April 2006. Since 2001, Mr. Reilly has been the President and Chief Executive Officer of the American Management Association, the world's leading not-for-profit, membership-based management development, research and publishing organization. Prior to that time, Mr. Reilly served as President and Chief Executive Officer of Big Flower Holdings, Inc. (now Vertis, Inc.), a leading provider of integrated marketing and advertising services. Prior to joining Big Flower Holdings, Mr. Reilly spent nearly 30 years with the broadcast and book publishing groups of The McGraw-Hill Companies, a publishing and communications company, and served in numerous capacities, including: Editor-in-Chief of the Accounting, Computing and Data Processing Department of Gregg Community College Division; Chief Financial Officer of the California Test Bureau; General Manager of the Instructo Corporation; Group Vice President for Europe, Africa and the Middle East; Group Vice President for McGraw-Hill Training Systems; and Executive Vice President in charge of McGraw-Hill International Book Company. In 1987, Mr. Reilly became the President of The McGraw-Hill Broadcasting Company, and during that time served on the boards of the Television Bureau of Advertising, the National Association of Broadcasters, and as Chairman of the Association for Maximum Service Television. He also served as a past Chairman of The Advertising Counsel, the world leader in public service advertising. Presently, Mr. Reilly serves on the USO Worldwide Board of Governors and is a member of the Board of Directors of the New York Society of Association Executives. He is the U.S. Chairman of the United States chapter of the Royal Society of the Arts. Mr. Reilly was also a member of the Board of Directors of iVillage Inc., a leading Internet portal specializing in women's issues, and is a member of its the Audit Committee and is Chairman of its Compensation Committee, and has recently been elected to the Board of AARP Services, Inc., a for-profit operating arm of The American Association of Retired Persons.

     WILLIAM A. ROSKIN has been a Director of our company since April 2006. Since September 2005, Mr. Roskin has served as a Senior Advisor to Viacom Inc., a diversified worldwide entertainment company. From November 2004 until September 2005, Mr. Roskin served as Executive Vice President, Human Resources and Administration of Viacom. Mr. Roskin joined Viacom in 1988 as Vice President of Human Resources and Administration and was promoted to Senior Vice President in 1992, a position he held until his November 2004 promotion. Before joining Viacom, Mr. Roskin was the Senior Vice President of Human Resources at Coleco Industries, Inc., a manufacturer and distributor of children's toys, from 1986 to 1988. Prior to that, Mr. Roskin spent ten years with Warner Communications Inc. (now known as Time Warner Inc.), a media and entertainment company, where he held several executive positions in labor relations, including Vice President of Industrial and Labor Relations. Since January 2005, Mr. Roskin has served on the board of directors of Ritz Interactive, Inc., an award winning, specialty online retailer and e-commerce provider that operates a network of websites offering high quality, branded lifestyle products. Since June 2006, Mr. Roskin has served on the board of directors of ION Media Networks, Inc. (AMEX: ION), an owner and operator of 60 broadcast television stations.

     On August 25, 2005, Richard Weden, one of our independent directors, was granted an option to acquire 100,000 shares of our common stock at an exercise price of $6.00 per share. The option was subsequently amended on April 25, 2006 to increase the exercise price thereof to $8.00 per share, and to amend the vesting schedule of the option to provide that one third of such options vest upon the consummation of our initial business combination, and the remaining two thirds vest on the first and second anniversaries of that date, provided that such individual remains a director of our company at such time. On April 25, 2006, Edward T. Reilly and William A. Roskin, two of our independent directors, were each granted an option to acquire 100,000 shares of our common stock at an exercise price of $8.00 per share, with one third vesting upon the consummation of our initial business combination, and the remaining two thirds vesting on the first and second anniversaries of that date, provided that such individual remains a director of our company at such time.

     We estimate that the fair value of these options is approximately $1,214,793 ($4.05 per share underlying such option) using a Black-Scholes option-pricing model. The fair value of the option granted to our independent director is estimated as of the date of grant using the following assumptions:
(1) expected volatility of 51.9%, (2) risk-free discount rate of 4.9%, (3) expected life of five years and (4) dividend rate is zero.


PRIOR INVOLVEMENT OF PRINCIPALS IN BLANK CHECK COMPANIES

     None of our directors, officers or their affiliates has been or currently is a principal of, or affiliated with, entities, including other "blank check" companies, engaged in business activities similar to those intended to be conducted by us.

EXECUTIVE COMPENSATION

     No executive officer has received any cash compensation for services rendered to us. Commencing on the effective date of this prospectus through the acquisition of a target business, we will pay Transmedia Corporation, an affiliate of Mr. Seslowsky, a fee of $7,500 per month for providing us with certain administrative, technology and secretarial services, as well as the use of certain limited office space located in Dallas, Texas. However, this arrangement is solely for our benefit and is not intended to provide Mr. Seslowsky compensation in lieu of a salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. No other executive officer or director has a relationship with or interest in Transmedia Corporation. Other than this $7,500 per-month administrative fee reimbursable out-of-pocket expenses payable to our officers and directors, and other than the stock options described below, no compensation of any kind, including finder's and consulting fees, will be paid to any of our existing stockholders, officers or directors, who owned our common stock prior to this offering, or to any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, our existing stockholders will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf in identifying potential target businesses and performing due diligence on suitable business combinations. Such individuals may be paid consulting, management or other fees from target businesses as a result of the business combination, with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to the stockholders. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because of the foregoing, we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

     On August 25, 2005, we issued stock options to purchase 100,000 shares of our common stock at an exercise price of $6.00 per share to Mr. Weden for services rendered to us as an independent director in connection with the formation and organization of our company and our efforts in connection with this offering, including the preparation of the registration statement of which this prospectus forms a part. The option was subsequently amended on April 25, 2006 to increase the exercise price thereof to $8.00 per share, and to modify the vesting schedule of the option to provide that one third of such options vest upon consummation of our initial business combination, and the remaining two thirds vest on the first and second anniversaries of such date, provided that such individual remains a director of our company at such time.

     On April 25, 2006, Edward T. Reilly and William A. Roskin, two of our independent directors, were each granted an option to acquire 100,000 shares of our common stock at an exercise price of $8.00 per share, with one third vesting upon the consummation of our initial business combination, and the remaining two thirds vesting on the first and second anniversaries of such date, provided that such individual remains a director of our company at such time. Such options were issued to Messrs. Reilly and Roskin for services rendered to us as independent directors in connection with this offering, including the preparation of the registration statement of which this prospectus forms a part.

     We estimate that the fair value of each of these options is approximately $1,214,793 ($4.05 per share underlying such option) using a Black-Scholes option-pricing model. The fair value of the option granted to our independent director is estimated as of the date of grant using the following assumptions: (1) expected volatility of 51.9%, (2) risk-free discount rate of 4.9%, (3) expected life of five years and (4) dividend rate is zero.


     The following table provides information as of July 31, 2006, with respect to the shares of common stock that may be issued pursuant to outstanding stock options:

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                               NUMBER OF
                                                                                          SECURITIES REMAINING
                                                                                         AVAILABLE FOR FUTURE
                                            NUMBER OF SHARES OF                             ISSUANCE UNDER
                                            COMMON STOCK TO BE                            EQUITY COMPENSATION
                                           ISSUED UPON EXERCISE     WEIGHTED-AVERAGE       PLANS (EXCLUDING
                                              OF OUTSTANDING       EXERCISE PRICE OF     SECURITIES REFLECTED
                                            OPTIONS, WARRANTS     OUTSTANDING OPTIONS,       IN THE SECOND
                                                AND RIGHTS        WARRANTS AND RIGHTS           COLUMN)
                                           --------------------   --------------------   ---------------------
Plan Category
-------------
Equity compensation plans approved
  by security holders ................            300,000                 $8.00                     -0-
Equity compensation plans not approved
  by security holders ................                 --                    --                      --
                                                  -------               -------                 -------
  Total ..............................            300,000                 $8.00                     -0-
                                                  =======               =======                 =======

CORPORATE GOVERNANCE

     DIRECTOR INDEPENDENCE

     The American Stock Exchange requires that a majority of our board must be composed of "independent directors," which is defined generally as a person other than an officer or employee of our company or its subsidiaries or any other individual having a relationship, which, in the opinion of our company's board of directors would interfere with the director's exercise of independent judgment in carrying out the responsibilities of a director. Presently, our board has determined that Richard Weden, Edward T. Reilly and William A. Roskin, representing a majority of our board of directors, meet the general independence criteria set forth in the American Stock Exchange's listing standards. Our independent directors will have regularly scheduled meetings at which only independent directors are present. Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors.

     COMMITTEES OF THE BOARD OF DIRECTORS

     In connection with the listing of the units, common stock and warrants on the American Stock Exchange, our board of directors will establish three committees, an audit committee, a compensation committee and a nominating committee, as well as adopt new corporate governance policies and procedures that comply with the requirements of the American Stock Exchange.

     AUDIT COMMITTEE. In connection with the listing of our units, common stock and warrants on the American Stock Exchange, we will be required to establish an audit committee. The audit committee will at all times be composed exclusively of "independent directors" who are "financially literate" as defined under the American Stock Exchange listing standards. The American Stock Exchange listing standards define "financially literate" as being able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement. In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual's financial sophistication.

     At the closing of this offering, our audit committee will initially be comprised of Edward T. Reilly, Richard Weden and William A. Roskin, each of whom our board has determined is an independent director who is financially literate in accordance with the American Stock Exchange listing standards. Our board of directors has also determined that Mr. Reilly qualifies as an "audit committee financial expert" as that term is defined in rules promulgated by the SEC, and Mr. Reilly will act as the chair of our audit committee.

     The audit committee will assist the board in overseeing and reviewing: (a) the integrity of our financial reports and financial information provided to the public and to governmental and regulatory agencies; (b) the adequacy of our internal accounting systems and financial controls; and (c) the annual independent audit of our financial statements, including the independent auditor's qualifications and independence. The audit committee's duties, which are specified in our Audit Committee Charter, include, but are not limited to:

     o reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommend to the board that the audited financial statements be included in our Form 10-K;

     o discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

     o discussing with management and the independent auditor the effect on our financial statements of (i) regulatory and accounting initiatives and (ii) off-balance sheet structures;

     o discussing with management major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies;

     o reviewing disclosures made to the audit committee by our chief executive officer and chief financial officer during their certification process for our Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in our internal controls;

     o verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

     o reviewing and approving all related-party transactions including analyzing the stockholder base of each target business so as to ensure that we do not consummate a business combination with an entity that is affiliated with our management;

     o inquiring and discussing with management our compliance with applicable laws and regulations;

     o pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

     o   appointing or replacing the independent auditor;

     o reviewing proxy disclosure to ensure that it is in compliance with SEC rules and regulations;

     o determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

     o establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

     COMPENSATION COMMITTEE. Our board of directors intends to establish a compensation committee which initially will be comprised of Richard Weden, Edward T. Reilly and William A. Roskin, each of whom our board has determined is an independent director in accordance with the American Stock Exchange listing standards. Mr. Roskin will act as the chair of our Compensation Committee. The compensation committee's duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

     o evaluating the performance of our named executive officers and approve their compensation;

     o preparing an annual report on executive compensation for inclusion in our proxy statement;

     o reviewing and approving compensation plans, policies and programs, considering their design and competitiveness;

     o administering and reviewing changes to our equity incentive plans pursuant to the terms of the plans; and

     o reviewing our non-employee independent director compensation levels and practices and recommending changes as appropriate.

     The compensation committee will review and approve corporate goals and objectives relevant to our Chief Executive Officer's compensation, evaluate our Chief Executive Officer's performance in light of those goals and objectives, and recommend to the board our Chief Executive Officer's compensation levels based on its evaluation.

         NOMINATING COMMITTEE. Our board of directors intends to establish a nominating committee which initially will be comprised of Richard Weden, Edward
T. Reilly and William A. Roskin, each of whom our board has determined is an independent director in accordance with the American Stock Exchange listing standards. Mr. Weden will act as the chair of our Nominating Committee. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

     The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated should be actively engaged in business endeavors, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business endeavors, be willing to devote significant time to the oversight duties of the board of directors of a public company, and be able to promote a diversity of views based on the person's education, experience and professional employment. The nominating committee evaluates each individual in the context of the board as a whole, with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business and represent shareholder interests. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

     OTHER CORPORATE GOVERNANCE MATTERS AND CODE OF ETHICS

     In connection with the listing of our securities on the American Stock Exchange, we will be required to adopt many new corporate governance practices, in addition to maintaining a majority of independent directors on our board and establishing our new board committees as described above. Such corporate governance practices include providing that all compensation payable to our Chief Executive Officer be approved by a compensation committee composed of independent directors, and requiring that any newly adopted stock option and stock compensation plans be approved by our stockholders.

     We have adopted a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

CONFLICTS OF INTEREST

     Potential investors should be aware of the following potential conflicts of interest:

     o None of our officers and directors are required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

     o In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

     o Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.

     o Our officers and directors own shares of our common stock which will be released from escrow only if a business combination is successfully completed, and will own existing stockholders' warrants that are subject to lock-up agreements restricting their sale until our initial business combination is completed (which will be worthless if a business combination is not consummated). Accordingly, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination.

     o The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, completing a business combination on a timely basis and securing the release of their stock.

     o If management negotiates their retention as a condition to any potential business combination, management may look unfavorably upon or reject a business combination with a potential target business whose owners refuse to retain members of our management post-business combination.

     With respect to potential conflicts relating to potential business combinations, in general, prior to availing themselves personally of a business opportunity, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to the subject corporation if:

     o   the corporation could financially undertake the opportunity;

     o   the opportunity is within the corporation's line of business; and

     o it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

     Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

     In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed, until the earliest of a business combination, our liquidation or such time as he ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to our company under Delaware law, subject to the pre-existing fiduciary or contractual obligations discussed above.

     In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. While a director with such a conflict may decide to recuse himself, we cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

     In connection with the vote required for our initial business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them, including any shares of common stock purchased in or following this offering, in accordance with the majority of the shares of common stock voted by the public stockholders (other than our existing stockholders). Our officers, directors and existing stockholders will not have the right to convert any shares of common stock owned by them, directly or indirectly, whether included in their initial shares or any shares of common stock purchased in or following this offering, into a pro rata share of the trust account. In addition, they have agreed to waive their respective rights to participate in any liquidating distribution with respect to their initial shares (but not with respect to any shares of common stock purchased in or following this offering).

     To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity that is affiliated with any of our existing stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view. We expect that any such opinion will be included in our proxy solicitation materials, furnished to stockholers in connection with their vote on such a business combination.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information regarding the beneficial ownership of our common stock as of August 25, 2006 on an actual basis, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals listed below purchase units in this offering), by:

     o each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

     o   each of our officers and directors; and

     o   all our officers and directors as a group.

     Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.


                                                                                        APPROXIMATE PERCENTAGE
                                                                        AMOUNT AND    OF OUTSTANDING COMMON STOCK
                                                                         NATURE OF    ---------------------------
                                                                        BENEFICIAL      BEFORE          AFTER
NAME AND ADDRESS OF BENEFICIAL OWNER                                     OWNERSHIP     OFFERING        OFFERING
------------------------------------                                    ----------    ----------     ------------
The Hearst Corporation ...............................................    270,000         12.0%           2.4%
  959 Eighth Avenue
  New York, New York 10019
  Attn: Victor F. Ganzi, President and Chief Executive Officer
Herbert A. Granath(1) ................................................    495,000         22.0%           4.4%
Harvey M. Seslowsky(1) ...............................................    495,000         22.0%           4.4%
Robert C. Clauser, Jr.(1) ............................................    495,000         22.0%           4.4%
Bruce Maggin(1) ......................................................    495,000         22.0%           4.4%
Edward T. Reilly .....................................................        -0-(2)         *              *
Richard Weden ........................................................        -0-(2)         *              *
William A. Roskin ....................................................        -0-(2)         *              *
All directors and executive officers as a group (7 individuals) ......  1,980,000         88.0%         17.60%


-------------

* Denotes less than 1%.

(1) The business address of each of such individuals is c/o Media & Entertainment Holdings, Inc., 4429 Edmondson Avenue, Dallas, Texas 75205.

(2) Does not include options to acquire an aggregate of 300,000 shares of our common stock (100,000 for each of Messrs. Reilly, Weden and Roskin) at an exercise price of $8.00 per share, with one third vesting upon the consummation of our initial business combination, and the remaining two thirds vesting on the first and second anniversaries of that date, provided that such individual remains a director of our company at such time. The address of Mr. Reilly is 1601 Broadway, New York, New York 10019. The address of Mr. Weden is 5600 NE 6th Avenue, Miami, Florida 33137. The address of Mr. Roskin is 150 East 69th Street, Apt. 20K, New York, New York 10021.

     Immediately after this offering and private placement of existing stockholders' warrants, our existing stockholders, which include all of our executive officers, collectively, will beneficially own approximately 20% of the then issued and outstanding shares of our common stock (assuming none of them purchases any units in this offering). This does not include any shares of common stock issuable upon exercise of the existing stockholders' warrants to be purchased by our existing stockholders and certain of their affiliates on a private placement basis simultaneously with the consummation of this offering, as such existing stockholders' warrants will not become exercisable within 60 days from the date of this prospectus. None of our existing stockholders, officers and directors had indicated to us that he intends to purchase our securities in this offering. Because of this ownership block held by our existing stockholders, such individuals may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

     All of the shares of our common stock outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earliest of:

     o 12 months following the date of the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business; and

     o   our liquidation.

     During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to their spouses and children or trusts established for their benefit or to affiliated companies, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock (subject to their agreement to vote all of their shares of common stock, including any shares of common stock purchased in or following this offering, in accordance with the majority of shares of common stock voted by the public stockholders, other than our existing stockholders) and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.


     We anticipate that simultaneously with the consummation of this offering, we will privately sell an aggregate of 2,400,000 warrants to our existing stockholders and one of their affiliates, Transmedia Corporation, at a price of $1.00 per warrant, for an aggregate purchase price of $2,400,000, of which $200,000 will be paid by means of a repayment of loans made to us by our officers. The net proceeds we receive from these purchases will be placed in the trust account. The privately placed existing stockholders' warrants will be identical to the warrants offered by this prospectus in many respects, however the existing stockholders' warrants may be exercisable on a cashless basis, so long as such warrants are held by our existing stockholders or their affiliates, and the existing stockholders' warrants are not redeemable by us. Furthermore, the purchasers of the existing stockholders' warrants, including all of our officers and directors, have agreed not to sell or transfer their existing stockholders' warrants (or any of the underlying shares of common stock) until 90 days after the consummation of our initial business combination. The existing stockholders' warrants purchased by the Hearst Corporation and Transmedia Corporation will be subject to the same terms and conditions as those purchased by our officers and directors.


     In addition, in connection with the vote required for our initial business combination, all of our existing stockholders, including all of our executive officers, have agreed to vote the shares of common stock owned by them, including any shares of common stock purchased in or following this offering, in accordance with the majority of the shares of common stock voted by the public stockholders (other than our existing stockholders).

     Messrs. Granath, Seslowsky, Clauser and Maggin are our "promoters," as that term is defined under the Federal securities laws.

                              CERTAIN TRANSACTIONS

     On August 25, 2005, we issued 3,750,000 shares of our common stock to the individuals set forth below for $25,000 in cash, at a purchase price of approximately $0.0067 per share, as follows:

                                    NUMBER OF
     NAME                            SHARES                          RELATIONSHIP TO US
     -----                         -----------    ----------------------------------------------------------
     Herbert A. Granath .........    937,500      Chairman of the Board and Chief Executive Officer
     Harvey M. Seslowsky ........    937,500      President, Chief Operating Officer and Director
     Robert C. Clauser, Jr. .....    937,500      Executive Vice President and Chief Financial Officer
     Bruce Maggin ...............    937,500      Executive Vice President and Secretary

     In April 2006, each of Messrs. Granath, Seslowsky, Clauser and Maggin privately transferred 1,250 shares of common stock (collectively an aggregate of 5,000 shares) to each of Richard Weden and William A. Roskin, and 2,500 shares of common stock (collectively an aggregate of 10,000 shares) to Edward T. Reilly, who along with Messrs. Weden and Roskin are our three independent directors. The private transfers were made to Messrs. Weden, Roskin and Reilly at the same price per share (approximately $0.0067) that each of Messrs. Granath, Seslowsky, Clauser and Maggin paid for their shares. The private transfers were made in consideration of the commitment of each of Messrs. Weden, Roskin and Reilly to purchase existing stockholders' warrants simultaneously with the consummation of this offering.

     In April 2006, each of Messrs. Granath, Seslowsky, Clauser and Maggin privately transferred 1,250 shares of common stock (collectively a total of 5,000 shares) to Joseph Tirinato, a former director of our company who resigned from that position in August 2005, 26,500 shares of common stock (collectively a total of 106,000 shares) to Astor Asset Management, and 625 shares of common stock (collectively a total of 2,500 shares) to each of Benjamin M. Maggin and Daniel M. Maggin, the adult children of Bruce Maggin. The private transfers were made to Mr. Tirinato, Benjamin M. Maggin and Daniel M. Maggin, none of whom is an officer or director of our company, and to Astor Asset Management, which is not otherwise affiliated with our company or any of its officers or directors, at the same price per share (approximately $0.0067) that each of Messrs. Granath, Seslowsky, Clauser and Maggin paid for their shares. The private transfers were made in order to have Mr. Tirinato, Benjamin M. Maggin, Daniel M. Maggin and Astor Asset Management become involved in the private placement of existing stockholders' warrants and in consideration of their commitment to purchase existing stockholders' warrants simultaneously with the consummation of this offering.


     In April 2006, we and our underwriters determined to revise the structure of this offering to, among other things, increase the public offering price of the units being offered hereby from $6.00 to $8.00 per unit, and modify the units such that they now consist of one share of common stock and one warrant (as opposed to one share of common stock and two warrants). Accordingly, the total number of units being offered through this prospectus was adjusted to 11,250,000 units (as opposed to 15,000,000 units) and, therefore, the total public offering price of the offering would remain $90,000,000. Moreover, we and the underwriters agreed to increase the exercise price of the warrants included in the units from $5.00 per share to $6.00 per share. In connection with our decision to revise the structure of this offering, effective April 25, 2006, each of Messrs. Granath, Seslowsky, Clauser and Maggin contributed to us, at no cost, 234,375 shares of common stock (collectively a total of 937,500 shares), effectively increasing the average purchase price to approximately $0.0089 per share. The purpose of this contribution was to maintain the equity ownership interest of the existing stockholders at 20% of the total outstanding shares of common stock after giving effect to the issuance of 11,250,000 units in the offering.


     Effective as of April 26, 2006, Astor Asset Management executed a letter agreement in which Astor agreed to rescind and void its purchase of an aggregate of 106,000 shares of our common stock from Messrs. Granath, Seslowsky, Clauser and Maggin, and to terminate Astor Asset Management's subscription agreement to purchase existing stockholders' warrants. At such time, 106,000 shares of common stock were returned from Astor Asset Management to Messrs. Granath, Seslowsky, Clauser and Maggin, pro rata.

     Effective as of April 26, 2006, each of Messrs. Weden, Roskin, Reilly, Tirinato and Benjamin M. Maggin and Daniel M. Maggin executed a letter agreement, in which they agreed to rescind and void the purchase of an aggregate of 30,000 shares of our common stock from Messrs. Granath, Seslowsky, Clauser and Maggin, and to terminate their subscription agreements to purchase existing stockholders' warrants. At such time, 30,000 shares of common stock were returned from such individuals to Messrs. Granath, Seslowsky, Clauser and Maggin, pro rata.

     In June 2006, we and our underwriters determined to reduce the total public offering price of the offering from $90,000,000 to $72,000,000. The public offering price per unit and the exercise price of the warrants were maintained at $8.00 and $6.00 per share, respectively. In connection with our decision to reduce the offering amount, effective as of June 26, 2006, each of Messrs. Granath, Seslowsky, Clauser and Maggin contributed to us, at no cost, 140,625 shares of common stock (collectively a total of 562,500 shares), effectively increasing the average purchase price to approximately $0.0111 per share. The purpose of this contribution was to maintain the equity ownership interest of the existing stockholders at 20% of the total outstanding shares of common stock after giving effect to the issuance of 9,000,000 units in the offering.

     Effective August 3, 2006, each of Messrs. Granath, Seslowsky, Clauser and Maggin privately transferred 67,500 shares of common stock (collectively a total of 270,000 shares) to the Hearst Corporation. The private transfers were made to the Hearst Corporation, which is not otherwise affiliated with our company or any of its officers or directors, at the same price per share that each of Messrs. Granath, Seslowsky, Clauser and Maggin paid for their shares. The private transfers were made in order to have the Hearst Corporation become involved in the private placement of existing stockholders' warrants and in consideration of their commitment to purchase existing stockholders' warrants simultaneously with the consummation of this offering.


     If the representatives of the underwriters determine to subsequently increase or decrease the size of this offering, a stock dividend or contribution back to capital, as applicable, would be effectuated prior to the consummation of this offering to maintain our existing stockholders' ownership percentage of the number of shares to be sold in this offering.

     We anticipate that simultaneously with the consummation of this offering, we will privately sell an aggregate of 2,400,000 warrants to our existing stockholders and one of their affiliates, Transmedia Corporation, at a price of $1.00 per warrant, for an aggregate purchase price of $2,400,000, of which $200,000 will be paid by means of a repayment of loans made to us by our officers. The net proceeds we receive from these purchases will be placed in the trust account. The privately placed existing stockholders' warrants will be identical to the warrants offered by this prospectus in many respects, however the existing stockholders' warrants may be exercisable on a cashless basis, so long as such warrants are held by our existing stockholders or their affiliates, and the existing stockholders' warrants are not redeemable by us. Furthermore, the purchasers of the existing stockholders' warrants, including all of our executive officers, have agreed not to sell or transfer their existing stockholders' warrants (or any of the underlying shares of common stock) until 90 days after the consummation of our initial business combination. The existing stockholders' warrants purchased by the Hearst Corporation and Transmedia Corporation will be subject to the same terms and conditions as those purchased by our officers and directors.


     The holders of our issued and outstanding shares of common stock and warrants on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering that we register their shares of common stock, their warrants and the shares of common stock underlying their warrants. We are only required to use our best efforts to cause a registration statement relating to the resale of such securities to be declared effective and, once effective, only to use our best efforts to maintain the effectiveness of the registration statement. The holders of warrants do not have the rights or privileges of holders of our common stock or any voting rights until such holders exercise their respective warrants and receive shares of our common stock. We will bear the expenses incurred in connection with the filing of any registration statements.

     On August 25, 2005, we issued stock options to purchase 100,000 shares of our common stock at an exercise price of $6.00 per share to Mr. Weden for services rendered to us as an independent director in connection with the formation and organization of our company and our efforts in connection with this offering, including the preparation of the registration statement of which this prospectus forms a part. The option was subsequently amended on April 25, 2006 to increase the exercise price thereof to $8.00 per share, and to modify the vesting schedule of the option to provide that one third of such options vest upon consummation of our initial business

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

combination, and the remaining two thirds vest on the first and second anniversaries of such date, provided that such individual remains a director of our company at such time.

     On April 25, 2006, Edward T. Reilly and William A. Roskin, two of our independent directors, were each granted an option to acquire 100,000 shares of our common stock at an exercise price of $8.00 per share, with one third vesting upon the consummation of our initial business combination, and the remaining two thirds vesting on the first and second anniversaries of such date, provided that such individual remains a director of our company at such time. Such options were issued to Messrs. Reilly and Roskin for services rendered to us as independent directors in connection with this offering, including the preparation of the registration statement of which this prospectus forms a part.


     We estimate that the fair value of each of these options is approximately $1,214,793 ($4.05 per share underlying such option) using a Black-Scholes option-pricing model. The fair value of the option granted to our independent director is estimated as of the date of grant using the following assumptions:
(1) expected volatility of 51.9%, (2) risk-free discount rate of 4.9%, (3) expected life of five years and (4) dividend rate is zero.


     Transmedia Corporation, an affiliate of Mr. Seslowsky, has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us certain administrative, technology and secretarial services, as well as the use of certain limited office space located in Dallas, Texas, as we may require from time to time. We have agreed to pay Transmedia Corporation $7,500 per month for these services. Mr. Seslowsky is the President of Transmedia Corporation and, as a result, will benefit from the transaction to the extent of his interest in Transmedia Corporation. However, this arrangement is solely for our benefit and is not intended to provide Mr. Seslowsky compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Dallas, Texas area, that the fee charged by Transmedia Corporation is at least as favorable as we could have obtained from an unaffiliated person.

     On August 25, 2005, Messrs. Granath, Seslowsky, Clauser and Maggin advanced a total of $100,000 to us to cover expenses related to this offering. On September 3, 2005, Transmedia Corporation, an affiliate of Mr. Seslowsky, advanced a total of $20,000 to us to cover additional expenses related to this offering. On September 26, 2005, Messrs. Granath, Clauser and Maggin advanced to us a total of $30,000 to cover additional expenses associated with this offering. On March 28, 2006, Mr. Clauser advanced to us $15,000, and on April 3, 2006, Messrs. Granath, Maggin and Transmedia Corporation advanced to us a total of $35,000 to cover additional expenses associated with this offering, including anticipated roadshow expenses. Accordingly, as of the date of this prospectus, our executive officers and certain of their affiliates have advanced to us a total of $200,000 to cover expenses related to this offering. The loans will be payable without interest on the earlier of one year (eighteen months for the August 2005 and September 2005 notes) from the date the loans were made to us or the consummation of this offering. The repayment of these loans will be effected by a reduction in the purchase price paid by such executive officers for existing stockholders' warrants.

     We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with activities on our behalf in identifying and investigating possible target businesses and business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because of the foregoing, we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

     Other than the $7,500 per-month administrative fee payable to Transmedia Corporation, reimbursable out-of-pocket expenses payable to our officers and directors and the stock options described above, no compensation or fees of any kind, including finder's and consulting fees, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates, for services rendered to us prior to or with respect to the business combination.

     All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors or their affiliates, will be on terms believed by us to be no

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

less favorable than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested "independent" directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested "independent" directors (or, if there are no "independent" directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

                            DESCRIPTION OF SECURITIES

GENERAL

     We are authorized to issue 70,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. As of the date of this prospectus, 2,250,000 shares of common stock are outstanding, held by five record holders. No shares of preferred stock are currently outstanding.

UNITS


     Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants will begin to trade separately as soon as practicable following the consummation of this offering, but in no event earlier than 90 days after the date of this prospectus unless the representatives inform us of their decision to allow earlier separate trading, provided that in no event may such securities be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. The current report on Form 8-K will be publicly available on the SEC's website at http://www.sec.gov.


COMMON STOCK

     Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for our initial business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock then owned by them, including any shares of common stock purchased in or following this offering, in accordance with the majority of the shares of common stock voted by the public stockholders (other than our existing stockholders). However, our existing stockholders will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

     We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders (but not our existing stockholders) owning less than 20% of the shares sold in this offering exercise their conversion rights discussed below. Voting against the business combination alone will not result in an election to exercise a stockholder's conversion rights. A stockholder must also affirmatively exercise such conversion rights at or prior to the time the business combination is voted upon by the stockholders.

     If a letter of intent, agreement in principle or definitive agreement for a business combination has not been executed prior to 16 months from the date of this offering, which is two months before the initial deadline for a business combination, our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and distribution and on such date file a proxy statement with the SEC seeking stockholder approval for such plan. If, however, a letter of intent, agreement in principle or definitive agreement for a business combination has been executed prior to 18 months from the date of this offering, we will abandon our plan of dissolution and distribution that had been submitted to our stockholders and will instead seek the consummation of that business combination. If, following the execution of such letter of intent, agreement in principle or definitive agreement, a proxy statement seeking the approval of our stockholders for that business combination has not been filed prior to 22 months from the date of this offering, our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and distribution, and on such date file a proxy statement with the SEC seeking stockholder approval for such plan. If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust account (including the portion of the trust account representing the deferred portion of the underwriting discount and the full amount of the representatives' non-accountable expense allowance and including the aggregate proceeds from the purchase of the existing stockholders' warrants), inclusive of any interest (net of taxes, if any, payable by us with respect to such interest), and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders, officers and directors have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination solely with respect to their initial shares. They will participate in any liquidation distribution with respect to any shares of common stock acquired in or following this offering.

     Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders, other than our existing stockholders, officers and directors, have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account (including the portion representing the underwriters' deferred fee and the deferred portion of the representatives' non-accountable expense allowance and including the aggregate proceeds from the purchase of the existing stockholders' warrants), if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock to cash retain their warrants.


PREFERRED STOCK

     Our amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.

WARRANTS


     No warrants are currently outstanding. Each warrant included as part of the units in connection with the proposed offering entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:


     o   the completion of a business combination; and

     o   one year from the date of this prospectus.

     The warrants will expire four years from the date of this prospectus at 5:00 p.m., eastern time.


     We may call the warrants for redemption, with the representatives prior consent:


     o   in whole and not in part;

     o at a price of $.01 per warrant at any time after the warrants become exercisable;

     o upon not less than 30 days' prior written notice of redemption to each warrant holder; and

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

     o if, and only if, the reported last sale price of the common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

     We have established these criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price, as well as a degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied, we may redeem the warrants regardless of the weekly trading volume of our common stock. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption, however, there can be no assurance that the price of the common stock will exceed $11.50 or the warrant exercise price after the redemption call is made.


     Since we may redeem the warrants only with the prior consent of the representatives, and the representatives may hold warrants subject to redemption, the representatives may have a conflict of interest in determining whether or not to consent to such redemption. We cannot assure you that the representatives will consent to such redemption if it is not in their best interest even if it is in our best interest.


     The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

     The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

     The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

     No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

     No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of shares of common stock to be issued to the warrant holder. In no event will we be required to net cash settle the warrants.

EXISTING STOCKHOLDERS' WARRANTS


     We anticipate that simultaneously with the consummation of this offering, we will privately sell an aggregate of 2,400,000 warrants to our existing stockholders and one of their affiliates, Transmedia Corporation, at a price of $1.00 per warrant, for an aggregate purchase price of $2,400,000, of which $200,000 will be paid by means of a repayment of loans made to us by our officers. All of the proceeds we receive from these purchases will be


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

placed in the trust account. The privately placed existing stockholders' warrants will be identical to the warrants offered by this prospectus in many respects, however the existing stockholders' warrants may be exercisable on a cashless basis, so long as such warrants are held by our existing stockholders or their affiliates, and the existing stockholders' warrants are not redeemable by us. Furthermore, the purchasers of the existing stockholders' warrants, including all of our executive officers, have agreed not to sell or transfer their existing stockholders' warrants (or any of the underlying shares of common stock) until 90 days after the consummation of our initial business combination. The existing stockholders' warrants purchased by the Hearst Corporation and Transmedia Corporation will be subject to the same terms and conditions as those purchased by our officers and directors.

     The price per share for the existing stockholders' warrants was determined based on a survey of recently completed initial public offerings of blank check companies in which management of the issuers were purchasing warrants or units simultaneously with the completion of the offering on a private placement basis.

PURCHASE OPTION


     We have agreed to sell to the representatives of the underwriters an option for $100 to purchase up to a total of 900,000 units at a per unit price of $10.00. The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the exercise price of the warrants underlying the underwriters' purchase option is $7.50 (150% of the exercise price of the warrants included in the units sold in the offering). For a more complete description of the purchase option, see the section below entitled "Underwriting--Purchase Option." In no event will we be required to net cash settle this option or the underlying warrants.


DIVIDENDS

     As prohibited by the underwriting agreement, we have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then current board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

OUR TRANSFER AGENT AND WARRANT AGENT

     The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

AMERICAN STOCK EXCHANGE LISTING

     There is presently no public market for our units, common stock or warrants. The units will be listed on the American Stock Exchange under the symbol [ ] on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, the common stock and warrants will be listed on the American Stock Exchange under the symbols [ ] and [ ], respectively.

SHARES ELIGIBLE FOR FUTURE SALE

     Immediately after this offering, we will have 11,250,000 shares of common stock outstanding, or 12,600,000 shares if the underwriters' over-allotment option is exercised in full. Of these shares, the 9,000,000 shares sold in this offering, or 10,350,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 2,250,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those will be eligible for sale under Rule 144. All of those shares have been placed in escrow and will not be transferable for a period 12 months from the date of a business combination and will only be released prior to that date except for transfers to family members and trusts for estate planning purposes and upon death, while in each case remaining subject to the escrow agreement, and will only be released prior to that date if we are forced to

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

liquidate, in which case the shares would be destroyed, or if we were to consummate a transaction after the consummation of a business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

     In addition, each of our existing stockholders has executed a letter agreement in which such existing stockholder: (i) acknowledges that the SEC has taken the position that Section 4(1) of the Securities Act and Rule 144 under the Securities Act are not available in connection with any resale or other disposition of his or its shares of common stock, warrants (and shares of common stock underlying the warrants), notwithstanding technical compliance therewith, and, therefore, such securities can only be resold or otherwise disposed of through registration under the Securities Act; and (ii) agrees that he or it shall not attempt to resell or otherwise dispose of his or its shares of common stock, warrants (and shares of common stock underlying the warrants), either at any time prior to consummation of this offering or after consummation of this offering, including, without limitation, after the expiration of the applicable lock-up in respect of such securities (i.e., 90 days after completion of our initial business combination, with respect to the warrants and the shares of common stock underlying the warrants, and 12 months after completion of our initial business combination, with respect to all other shares of common stock held by such stockholder prior to completion of this offering) without registration under the Securities Act.

     RULE 144

     In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

     o 1% of the number of shares of common stock then outstanding, which will equal 112,500 shares immediately after this offering (or 126,000 if the underwriters exercise their over-allotment option); and

     o the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

     Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

     RULE 144(K)

     Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

     SEC POSITION ON RULE 144 SALES

     The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, act as "underwriters" under the Securities Act when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

     In addition, each of our existing stockholders has executed a letter agreement in which such existing stockholder: (i) acknowledges that the SEC has taken the position that Section 4(1) of the Securities Act and Rule 144 under the Securities Act are not available in connection with any resale or other disposition of his or its shares of common stock, warrants (and shares of common stock underlying the warrants), notwithstanding technical compliance therewith, and, therefore, such securities can only be resold or otherwise disposed of through registration under the Securities Act; and (ii) agrees that he or it shall not attempt to resell or otherwise

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

dispose of his or its shares of common stock, warrants (and shares of common stock underlying the warrants), either at any time prior to consummation of this offering or after consummation of this offering, including, without limitation, after the expiration of the applicable lock-up in respect of such securities (i.e., 90 days after completion of our initial business combination, with respect to the warrants and the shares of common stock underlying the warrants, and 12 months after completion of our initial business combination, with respect to all other shares of common stock held by such stockholder prior to completion of this offering) without registration under the Securities Act.

     REGISTRATION RIGHTS

     The holders of our issued and outstanding shares of common stock and existing stockholders' warrants on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering that we register their shares of common stock, their warrants and the shares of common stock underlying their warrants. The Company is only required to use its best efforts to cause a registration statement relating to the resale of such securities to be declared effective and, once effective, only to use its best efforts to maintain the effectiveness of the registration statement. The holders of warrants do not have the rights or privileges of holders of our common stock or any voting rights until such holders exercise their respective warrants and receive shares of our common stock. We will bear the expenses incurred in connection with the filing of any registration statements. In no event will we be required to net cash settle the warrants.

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

                                  UNDERWRITING


     In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Lazard Capital Markets LLC and Ladenburg Thalmann & Co. are each acting as representative, has individually agreed to purchase on a firm commitment basis the number of units set forth opposite their respective name below:

                                  UNDERWRITERS                   NUMBER OF UNITS
                                  ------------                   ---------------
     Lazard Capital Markets LLC
     Ladenbur.g Thalmann & Co. Inc.
     Jesup & Lamont Securities Corporation
                                                                       ---------
     Total ....................................................        9,000,000
                                                                       =========


     A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

PRICING OF SECURITIES


     We have been advised by the representatives that the underwriters propose to offer the units to the public at the offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $___ per unit and the dealers may reallow a concession not in excess of $____ per unit to other dealers.

     Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and each of the representatives of the underwriters. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:


     o the history and prospects of companies whose principal business is the acquisition of other companies;

     o   prior offerings of those companies;

     o   our prospects for acquiring an operating business at attractive values;

     o   our capital structure;

     o an assessment of our management and their experience in identifying operating companies;

     o general conditions of the securities markets at the time of the offering; and

     o   other factors as were deemed relevant.

     However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

OVER-ALLOTMENT OPTION


     We have granted to the representatives of the underwriters an option, exercisable within 45 days after the date of this prospectus to purchase at the offering price, less underwriting discounts, up to an aggregate of 1,350,000 additional units solely to cover over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The representatives of the underwriters may exercise the over-allotment option if the underwriters sell more units than the total number set forth in the table above. If any units underlying the option are purchased, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.


COMMISSIONS AND DISCOUNTS


     The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by each of the representatives of the underwriters of its over-allotment option.


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


                                          PER UNIT  WITHOUT OPTION   WITH OPTION
                                          --------  --------------   -----------
Public offering price ..................    $8.00     $72,000,000    $82,800,000
Discount(1) ............................    $0.36     $ 3,240,000    $ 3,726,000
Proceeds before expenses(2) ............    $7.64     $68,760,000    $79,074,000


-----------


(1) Excludes a portion of the underwriting discount payable to the underwriters equal to 2.5% of the gross proceeds of this offering, or $1,800,000 (or $0.20 per unit), or $2,070,000 if the underwriters' over-allotment option is exercised in full, as well as the full amount of the non-accountable expense allowance payable to the representatives of the underwriters equal to 1% of the gross proceeds of this offering, or $720,000, the payment of which is being deferred and will be held in the trust account until we consummate our initial business combination or liquidate.


(2) The offering expenses are estimated at $620,000.

PURCHASE OPTION


     We have agreed to sell to the representatives of the underwriters, for $100, an option to purchase up to a total of 900,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable at $10.00 per unit, and may be exercised on a cashless basis, commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years after it becomes exercisable. The option and the 900,000 units, the 900,000 shares of common stock and the 900,000 warrants underlying such units, and the 900,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. We estimate that the value of the representatives' unit purchase option is $3,116,358 using a Black-Scholes option pricing model. The fair value of the representatives' unit purchase option is estimated as of the date of the grant using the following assumptions: (1) expected volatility of 50.3%, (2) risk-free discount rate of 5.00%, (3) contractual life of five years and (4) dividend rate is zero. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and "piggy back" rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.


REGULATORY RESTRICTIONS ON PURCHASE OF SECURITIES

     Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

     o STABILIZING TRANSACTIONS. The underwriters may make bids or purchases for the purpose of preventing or retarding a decline in the price of our units, as long as stabilizing bids do not exceed the offering price of $8.00 per unit.


     o OVER-ALLOTMENTS AND SYNDICATE COVERAGE TRANSACTIONS. The underwriters may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, each of the representatives of the underwriters may engage in syndicate covering transactions by purchasing our units in the open market. Each of the representatives may also elect to reduce any short position by exercising all or part of the over-allotment option.

     o PENALTY BIDS. Each of the representatives of the underwriters may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.


     Stabilization and syndicate covering transactions may cause the price of our securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of our securities if it discourages resales of our securities.

     Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

OTHER TERMS

     We have granted Jesup & Lamont Securities Corporation and Capitalink, L.C. the right to have its respective designees present at all meetings of our board of directors until we consummate a business combination. The designees will be entitled to the same notices and communications sent by us to our directors and to attend directors' meetings, but will not have voting rights. Neither designee has been named as of the date of this prospectus.

     Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm's length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the date of this prospectus, unless the National Association of Securities Dealers, Inc. determines that such payment would not be deemed underwriters' compensation in connection with this offering.


     Capitalink, L.C. is a registered NASD broker-dealer. Capitalink, L.C. provides companies with investment banking and advisory services in mergers and acquisitions, financial transaction analysis, fairness opinions, valuations, restructuring, raising capital, commercial bank financings and other corporate financing activities. Capitalink, L.C. has advised on the selection of our management team and has assisted the underwriters on structuring and facilitating the transaction. Capitalink, L.C. is not acting as an underwriter for this transaction. On October 18, 2006, the parent company of Ladenburg Thalmann & Co. Inc. acquired the parent company of Capitalink, L.C. Capitalink, L.C. will not receive any fees in connection with the offering. However, the former principals of Capitalink, L.C. may be allocated a portion of the fees of Ladenburg Thalmann & Co. Inc.

     Lazard Freres & Co. LLC referred this transaction to Lazard Capital Markets LLC and will receive a fee from Lazard Capital Markets LLC in connection therewith. Ronald J. Doerfler, the Senior Vice President and Chief Financial Officer of the Hearst Corporation is a director of Lazard Ltd, which is the indirect parent company of Lazard Freres & Co. LLC."


SALE TO HEARST CORPORATION

     The underwriters have reserved up to 962,500 units, or 10.7% of the units offered by this prospectus, for sale to the Hearst Corporation. The Hearst Corporation (WWW.HEARST.COM) is one of the nation's largest diversified communications companies. Its major interests span more than 175 magazines around the world, including Cosmopolitan and O, The Oprah Magazine; 12 daily newspapers, including the Houston Chronicle and San Francisco Chronicle; 28 television stations through Hearst-Argyle Television, its 71% owned subsidiary (NYSE: HTV) which reach a combined 18% of U.S. viewers; significant ownership in leading cable networks, including Lifetime, A&E, The History Channel and ESPN; as well as business media, Internet businesses, television production, newspaper features distribution and real estate.

     The number of units available for sale to the general public in this offering will be reduced to the extent that these reserved shares are purchased by the Hearst Corporation. Any reserved units not purchased by the Hearst

Corporation will be offered by certain of the underwriters to the general public on the same basis as the other units in this offering. All sales of units to the Hearst Corporation will be made at the per unit price set forth on the cover page of this prospectus. None of our officers, directors or principal stockholders or any of the officers, directors or principal stockholders of Lazard Capital Markets LLC, Ladenburg Thalmann & Co. Inc. or Jesup & Lamont Securities Corporation are affiliated or associated with the Hearst Corporation. The Hearst Corporation currently owns 270,000 shares of our common stock and has agreed to purchase 1,300,000 existing stockholders' warrants, at a price of $1.00 per warrant, on a private placement basis simultaneously with the consummation of this offering.


INDEMNIFICATION

     We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

                                  LEGAL MATTERS

     The validity of the securities offered in this prospectus are being passed upon for us by Greenberg Traurig, LLP, New York, New York. Kirkpatrick & Lockhart Nicholson Graham LLP, New York, New York, is acting as counsel for the underwriters in this offering. We have paid a retainer of $15,000 to Greenberg Traurig, LLP as of the date of this prospectus and have entered into an arrangement with Greenberg Traurig, LLP which provides that the balance of its fees in connection with this offering will be paid by us only if this offering is completed.

                                     EXPERTS


     The financial statements of Media & Entertainment Holdings, Inc. at March 31, 2006 and for the period from July 8, 2005 (date of inception) through March 31, 2006 appearing in this prospectus and in the registration statement have been included herein in reliance upon the report, which contains an explanatory paragraph relating to substantial doubt about the ability of Media & Entertainment Holdings, Inc. to continue as a going concern, of Marcum & Kliegman LLP, independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.


                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

                      MEDIA & ENTERTAINMENT HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS

Report of independent registered public accounting firm ..............................        F-2

Balance sheets as of March 31, 2006 and July 31, 2006 (unaudited) ....................        F-3

Statements of operations for the period July 8, 2005 (inception) through March
  31, 2006, April 1, 2006 through July 31, 2006 (unaudited) and July 8, 2005
  (inception) through July 31, 2006 (unaudited) ......................................        F-4

Statement of stockholders' equity (deficiency) for the period July 8, 2005
  (inception) through March 31, 2006 and April 1, 2006 through July 31, 2006
  (unaudited) ........................................................................        F-5

Statements of cash flows for the period July 8, 2005 (inception) through March
  31, 2006, April 1, 2006 through July 31, 2006 (unaudited) and July 8, 2005
  (inception) through July 31, 2006 (unaudited) ......................................        F-6

Notes to financial statements ........................................................ F-7 - F-12

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Media & Entertainment Holdings, Inc.

     We have audited the accompanying balance sheet of Media & Entertainment Holdings, Inc. (a development stage enterprise) (the "Company") as of March 31, 2006, and the related statements of operations, stockholders' equity, and cash flows for the period July 8, 2005 (inception) to March 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2006, and the results of its operations and its cash flows for the period July 8, 2005 (inception) to March 31, 2006, in conformity with U.S. generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no revenue, its business plan is dependent on completion of a financing and the Company's cash and working capital as of March 31, 2006 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Notes 1 and 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum & Kliegman LLP


Melville, NY
May 5, 2006, except for Note 4, as to which the date is August 17, 2006 and October 16, 2006 and Note 8, as to which the date is June 26, 2006

                     MEDIA AND ENTERTAINMENT HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)



                                 BALANCE SHEETS

                                                                                       MARCH 31,        JULY 31,
                                                                                         2006             2006
                                                                                      -----------      -----------
                                                                                                       (UNAUDITED)


ASSETS
Current assets -- cash ..........................................................     $    23,711      $    22,936
Deferred offering costs .........................................................         142,102          147,102
                                                                                      -----------      -----------
    Total Assets ................................................................     $   165,813      $   170,038
                                                                                      ===========      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Notes payable--Stockholders ...................................................     $   165,000      $   200,000
  Accrued expenses ..............................................................              --            8,000
                                                                                      -----------      -----------

Total Liabilities ...............................................................         165,000          208,000
                                                                                      -----------      -----------

COMMITMENTS (Note 5)

STOCKHOLDERS' EQUITY (DEFICIENCY)
  Preferred stock, $.0001 par value; authorized 1,000,000 shares; none issued....              --               --
  Common stock, $.0001 par value; authorized 70,000,000 shares; issued and outstanding 3,750,000 shares at March 31, 2006 and 3,750,000
    and 2,250,000 at July 31, 2006 ..............................................             375              375
  Additional paid-in capital ....................................................     $    56,687           93,155
  Deficit accumulated during the development stage ..............................         (56,249)        (131,342)
                                                                                      -----------      -----------
                                                                                              813          (37,812)
  Less: Cost of shares of common stock held in treasury-- -0- shares at
    March 31, 2006 and 1,500,000 shares at July 31, 2006 ........................              --             (150)
                                                                                      -----------      -----------

    Total Stockholders' Equity (Deficiency) .....................................             813          (37,962)
                                                                                      -----------      -----------

    Total Liabilities and Stockholders' Equity (Deficiency) .....................     $   165,813      $   170,038
                                                                                      ===========      ===========





   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                     MEDIA AND ENTERTAINMENT HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF OPERATIONS


                                                   FOR THE PERIOD                             FOR THE PERIOD
                                                    JULY 8, 2005                               JULY 8, 2005
                                                     (INCEPTION)        FOR THE PERIOD          (INCEPTION)
                                                       THROUGH           APRIL 1, 2006            THROUGH
                                                      MARCH 31,             THROUGH              JULY 31,
                                                        2006             JULY 31, 2006             2006
                                                   --------------       --------------        --------------
                                                                          (UNAUDITED)           (UNAUDITED)

Formation and operating costs ................      $   (56,249)          $   (75,093)          $  (131,342)
                                                    -----------           -----------           -----------

  Net loss ...................................      $   (56,249)          $   (75,093)          $  (131,342)
                                                    ===========           ===========           ===========

Weighted average shares outstanding--Basic....        3,750,000             2,830,943             3,461,761
                                                    -----------           -----------           -----------

  Net loss per share .........................      $      (.01)          $      (.03)          $      (.04)
                                                    ===========           ===========           ===========





   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                     MEDIA AND ENTERTAINMENT HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                 STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)

     FOR THE PERIOD JULY 8, 2005 (INCEPTION) THROUGH MARCH 31, 2006 AND THE
             PERIOD APRIL 1, 2006 THROUGH JULY 31, 2006 (UNAUDITED)

                                                                DEFICIT
                                                              ACCUMULATED
                             COMMON STOCK        ADDITIONAL   DURING THE         TREASURY STOCK
                       ------------------------    PAID-IN    DEVELOPMENT   -------------------------
                         SHARES       AMOUNT       CAPITAL       STAGE        SHARES        AMOUNT         TOTAL
                       -----------  -----------  -----------  -----------   -----------   -----------   -----------
Common stock
  issued at
  inception .........    3,750,000  $       375  $    24,625  $        --            --   $        --   $    25,000
Amortization of
  stock based
  compensation ......           --           --       32,062           --            --            --        32,062
Net loss ............           --           --           --      (56,249)           --            --       (56,249)
                       -----------  -----------  -----------  -----------   -----------   -----------   -----------


Balance at
  March 31, 2006.....    3,750,000          375       56,687      (56,249)           --            --           813
Treasury stock ......           --           --          150           --    (1,500,000)         (150)           --
Amortization
  of stock based
  compensation ......           --           --       36,318           --            --            --        36,318
Net loss ............           --           --           --      (75,093)           --            --       (75,093)
                       -----------  -----------  -----------  -----------   -----------   -----------   -----------

Balance at
  July 31, 2006
  (Unaudited) .......    3,750,000  $       375  $    93,155  $  (131,342)   (1,500,000)  $      (150)  $   (37,962)
                       ===========  ===========  ===========  ===========   ===========   ===========   ===========





   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                     MEDIA AND ENTERTAINMENT HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF CASH FLOWS

                                                            FOR THE PERIOD                          FOR THE PERIOD
                                                             JULY 8, 2005                            JULY 8, 2005
                                                              (INCEPTION)       FOR THE PERIOD        (INCEPTION)
                                                                THROUGH          APRIL 1, 2006          THROUGH
                                                               MARCH 31,            THROUGH            JULY 31,
                                                                 2006            JULY 31, 2006           2006
                                                            --------------      --------------      --------------
                                                                                  (UNAUDITED)         (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss ..........................................          $ (56,249)          $ (75,093)          $(131,342)
Adjustments to reconcile net loss to net cash used by
  operating activities:
  Stock based compensation ..........................             32,062              36,318              68,380
  Increase in accrued expenses ......................                 --               8,000               8,000
                                                               ---------           ---------           ---------
NET CASH (USED IN) OPERATING ACTIVITIES .............            (24,187)            (30,775)            (54,962)
                                                               ---------           ---------           ---------

CASH FLOWS FROM FINANCIAL ACTIVITIES
  Proceeds from notes payable--Stockholders .........            165,000              35,000             200,000
  Proceeds from sale of shares of common stock ......             25,000                  --              25,000
  Payments of deferred offering costs ...............           (142,102)             (5,000)           (147,102)
                                                               ---------           ---------           ---------
NET CASH PROVIDED BY FINANCIAL ACTIVITIES ...........             47,898              30,000              77,898
                                                               ---------           ---------           ---------
NET INCREASE (DECREASE) IN CASH .....................             23,711                (775)             22,936
CASH AT BEGINNING OF PERIOD .........................                 --              23,711                  --
                                                               ---------           ---------           ---------
CASH AT END OF PERIOD ...............................          $  23,711           $  22,936           $  22,936
                                                               =========           =========           =========





   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                      MEDIA & ENTERTAINMENT HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS
                                  JULY 31, 2006
         (UNAUDITED WITH RESPECT TO APRIL 1, 2006 THROUGH JULY 31, 2006)

1. ORGANIZATION, BUSINESS OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES; GOING CONCERN CONSIDERATION

     Media & Entertainment Holdings, Inc. (the "Company") was incorporated in Delaware on July 8, 2005 as a blank check company whose objective is to acquire an operating business primarily in the entertainment, media and communications industries, although the Company is not limited to any particular industry.

     At July 31, 2006, the Company had not yet commenced any operations. All activity through July 31, 2006 relates to the Company's formation and the proposed public offering described below. The Company has selected March 31 as its fiscal year-end.

     The accompanying unaudited financial statements as of July 31, 2006 and for the period from April 1, 2006 through July 31, 2006, have been prepared by the Company in accordance with accounting principles generally accepted in the United States for interim financial reporting. These interim financial statements are unaudited and, in the opinion of management, include all adjustments, consisting of normal recurring adjustments and accruals, necessary for a fair presentation of the balance sheet, statement of operations, stockholders' deficiency and cash flows for the periods presented. The results of operations for the interim period are not necessarily indicative of the results that may be expected for the full year or for any future period.


     The Company's ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering ("Proposed Offering") which is discussed in Note 2. The Company's management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a business combination with an operating business ("Business Combination"). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, over ninety four percent (94%) of the gross proceeds, will be held in a trust account ("Trust Account") and invested in U.S. government securities until the earlier of (i) the consummation of a Business Combination and (ii) liquidation of the Company. Up to an aggregate of $1,800,000 of the interest accrued on the amounts held in the Trust Account (net of taxes, if any, payable by the Company with respect to such interest) will be released to the Company in monthly installments to fund a portion of its working capital requirements. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders (but not the Initial Stockholders) owning 20% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their conversion rights, the Business Combination will not be consummated. All of the Company's stockholders prior to the Proposed Offering, including all of the officers and directors of the Company ("Initial Stockholders"), have agreed to vote all of their shares of common stock, whether acquired prior to, in or following the Proposed Offering, in accordance with the vote of the majority in interest of all other stockholders of the Company ("Public Stockholders") with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.


     If the Company does not execute a letter of intent, agreement in principle or definitive agreement for a business combination prior to 16 months from the date of the Proposed Offering, the Company's board will, prior to such date, convene, adopt and recommend to their stockholders a plan of dissolution and distribution and on such date file a proxy statement with the SEC seeking stockholder approval for such plan. If, however, a letter of intent, agreement in principle or definitive agreement for a business combination has been executed prior to 18 months from the date of the Proposed Offering, the Company will abandon its plan of dissolution and distribution that had been submitted to its stockholders and will instead seek the consummation of that business combination. If, following the execution of such letter of intent, agreement in principle or definitive agreement, a proxy statement seeking the approval of the Company's stockholders for that business combination has not been filed prior to 22 months from the date of the Proposed Offering, the Company's board will, prior to such date, convene,

                      MEDIA & ENTERTAINMENT HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                  JULY 31, 2006
         (UNAUDITED WITH RESPECT TO APRIL 1, 2006 THROUGH JULY 31, 2006)

1. ORGANIZATION, BUSINESS OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES; GOING CONCERN CONSIDERATION -- (CONTINUED)

adopt and recommend to their stockholders a plan of dissolution and distribution and on such date file a proxy statement with the SEC seeking stockholder approval for such plan. In the event there is no Business Combination within the 18 and 24-month deadlines, the Company will dissolve and distribute to its Public Stockholders, in proportion to their respective equity interests, the amount held in the Trust Account, and any remaining net assets, after the distribution of the Trust Account. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 2).

     In December 2004, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standard ("SFAS") 123R "Share Based Payment." This statement is a revision of SFAS 123, "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. SFAS 123R addresses all forms of share based payment ("SBP") awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS 123R, SBP awards will be measured at fair value on the awards' grant date, based on the estimated number of awards that are expected to vest and will be reflected as compensation expense in the financial statements. The Company has adopted Financial Accounting Statement No. 123R "Accounting for Stock-Based Compensation." The Company uses the fair value method of valuing options awarded. Upon the adoption of SFAS 123R, the Company recorded stock based compensation expense of $32,062 for the period July 8, 2005 (inception) to March 31, 2006, $36,318 for the period April 1, 2006 to July 31, 2006 (unaudited) and $68,380 for the period July 8, 2005 (inception) to July 31, 2006 (unaudited).

     Management does not believe that any recently issued, but not yet effective, accounting standards, except for SFAS 123R, if currently adopted would have a material effect on the accompanying financial statements.


     We have reclassified certain components of our stockholders' equity (deficiency) section to reflect the elimination of deferred compensation arising from unvested share-based compensation pursuant to the requirements of Staff Accounting Bulletin No. 107, regarding Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment." This deferred compensation was previously recorded as an increase to additional paid-in capital with a corresponding reduction to stockholders' equity (deficiency) for such deferred compensation. This reclassification has no effect on net income or total stockholders' equity (deficiency) as previously reported. The Company will record an increase to additional paid-in capital as the share-based payments vest.


     Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

     Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period.

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

     At March 31, 2006, the Company had $23,711 in cash and a working capital deficiency of $141,289. At July 31, 2006 (unaudited), the Company had $22,936 in cash and a working capital deficiency of $185,064. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management's plans to address this uncertainty through a Proposed Offering are discussed in Note 2. There is no assurance that the Company's plans to raise capital or to consummate a Business Combination will be successful or successful within the target business acquisition period. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern.

                      MEDIA & ENTERTAINMENT HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                  JULY 31, 2006
         (UNAUDITED WITH RESPECT TO APRIL 1, 2006 THROUGH JULY 31, 2006)

2.   PROPOSED PUBLIC OFFERING


     The original Proposed Offering called for the Company to offer for public sale up to 11,250,000 units ("Units"). The Proposed Offering now calls for the Company to offer for public sale up to 9,000,000 Units. Each Unit consists of one share of the Company's common stock, $.0001 par value (the "Common Stock"), and one Redeemable Common Stock Purchase Warrant ("Warrants"). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the completion of a business combination or one year from the effective date of the Proposed Offering and expiring four years from the effective date of the Proposed Offering. The Company may call the Warrants for redemption in whole and not in part at a price of $.01 per Warrant at any time after the Warrants become exercisable. They cannot be redeemed unless the Warrant holders receive written notice from the Company not less than 30 days prior to the redemption; and if, and only if, the reported last sale price of the common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to Warrant holders.



     In addition, the Company has agreed to sell to the representatives of the underwriter, for $100, an option to purchase up to a total of an aggregate of 900,000 units. The units issuable upon exercise of this option are identical to those offered in this Proposed Offering, except that each of the warrants underlying this option entitles the holder to purchase one share of Common Stock at a price of $7.50. This option is exercisable at $10.00 per unit commencing on the later of the consummation of a business combination and one year from the date of the prospectus and expiring five years from the date of the prospectus. The option may only be exercised or converted by the option holder.

     The Company intends to account for the fair value of the options as an expense of the public offering resulting in a charge directly to stockholders' equity. The Company estimates that the fair value of the underwriters purchase option is approximately $3,116,358 ($3.46 per unit) using a Black-Scholes option-pricing model. The fair value of the option granted to the representatives of the underwriter is estimated as of the date of grant using the following assumptions: (1) expected volatility of 50.3%, (2) risk-free discount rate of 5.00%, (3) expected life of five years and (4) dividend rate is zero.


     The volatility calculation of 50.3% is based on the five-year average volatility of a representative sample of five (5) companies that management believes are representative of the Media and Entertainment Industry (the "Sample Companies"). Because the Company does not have a trading history, the Company needed to estimate the potential volatility of its common stock price, which will depend on a number of factors which cannot be ascertained at this time. The Company referred to the five-year average volatility of the Sample Companies because management believes that the average volatility of such companies is a reasonable benchmark to use in estimating the expected volatility of the Company's common stock post-business combination. Although an expected life of five years was taken into account for purposes of assigning a fair value to the option, if the Company does not consummate a business combination within the prescribed time period and liquidates, the option would become worthless.

3.   DEFERRED OFFERING COSTS

     Offering costs consist of legal and accounting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital raised or to expense in the event that the offering is terminated.

                      MEDIA & ENTERTAINMENT HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                  JULY 31, 2006
         (UNAUDITED WITH RESPECT TO APRIL 1, 2006 THROUGH JULY 31, 2006)

4.   NOTES PAYABLE, STOCKHOLDERS

     On August 25, 2005, four of the Initial Stockholders advanced a total of $100,000 to the Company, on a non-interest bearing basis, for payment of Offering expenses on the Company's behalf. The Company issued an aggregate of $100,000 of unsecured promissory notes to the Initial Stockholders, who are also officers, effective on August 25, 2005. On August 17, 2006, effective August 25, 2006, the notes evidencing these loans were amended to extend their maturity date to January 25, 2007. On September 3, 2005, Transmedia Corporation, an affiliate of Harvey Seslowsky, one of the Initial Stockholders, advanced $20,000 to the Company as additional working capital to cover additional offering expenses. On October 16, 2006, effective September 3, 2005, the note evidencing this loan was amended to extend its maturity date to March 3, 2007. On September 26, 2005, Herbert Granath, Robert Clauser and Bruce Maggin, each of whom is a Founding Stockholder, advanced a total of $30,000 to the Company as additional working capital to cover additional expenses associated with this offering. On October 16, 2006, effective September 26, 2005, the notes evidencing these loans were amended to extend their maturity date to March 26, 2007. On March 28, 2006, Mr. Clauser, a Founding Stockholder advanced to the Company a total of $15,000 to cover additional expenses associated with this offering, including anticipated roadshow expenses. On April 3, 2006, Messrs. Granath and Maggin, each of whom is a Founding Stockholder, and Transmedia Corporation advanced to the Company a total of $35,000 to cover additional expenses associated with this offering, including anticipated roadshow expenses. The notes are non-interest bearing and are payable on the earlier of one year from the date the loan was made or the consummation of the Proposed Offering. Due to the short-term nature of the notes, the fair value of the notes approximates their carrying amount.

5.   COMMITMENTS

     Commencing on the effective date of the Proposed Offering, the Company intends to utilize certain administrative, technological and secretarial services, as well as certain limited office space provided by an affiliate of one of the Initial Stockholders. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make such services available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Proposed Offering.


     The Company has a commitment to pay a total underwriting discount of 7% of the public offering price to the underwriters at the closing of the Proposed Offering. The payment to the underwriters of 2.5% of the 7% underwriting fee and all of a $720,000 non-accountable expense reimbursement has been deferred until the Company consummates a business combination.


     The Company will also issue an option to the underwriters for $100 to purchase up to a total of 900,000 units at a price of $10.00 per unit. The units issuable upon the exercise of this option are identical to those offered in the prospectus, except that the exercise price of the Warrants underlying the underwriters' purchase option is $7.50.

     The Company entered into an arrangement with a law firm to provide professional services in connection with the Proposed Offering and formation of the Company for a fee not to exceed $300,000. Furthermore, the fee will be paid to the law firm only if the Proposed Offering is completed. Any legal fees paid in connection with the Proposed Offering will be charged as a reduction to additional paid-in-capital. As of March 31, 2006 and July 31, 2006 (unaudited), the Company incurred $15,000 for legal fees in connection with the Company formation and Proposed Offering. For the period April 1, 2006 to July 31, 2006 (unaudited) the Company incurred no legal fees.


     The Company's Initial Stockholders have committed to purchase an aggregate of 2,400,000 Warrants, at a price of $1.00 per Warrant, for an aggregate purchase price of $2,400,000, of which $200,000 will be paid by means of a

                      MEDIA & ENTERTAINMENT HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                  JULY 31, 2006
         (UNAUDITED WITH RESPECT TO APRIL 1, 2006 THROUGH JULY 31, 2006)

5.   COMMITMENTS -- (CONTINUED)

repayment of loans made to the company by its officers. These purchases will occur on a private placement basis simultaneously with the consummation of the Proposed Offering. All of the proceeds the Company receives from these purchases will be placed in the trust account. The Warrants will be identical to the Warrants being offered as part of the units in the Proposed Offering in many respects, however they may be exercisable on a cashless basis, so long as such Warrants are held by the Initial Stockholders or their affiliates, and the Warrants are not redeemable by the Company. Furthermore, the purchasers of such Warrants, including all of the Company's officers and directors, have agreed not to sell or transfer their Warrants (or any of the underlying shares of Common Stock) until 90 days after the consummation of the Company's initial business combination. The Warrants purchased by the Hearst Corporation and Transmedia Corporation will be subject to the same terms and conditions as those purchased by the Company's officers and directors.

6.   PREFERRED STOCK

     The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

7.   STOCK OPTIONS

     On August 25, 2005, the Company granted one member of the Company's Board of Directors an option to purchase up to a total of 100,000 shares of common stock at a price of $6.00 per share. This option expires on August 25, 2010.

     The Company intends to account for the fair value of this option as an expense of operations resulting in a charge directly to formation and operating costs. The Company estimates that the fair value of this option is approximately $250,131 ($2.50 per share underlying such option) using a Black-Scholes option-pricing model. The fair value of the option granted to our independent director is estimated as of the date of grant using the following assumptions:
(1) expected volatility of 59.7%, (2) risk-free interest rate of 4.08%, (3) expected life of five years and (4) dividend rate is zero.

     The volatility calculation of 59.7% is based on the five-year average volatility of the five Sample Companies. Because the Company does not have a trading history, the Company needed to estimate the potential volatility of its common stock price, which will depend on a number of factors which cannot be ascertained at this time. The Company referred to the five-year average volatility of the Sample Companies because Management believes that the average volatility of such companies is a reasonable benchmark to use in estimating the expected volatility of the Company's common stock post-business combination. Although an expected life of five years was taken into account for purposes of assigning a fair value to the option, if the Company does not consummate a business combination within the prescribed time period and liquidates, the option would become worthless.


     During the period from July 8, 2005 to March 31, 2006, the Company recorded $32,062 of amortization expense (included in Formation and Operating Expense) in connection with the 100,000 stock options noted above. On April 25, 2006, the Company modified the options to provide that the exercise price would be $8.00 per share, and to amend the vesting schedule of the option to provide that one third of such options vest upon the consummation of the Company's initial business combination, and the remaining two thirds vest on the first and second anniversaries of that date, provided that such individual remains a director of the Company at such time. The Company estimates that the modified fair value of the August 25, 2005 option is approximately $404,931 ($4.05 per share underlying such option) using a Black-Scholes option-

                      MEDIA & ENTERTAINMENT HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                  JULY 31, 2006
         (UNAUDITED WITH RESPECT TO APRIL 1, 2006 THROUGH JULY 31, 2006)

7.   STOCK OPTIONS -- (CONTINUED)


pricing model. The fair value of the option granted to our independent director is estimated as of the date of modification using the following assumptions: (1) expected volatility of 51.9%, (2) risk-free discount rate of 4.9%, (3) expected life of five years and (4) dividend rate is zero. In accordance with FAS 123R the Company will continue to amortize the cost of the stock compensation represented by the options through the original vesting period, August 2008. The amortization of the stock compensation was $36,318 and $68,380 for the period from April 1, 2006 through July 31, 2006 (unaudited) and the period from July 8, 2005 (inception) through July 31, 2006 (unaudited), respectively.

     On April 25, 2006, the Company granted two additional members of the Company's Board of Directors options to acquire 100,000 shares each of the Company's common stock at an exercise price of $8.00 per share, with one third vesting upon the consummation of the Company's initial business combination, and the remaining two thirds vesting on the first and second anniversaries of that date, provided that such individual remains a director of the Company at such time. The Company intends to account for the fair value of these options as an expense of operations beginning upon the first vesting period upon consummation of the Company's initial business combination resulting in a charge directly to formation and operating costs. The Company estimates that the fair value of these options is approximately $809,862 ($4.05 per share underlying such option) using a Black-Scholes option-pricing model. The fair value of the option granted to our independent director is estimated as of the date of grant using the following assumptions: (1) expected volatility of 51.9%, (2) risk-free discount rate of 4.9%, (3) expected life of five years and (4) dividend rate is zero.


     The volatility calculation of 51.9% is based on the five-year average volatility of the five Sample Companies. Because the Company does not have a trading history, the Company needed to estimate the potential volatility of its common stock price, which will depend on a number of factors which cannot be ascertained at this time. The Company referred to the five-year average volatility of the Sample Companies because Management believes that the average volatility of such companies is a reasonable benchmark to use in estimating the expected volatility of the Company's common stock post-business combination. Although an expected life of five years was taken into account for purposes of assigning a fair value to the option, if the Company does not consummate a business combination within the prescribed time period and liquidates, the option would become worthless.

8.   SUBSEQUENT EVENTS

     In connection with the Company's decision to revise the structure of the Proposed Offering, effective April 25, 2006, each of Messrs. Granath, Seslowsky, Clauser and Maggin contributed to the Company, at no cost, 234,375 shares of common stock (collectively a total of 937,500 shares), effectively increasing the average purchase price to approximately $0.0089 per share. The purpose of this contribution was to maintain the equity ownership interest of the Initial Stockholders at 20% of the total outstanding shares of common stock after giving effect to the issuance of 11,250,000 units in the original Proposed Offering.

     In connection with the Company's decision to reduce the amount of the Proposed Offering, effective as of June 26, 2006, each of Messrs. Granath, Seslowsky, Clauser and Maggin contributed to the Company, at no cost, 140,625 shares of common stock (collectively a total of 562,500 shares), effectively increasing the average purchase price to approximately $0.0111 per share. The purpose of this contribution was to maintain the equity ownership interest of the existing stockholders at 20% of the total outstanding shares of common stock after giving effect to the issuance of 9,000,000 units in the Proposed Offering.

================================================================================

Until _________________, 2006, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.



                             ----------------------



                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Prospectus Summary .......................................................     1
Summary Financial Data ...................................................    12
Risk Factors .............................................................    13
Use of Proceeds ..........................................................    27
Dilution .................................................................    32
Capitalization ...........................................................    33
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations ..........................................................    34
Proposed Business ........................................................    37
Management ...............................................................    50
Principal Stockholders ...................................................    58
Certain Transactions .....................................................    60
Description of Securities ................................................    63
Underwriting .............................................................    69
Legal Matters ............................................................    72
Experts ..................................................................    72
Where You Can Find Additional Information ................................    72
Index to Financial Statements ............................................   F-1

================================================================================

================================================================================





                                   $72,000,000



                              MEDIA & ENTERTAINMENT
                                 HOLDINGS, INC.




                                 9,000,000 UNITS







--------------------------------------------------------------------------------

                                   PROSPECTUS

--------------------------------------------------------------------------------




                             LAZARD CAPITAL MARKETS



                          LADENBURG THALMANN & CO. INC.



                            JESUP & LAMONT SECURITIES
                                   CORPORATION


                               _________ __, 2006


================================================================================

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:


     Initial Trustees' fee .....................................   $ 1,000.00(1)
     SEC Registration Fee ......................................    34,250.70
     NASD filing fee ...........................................    29,600.01
     American Stock Exchange filing fee ........................    70,000.00
     Accounting fees and expenses ..............................    70,000.00
     Printing and engraving expenses ...........................    50,000.00
     Director & Officer liability insurance premiums ...........   300,000.00(2)
     Legal fees and expenses ...................................   300,000.00
     Blue sky services and expenses ............................    35,000.00
     Miscellaneous .............................................    31,150.00(3)
                                                                  -----------
      Total ....................................................  $921,000.71


------------

(1) In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant's common stock, $2,400 for acting as warrant agent for the registrant's warrants and $1,800 for acting as escrow agent.

(2) This amount represents the approximate amount of director and officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates a business combination.

(3) This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Our amended and restated certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

     Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

     "Section 145. Indemnification of officers, directors, employees and agents; insurance.

     (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     Paragraph B of Article Eighth of our amended and restated certificate of incorporation provides:

     "The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby."

     Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriter and the Underwriter has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     (a) During the past three years, we sold the following shares of common stock without registration under the Securities Act:

NAME                                                            NUMBER OF SHARES
----                                                            ----------------
Herbert A. Granath ..........................................        937,500
Harvey M. Seslowsky .........................................        937,500
Robert C. Clauser, Jr. ......................................        937,500
Bruce Maggin ................................................        937,500

     Such shares were issued on August 25, 2005 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, accredited, wealthy individuals. The shares issued to the individuals and entities above were sold for an aggregate offering price of $25,000 at a purchase price of approximately $0.0067 per share. No underwriting discounts or commissions were paid with respect to such sales.

     On August 25, 2005, Richard Weden, one of our independent directors, was granted an option to acquire 100,000 shares of our common stock at an exercise price of $6.00 per share. The option was subsequently amended on April 25, 2006 to increase the exercise price thereof to $8.00 per share, and to amend the vesting schedule of the option to provide that one third of such options vest upon the consummation of our initial business combination, and the remaining two thirds vest on the first and second anniversaries of that date, provided that such individual remains a director of our company at such time.

     On April 25, 2006, Edward T. Reilly and William A. Roskin, two of our independent directors, were each granted an option to acquire 100,000 shares of our common stock at an exercise price of $8.00 per share, with one third vesting upon the consummation of our initial business combination, and the remaining two thirds vesting on the first and second anniversaries of that date, provided that such individual remains a director of our company at such time.

     The foregoing options were granted to Messrs. Weden, Reilly and Roskin for services to us as independent directors in connection with the formation and organization of our company and our efforts in connection with this offering, including the preparation of the registration statement. The offer and issuance of the options to purchase shares of our common stock to these individuals were effected in reliance on the exemption for offers and sales under certain compensatory benefit plans (or written compensation contract) as set forth in Rule 701 promulgated under the Securities Act, based on the following: (a) the offer and issuance was made under a written compensation contract; (b) each such individual was a director at the time of the issuance of the option; (c) we were not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, at the time of issuance of the option; (d) the aggregate sale price, calculated in accordance with Rule 701, of the options issued in reliance on Rule 701 during any 12-month period did not exceed $1.0 million; (e) each such individual was provided with certain disclosure materials and all other information requested with respect to our company, including a copy of the written compensation contract; (f) each such individual acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (g) the governing option agreement requires that, unless otherwise permitted by law, a legend be placed on the certificates representing each such equity security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

     In April 2006, each of Messrs. Granath, Seslowsky, Clauser and Maggin privately transferred 1,250 shares of common stock (collectively an aggregate of 5,000 shares) to each of Richard Weden and William A. Roskin, and 2,500 shares of common stock (collectively an aggregate of 10,000 shares) to Edward T. Reilly, who along with Messrs. Weden and Roskin are our three independent directors. The private transfers were made to Messrs. Weden, Roskin and Reilly at the same price per share (approximately $0.0067) that each of Messrs. Granath, Seslowsky, Clauser and Maggin paid for their shares. The private transfers were made in consideration of the commitment of each of Messrs. Weden, Roskin and Reilly to purchase existing stockholders' warrants simultaneously with the consummation of this offering.

     In April 2006, each of Messrs. Granath, Seslowsky, Clauser and Maggin privately transferred 1,250 shares of common stock (collectively a total of 5,000 shares) to Joseph Tirinato, a former director of our company who resigned from that position in 2005, 26,500 shares of common stock (collectively a total of 106,000 shares) to Astor Asset Management, and 625 shares of common stock (collectively a total of 2,500 shares) to each of Benjamin M. Maggin and Daniel
M. Maggin, the adult children of Bruce Maggin. The private transfers were made to Mr. Tirinato, Benjamin M. Maggin and Daniel M. Maggin, none of whom is an officer or director of our company, and to Astor Asset Management, which is not otherwise affiliated with our company or any of its officers or directors, at the same price per share (approximately $0.0067) that each of Messrs. Granath, Seslowsky, Clauser and Maggin paid for their shares. The private transfers were made in order to have Mr. Tirinato, Benjamin M. Maggin, Daniel M. Maggin and Astor Asset Management become involved in the private placement of existing stockholders' warrants and in consideration of their commitment to purchase existing stockholders' warrants simultaneously with the consummation of this offering.

     Effective as of April 26, 2006, Astor Asset Management executed a letter agreement in which Astor agreed to rescind and void its purchase of an aggregate of 106,000 shares of our common stock from Messrs. Granath, Seslowsky, Clauser and Maggin, and to terminate Astor Asset Management's subscription agreement to purchase existing stockholders' warrants. At such time, 106,000 shares of common stock were returned from Astor Asset Management to Messrs. Granath, Seslowsky, Clauser and Maggin, pro rata.

     Effective as of April 26, 2006, each of Messrs. Weden, Roskin, Reilly, Tirinato and Benjamin M. Maggin and Daniel M. Maggin executed a letter agreement, in which they agreed to rescind and void the purchase of an aggregate of 30,000 shares of our common stock from Messrs. Granath, Seslowsky, Clauser and Maggin, and to terminate their subscription agreements to purchase existing stockholders' warrants. At such time, 30,000 shares of common stock were returned from such individuals to Messrs. Granath, Seslowsky, Clauser and Maggin, pro rata.

     Effective as of August 3, 2006, each of Messrs. Granath, Seslowsky, Clauser and Maggin privately transferred 67,500 shares of common stock (collectively a total of 270,000 shares) to the Hearst Corporation. The private transfers were made to the Hearst Corporation, which is not otherwise affiliated with our company or any of its officers or directors, at the same price per share that each of Messrs. Granath, Seslowsky, Clauser and Maggin paid for their shares. The private transfers were made in order to have the Hearst Corporation become involved in the private placement of existing stockholders' warrants and in consideration of their commitment to purchase existing stockholders' warrants simultaneously with the consummation of this offering.

     The foregoing transfers were made in reliance upon the exemption from the registration requirements of the Securities Act pursuant to the so-called
Section 4(1-1/2) exemption. All of the foregoing transfers were made by persons or entities other than our company or any underwriter or dealer and not involving any public offering. The transfers were made between accredited and sophisticated individuals or entities with no consideration being received by us and no underwriting discounts or commissions being paid with respect to such transfers. Furthermore, each transferee acknowledged that it was acquiring the shares for its account for investment purposes only and that it had no present intention of selling or otherwise disposing of the shares in violation of the securities laws of the United States.

     In addition, each of our existing stockholders has executed a letter agreement in which such existing stockholder: (i) acknowledges that the SEC has taken the position that Section 4(1) of the Securities Act and Rule 144 under the Securities Act are not available in connection with any resale or other disposition of his or its shares of common stock, warrants (and shares of common stock underlying the warrants), notwithstanding technical compliance therewith, and, therefore, such securities can only be resold or otherwise disposed of through registration under the Securities Act; and (ii) agrees that he or it shall not attempt to resell or otherwise dispose of his or its shares of common stock, warrants (and shares of common stock underlying the warrants), either at any time prior to consummation of this offering or after consummation of this offering, including, without limitation, after the expiration of the applicable lock-up in respect of such securities (i.e., 90 days after completion of our initial business combination, with respect to the warrants and the shares of common stock underlying the warrants, and 12 months after completion of our initial business combination, with respect to all other shares of common stock held by such stockholder prior to completion of this offering) without registration under the Securities Act.

     Effective April 25, 2006, each of Messrs. Granath, Seslowsky, Clauser and Maggin contributed to us, at no cost, 234,375 shares of common stock (collectively a total of 937,500 shares), effectively increasing the average purchase price to approximately $0.0089 per share. The purpose of this contribution was to maintain the equity ownership interest of the existing stockholders at 20% of the total outstanding shares of common stock after giving effect to the issuance of 11,250,000 units in the offering.

     Effective as of June 26, 2006, each of Messrs. Granath, Seslowsky, Clauser and Maggin contributed to us, at no cost, 140,625 shares of common stock (collectively a total of 562,500 shares), effectively increasing the average purchase price to approximately $0.0111 per share. The purpose of this contribution was to maintain the equity ownership interest of the existing stockholders at 20% of the total outstanding shares of common stock after giving effect to the issuance of 9,000,000 units in the offering.


     We anticipate that simultaneously with the consummation of this offering, we will privately sell an aggregate of 2,400,000 warrants, at a price of $1.00 per warrant, for an aggregate purchase price of $2,400,000, to Messrs. Granath, Seslowsky, Clauser, Bruce Maggin, Transmedia Corporation and the Hearst Corporation. All of the proceeds we receive from these purchases will be placed in the trust account. The privately placed existing stockholders' warrants will be identical to the warrants offered by this prospectus in many respects, however the existing stockholders' warrants may be exercisable on a cashless basis, so long as such warrants are held by our existing stockholders or their affiliates, and the existing stockholders' warrants are not redeemable by us. Furthermore, the purchasers of the existing stockholders' warrants, including all of our executive officers, have agreed not to sell or transfer their existing stockholders' warrants (or any of the underlying shares of common stock) until 90 days after the consummation of our initial business combination. The existing stockholders' warrants purchased by the Hearst Corporation and Transmedia Corporation will be subject to the same terms and conditions as those purchased by our officers and directors.


     It is contemplated that the above-referenced private placement of existing stockholders' warrants will be consummated simultaneously with the consummation of this offering pursuant to the exemption from the registration requirements of the Securities Act contained in Section 4(2) of the Securities Act. Each of the purchasers of such warrants is an existing stockholder of the company and has represented to the company (i) that it has been advised that the existing stockholders' warrants have not been registered under the Securities Act; (ii) that it is acquiring the existing stockholders' warrants for its account for investment purposes only; (iii) that it has no present intention of selling or otherwise disposing of the existing stockholders' warrants (or any of the underlying shares of common stock) in violation of the securities laws of the United States; (iv) that it is an "accredited investor" as defined by Rule 501 of Regulation D promulgated under the Securities Act; and (v) that it is familiar with the proposed business, management, financial condition and affairs of our company.

     We believe that, under the analysis set forth by the staff of the SEC in Black Box Inc. (June 26, 1990), the private placement of existing stockholders' warrants should not be integrated with the public offering of units. In Black Box, the staff expressed its policy position that a registered offering that would otherwise be integrated with an unregistered offering will not be so integrated if the unregistered offering was made only to (1) persons who would be qualified institutional buyers for purposes of Rule 144A and (2) no more than two or three large institutional accredited investors. The staff has subsequently elaborated on its policy position by indicating that it would not raise an objection if, in the context of a blank check company offering similar to this offering, the unregistered securities offering also included a blank check company's existing officers and directors. Because the existing stockholders' warrants will only be purchased by our four existing executive officers and one of their affiliates, and by the Hearst Corporation, a large institutional accredited investor (within the meaning of Rule 501 under the Securities Act), we therefore believe that the offering of the existing stockholders' warrants should not be integrated with the public offering of units.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a)      The following exhibits are filed as part of this Registration
Statement:

 EXHIBIT NO.  DESCRIPTION
 -----------  ------------------------------------------------------------------


     1.1      Form of Underwriting Agreement.**

     1.2      Form of Selected Dealers Agreement.**


     3.1      Amended and Restated Certificate of Incorporation.*

     3.2      By-laws.*


     4.1      Specimen Unit Certificate.**


     4.2      Specimen Common Stock Certificate.*

     4.3      Specimen Warrant Certificate.**


     4.4 Form of Unit Purchase Option to be granted to the Co-Representatives.**

     4.5 Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.**

     5.1      Opinion of Greenberg Traurig, LLP.**

     10.1 Letter Agreement, dated April 25, 2006, among the Registrant, the Co-Representatives, and Herbert A. Granath.**

     10.2 Letter Agreement, dated April 25, 2006, among the Registrant, the Co-Representatives, and Harvey M. Seslowsky.**

     10.3 Letter Agreement, dated April 25, 2006, among the Registrant, the Co-Representatives, and Robert C. Clauser, Jr.**

     10.4 Letter Agreement, dated April 25, 2006, among the Registrant, the Co-Representatives, and Bruce Maggin.**


     10.5 Amended and Restated Promissory Note, dated August 25, 2006, issued to Herbert A. Granath.*

     10.6 Amended and Restated Promissory Note, dated August 25, 2006, issued to Harvey M. Seslowsky.*

     10.7 Amended and Restated Promissory Note, dated August 25, 2006, issued to Robert C. Clauser, Jr.*

     10.8 Amended and Restated Promissory Note, dated August 25, 2006, issued to Bruce Maggin.*


     10.9 Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.**

     10.10 Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.**

     10.11 Form of Letter Agreement between Transmedia Corporation and Registrant regarding administrative support.*

     10.12 Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.*

     10.13 Stock Option Agreement, dated August 25, 2005, between Richard Weden and the Registrant.*

     10.15 Promissory Note, dated September 3, 2005, issued to Transmedia Corporation.*

     10.16 Promissory Note, dated September 26, 2005, issued to Herbert A. Granath.*

     10.17 Promissory Note, dated September 26, 2005, issued to Robert C. Clauser, Jr.*

     10.18    Promissory Note, dated September 26, 2005, issued to Bruce
              Maggin.**

     10.19 Promissory Note, dated March 28, 2006, issued to Robert C. Clauser, Jr.**

     10.20    Promissory Note, dated April 3, 2006, issued to Bruce Maggin.**

     10.21    Promissory Note, dated April 3, 2006, issued to Herbert A.
              Granath.**

     10.22 Amendment to Stock Option Agreement, dated April 25, 2006, between Richard Weden and the Registrant.*

     10.23 Stock Option Agreement, dated April 25, 2006, between Edward T. Reilly and the Registrant.*

     10.24 Stock Option Agreement, dated April 25, 2006, between William A. Roskin and the Registrant.*

     10.25 Letter Agreement, dated as of August 3, 2006, among the Registrant, the Co-Representatives, and the Hearst Corporation.**

     10.26 Amended and Restated Subscription Agreement, dated April 25, 2006, among the Registrant and Herbert A. Granath.**

     10.27 Amended and Restated Subscription Agreement, dated April 25, 2006, among the Registrant and Harvey M. Seslowsky.**

     10.28 Subscription Agreement, dated April 25, 2006, among the Registrant and Transmedia Corporation.**

     10.29 Amended and Restated Subscription Agreement, dated April 25, 2006, among the Registrant and Robert C. Clauser, Jr.**

     10.30 Amended and Restated Subscription Agreement, dated April 25, 2006, among the Registrant and Bruce Maggin.**

     10.31 Subscription Agreement, dated as of August 3, 2006, among the Registrant and the Hearst Corporation.*

     10.32 Letter Agreement, dated as of August 3, 2006, among the Registrant and Herbert A. Granath, Harvey M. Seslowsky, Robert C. Clauser, Jr., Bruce Maggin, Richard M. Weden, Edward T. Reilly, William A. Roskin, Transmedia Corporation, the Hearst Corporation, Lazard Capital Markets LLC and Ladenburg Thalmann & Co. Inc.**

     10.33 Letter Agreement, dated as of August 3, 2006, among the Registrant and Herbert A. Granath, Harvey M. Seslowsky, Robert C. Clauser, Jr., Bruce Maggin, Transmedia Corporation, the Hearst Corporation, Lazard Capital Markets LLC and Ladenburg Thalmann & Co. Inc.**

     14.1     Code of Ethics.*

     23.1     Consent of Marcum & Kliegman, LLP.**

     23.2     Consent of Greenberg Traurig, LLP (included in Exhibit 5.1).*

     24       Power of Attorney.*

     99.1     Audit Committee Charter.*

     99.2     Compensation Committee Charter.*

     99.3     Nominating Committee Charter.*

------------

*   Previously filed.

**  Filed herewith.

+   To be filed by amendment.

ITEM 17. UNDERTAKINGS.

     (a)      The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                       (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

                       (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                       (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                       (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     (b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d)      The undersigned registrant hereby undertakes that:

              (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

              (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 9th day of November, 2006.


                           MEDIA & ENTERTAINMENT HOLDINGS, INC.

                           By: /s/ Herbert A. Granath
                               ------------------------------
                               Herbert A. Granath
                               Chairman of the Board and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           NAME                                         POSITION                                  DATE
         --------                                      ----------                               ---------

/s/ Herbert A. Granath                   Chairman of the Board and                          November 9, 2006
-------------------------                Chief Executive Officer
Herbert A. Granath                       (Principal Executive Officer)

/s/ Harvey M. Seslowsky                  President, Chief Operating Officer                 November 9, 2006
-------------------------                and Director
Harvey M. Seslowsky

/s/ Robert C. Clauser                    Executive Vice President and                       November 9, 2006
-------------------------                Chief Financial Officer
Robert C. Clauser, Jr.                   (Principal Financial and Accounting Officer)

*                                        Executive Vice President and                       November 9, 2006
-------------------------                Secretary
Bruce Maggin

*                                        Director                                           November 9, 2006
-------------------------
Richard Weden

     *                                   Director                                           November 9, 2006
-------------------------
Edward T. Reilly

*                                        Director                                           November 9, 2006
-------------------------
William A. Roskin

* By: Harvey M. Seslowsky
      ----------------------
      Attorney-in-Fact

                                  EXHIBIT INDEX

 EXHIBIT NO.  DESCRIPTION
 -----------  ------------------------------------------------------------------


     1.1      Form of Underwriting Agreement.**

     1.2      Form of Selected Dealers Agreement.**


     3.1      Amended and Restated Certificate of Incorporation.*

     3.2      By-laws.*


     4.1      Specimen Unit Certificate.**


     4.2      Specimen Common Stock Certificate.*

     4.3      Specimen Warrant Certificate.**


     4.4 Form of Unit Purchase Option to be granted to the Co-Representatives.**

     4.5 Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.**

     5.1      Opinion of Greenberg Traurig, LLP.**

     10.1 Letter Agreement, dated April 25, 2006, among the Registrant, the Co-Representatives, and Herbert A. Granath.**

     10.2 Letter Agreement, dated April 25, 2006, among the Registrant, the Co-Representatives, and Harvey M. Seslowsky.**

     10.3 Letter Agreement, dated April 25, 2006, among the Registrant, the Co-Representatives, and Robert C. Clauser, Jr.**

     10.4 Letter Agreement, dated April 25, 2006, among the Registrant, the Co-Representatives, and Bruce Maggin.**


     10.5 Amended and Restated Promissory Note, dated August 25, 2006, issued to Herbert A. Granath.*

     10.6 Amended and Restated Promissory Note, dated August 25, 2006, issued to Harvey M. Seslowsky.*

     10.7 Amended and Restated Promissory Note, dated August 25, 2006, issued to Robert C. Clauser, Jr.*

     10.8 Amended and Restated Promissory Note, dated August 25, 2006, issued to Bruce Maggin.*


     10.9 Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.**

     10.10 Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.**

     10.11 Form of Letter Agreement between Transmedia Corporation and Registrant regarding administrative support.*

     10.12 Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.*

     10.13 Stock Option Agreement, dated August 25, 2005, between Richard Weden and the Registrant.*

     10.15 Promissory Note, dated September 3, 2005, issued to Transmedia Corporation.*

     10.16 Promissory Note, dated September 26, 2005, issued to Herbert A. Granath.*

     10.17 Promissory Note, dated September 26, 2005, issued to Robert C. Clauser, Jr.*

     10.18    Promissory Note, dated September 26, 2005, issued to Bruce
              Maggin.*

     10.19 Promissory Note, dated March 28, 2006, issued to Robert C. Clauser, Jr.**

     10.20    Promissory Note, dated April 3, 2006, issued to Bruce Maggin.**

     10.21    Promissory Note, dated April 3, 2006, issued to Herbert A.
              Granath.**

     10.22 Amendment to Stock Option Agreement, dated April 25, 2006, between Richard Weden and the Registrant.*

     10.23 Stock Option Agreement, dated April 25, 2006, between Edward T. Reilly and the Registrant.*

     10.24 Stock Option Agreement, dated April 25, 2006, between William A. Roskin and the Registrant.*

     10.25 Letter Agreement, dated as of August 3, 2006, among the Registrant, the Co-Representatives, and The Hearst Corporation.**

     10.26 Amended and Restated Subscription Agreement, dated April 25, 2006, among the Registrant and Herbert A. Granath.**

     10.27 Amended and Restated Subscription Agreement, dated April 25, 2006, among the Registrant and Harvey M. Seslowsky.**

     10.28 Subscription Agreement, dated April 25, 2006, among the Registrant and Transmedia Corporation.**

     10.29 Amended and Restated Subscription Agreement, dated April 25, 2006, among the Registrant and Robert C. Clauser, Jr..**

     10.30 Amended and Restated Subscription Agreement, dated April 25, 2006, among the Registrant and Bruce Maggin.**

     10.31 Subscription Agreement, dated as of August 3, 2006, among the Registrant and the Hearst Corporation.*

     10.32 Letter Agreement, dated as of August 3, 2006, among the Registrant and Herbert A. Granath, Harvey M. Seslowsky, Robert C. Clauser, Jr., Bruce Maggin, Richard M. Weden, Edward T. Reilly, William A. Roskin, Transmedia Corporation, the Hearst Corporation, Lazard Capital Markets LLC and Ladenburg Thalmann & Co. Inc.**

     10.33 Letter Agreement, dated as of August 3, 2006, among the Registrant and Herbert A. Granath, Harvey M. Seslowsky, Robert C. Clauser, Jr., Bruce Maggin, Transmedia Corporation, the Hearst Corporation, Lazard Capital Markets LLC and Ladenburg Thalmann & Co. Inc.**

     14.1     Code of Ethics.*

     23.1     Consent of Marcum & Kliegman, LLP.**


     23.2     Consent of Greenberg Traurig, LLP (included in Exhibit 5.1). **

     24       Power of Attorney.*

     99.1     Audit Committee Charter.*

     99.2     Compensation Committee Charter.*

     99.3     Nominating Committee Charter.*

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 *  Previously filed.

**  Filed herewith.

+   To be filed by amendment.

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